As filed with the Securities and Exchange Commission December 17, 2004
                                                     Registration No. 333-117903
================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------




                                    FORM SB-2/A-3

                    AMENDMENT NO. 3 TO REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------



                             PROUROCARE MEDICAL INC.
                             -----------------------
                 (Name of small business issuer in its charter)


              Nevada                               3841                       20-1212923
      (State or jurisdiction           (Primary Standard Industrial        (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)       Identification No.)


                         One Carlson Parkway, Suite 124
                            Plymouth, Minnesota 55447
                                 (952) 476-9093
              (Address and telephone number of principal executive
                    offices and principal place of business)

Mr. Michael P. Grossman, Chief Executive Officer                          With copies to:
            ProUroCare Medical Inc.                                    William M. Mower, Esq.
         One Carlson Parkway, Suite 124                               Paul D. Chestovich, Esq.
            Plymouth, Minnesota 55447                            Maslon Edelman Borman & Brand, LLP
            Telephone: (952) 476-9093                             90 South 7th Street, Suite 3300
            Facsimile: (952) 476-9340                               Minneapolis, Minnesota 55402
(Name, address and telephone number of agent for service)            Telephone: (612) 672-8200
                                                                       Facsimile: (612) 672-8397

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is preliminary and not complete and may be changed. Securities included in the registration statement of which this prospectus is a part may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 2004





                                   PROSPECTUS


                             PROUROCARE MEDICAL INC.


                        13,928,493 shares of common stock


         The selling stockholders identified on pages 28-36 of this prospectus are offering on a resale basis a total of 13,928,493 shares of our common stock, including 1,581,877 shares issuable upon exercise of outstanding warrants. We will not receive any proceeds from the sale of shares sold by the selling stockholders.



         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "PRRC." December 13, 2004, the last sales price for our common stock as reported on the OTC Bulletin Board was $2.10.




                        ________________________________

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR MORE INFORMATION, SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                        ________________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ____________, 2004

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................4

NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................8

MANAGEMENT'S PLAN OF OPERATION.................................................9

DESCRIPTION OF BUSINESS.......................................................11

MANAGEMENT....................................................................18

EXECUTIVE COMPENSATION........................................................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................26

USE OF PROCEEDS...............................................................28

SELLING STOCKHOLDERS..........................................................28

PLAN OF DISTRIBUTION..........................................................35

DESCRIPTION OF CAPITAL STOCK..................................................38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES..................................................38

WHERE YOU CAN FIND MORE INFORMATION...........................................38

VALIDITY OF COMMON STOCK......................................................39

EXPERTS.......................................................................39

CHANGES IN CERTIFYING ACCOUNTANT..............................................39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

         This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the "SEC"). The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC's website or offices indicated under the section of this prospectus entitled "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                               PROSPECTUS SUMMARY

         This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read. All references in this prospectus to "ProUroCare," "we," "us," "our" or "our company" refer to ProUroCare Medical Inc. and our consolidated subsidiaries. References to "ProUroCare Inc." or "PUC" refer to ProUroCare Inc., our wholly owned subsidiary.

OUR COMPANY

         The Company (formerly known as Global Internet Communications, Inc.) was formed on February 26, 2003 as a Nevada corporation. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co."), and ProUroCare Inc., a privately held Minnesota corporation ("PUC"), Acquisition Co. merged with and into PUC, with PUC remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. The Company entered into the Merger to acquire the business of PUC.


         The terms of the Merger, including the exchange ratios, were the result of negotiations between the management of the Company and ProUroCare Inc., with the final exchange ratio of three shares of the Company's common stock to be issued for one share of ProUroCare Inc. common stock resulting from the agreement that Company stockholders would own approximately 15% of the Company after the Merger, and after giving effect to the closing of the Company's private placement of at least 1,500,000 shares of common stock (discussed below).Effective upon the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. Simultaneously, the former shareholders of PUC common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger. Holders of 300,000 shares of PUC common stock dissented from the Merger, and their shares were redeemed by PUC for $750,000. This redemption transaction resulted in PUC shareholders receiving, in the aggregate, a smaller percentage of Company common stock outstanding after the Merger. As a result of the Merger, PUC is now a wholly owned operating subsidiary of the Company, and PUC's business is the Company's sole business enterprise. On April 26, 2004, the Company changed its name to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol on the Over-The-Counter Bulletin Board changed to "PRRC."


         We are engaged in the business of developing and marketing innovative products for the detection and treatment of male urologic prostate disease. PUC was initially founded as a Minnesota corporation by shareholders of Clinical
Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. At that time, PUC acquired certain assets from Clinical Network and CS Medical and licensed the rights associated with minimally invasive microwave therapy developed to treat prostate disease. In January 2002, PUC purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate imaging system and related patented technology. Prior to the Profile transaction, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") allowing the user to monitor microwave therapy changes to tissue in real time. PUC has continued to pursue the development of the technologies licensed from Clinical Network, CS Medical, Profile and RPI, and has internally developed technology for which a patent application has been filed.



         The Company's diagnostic product (the ProUroScan) is being developed under two research and development agreements with Artann Laboratories. In late November 2004, the Company took delivery of two working, pre-clinical ProUroScan systems developed by Artann. The systems are currently being analyzed, and during the first quarter of 2005 will be refined for use in the clinical studies needed for FDA approval. The Company's proposed therapeutic products consist of imaging and focused-beam microwave technologies which may be used together. The Company believes the focused-beam microwave technology will allow a treating physician to direct treatment in a much narrower and more selective pattern. The imaging component of the proposed product will complement the microwave technology by creating a thermal image of the prostate, thereby allowing urologists to observe real-time migration of heat through the prostate during treatment and adjust the amount of energy applied in order to protect the urethral tissue and adjacent organs. Development on the therapeutic products is expected to begin in early 2005, subject to the successful completion of current negotiations for a joint development agreement with an established thermal therapy company.



         The Company is a development-stage company, and as such has not recorded any revenue since inception, and has recorded losses of $612,533, $3,613,003, and $1,632,457 in 2001, 2002 and 2003, respectively.

         Our executive offices are located at One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447 and our telephone number is (952) 476-9093. Our Internet site is www.prourocare.com.

Risk Factors

         An investment in shares of our common stock involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 4 of this prospectus.

THE OFFERING

   Common stock offered (1) ...............................    13,928,493 shares

   Common stock outstanding before the offering (2) .......    13,988,057 shares

   Common stock outstanding after the offering (3) ........    15,569,934 shares

   Common stock OTCBB trading symbol ......................    PRRC

----------------
(1) Includes: (a) 12,346,616 shares of our outstanding common stock, of which 2,205,000 shares were issued in connection with a private placement, as more fully discussed below, 9,603,003 shares were issued in connection with the Merger, as more fully discussed below, 38,613 shares were issued in satisfaction of Company liabilities, and 500,000 shares were outstanding prior to the Merger; and (b) 1,581,877 shares of our common stock issuable upon exercise of outstanding warrants.



(2) Based on the number of shares outstanding as of December 14, 2004, but not including 1,485,000 shares of common stock issuable upon exercise of outstanding options to purchase our common stock or the shares issuable upon exercise of outstanding warrants to purchase our common stock (as disclosed under clause (b) of footnote (1) above).



(3) Assumes the issuance of all shares of common stock offered hereby that are issuable upon exercise of warrants.

         Private Placement. In connection with and as a condition to the closing of the Merger, the Company engaged in a private-placement offering of common stock pursuant to an exemption from the registration requirements of the Securities Act (the "Private Placement"). In the Private Placement, the Company offered a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Section 4(2) and Rule 506 promulgated under the Securities Act. Shares of common stock issued and issuable in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing of the Private Placement occurred on April 5, 2004 (the same day as the closing of the Merger), at which time the Company had received and accepted subscriptions for 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. Since the date of the initial closing, the Company has received and accepted subscriptions for an additional 220,000 shares of common stock at $2.00 per share. As of the date of the filing of the registration statement of which this prospectus is a part, the Private Placement has ended. In total, the Company has issued and sold 2,205,000 shares of common stock, raising an aggregate of $4.41 million in gross proceeds.

         As part of the Private Placement, the Company agreed to prepare and file a registration statement covering the resale of all of the shares of common stock purchased and sold in the Private Placement with the United States Securities and Exchange Commission (the "SEC") within 120 days of the initial closing of the Private Placement and the closing of the Merger. The Company further agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective after its filing. This prospectus is a part of the registration statement which the Company was obligated, under the terms of the Private Placement, to prepare and file with the SEC.

         Merger. Upon the Merger, all 3,501,001 shares of PUC common stock that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. This cancellation and issuance caused PUC to become a wholly owned subsidiary of the Company. In exchange for the cancellation of their PUC common shares, the former PUC shareholders received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger, in a private placement pursuant to
Section 4(2) of the Securities Act. Simultaneously, the legal existence of Acquisition Co. ceased.

         As part of the Merger Agreement, the Company agreed to prepare and file a registration statement covering the resale of all of the shares of Company common stock issued in the Merger with the SEC within 120 days of the closing of the Merger. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the SEC under the terms of the Merger Agreement.

                                  RISK FACTORS

         The purchase of shares of the Company's common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, in making an investment decision with respect to the Company's securities, investors should carefully consider all material risk factors, including the following risk factors, as well as other information set forth herein, specifically including the control of the Company by its current directors and officers.

AS A DEVELOPMENT-STAGE COMPANY, WE HAVE NO OPERATING HISTORY AND OUR BUSINESS PLAN HAS NOT BEEN TESTED. WE ANTICIPATE INCURRING FUTURE LOSSES.

         The Company, conducting business through ProUroCare Inc. (sometimes referred to hereinafter as "we"), is a development-stage company. We have yet to commence active operations or manufacture or sell any products associated with the proprietary urology-based imaging and therapeutic technologies that we intend to market. We have no prior operating history from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues or achieving profitability. To date, we have generated no revenue and are proposing to enter the highly competitive urology-imaging and therapeutic industries. There can be no assurance that our plans for developing and marketing our urology-based products will be successful, or that we will ever attain significant sales or profitability. We anticipate that we will incur losses in the near future.

OUR PRODUCTS HAVE NOT BEEN, AND MAY NEVER BE, FULLY DEVELOPED.


         We have developed and manufactured two working ProUroScan systems for testing, clinical study, and demonstration purposes. Previously we had developed and manufactured two working prototypes and key components of a third ProUroScan system to prove the feasibility of the device and to provide a means to test and develop future systems. Nevertheless, we have not generated any revenues from the sale of the ProUroScan(TM) nor have we manufactured any ProUroScan(TM) in commercial quantities. The completion of the development of proposed products remains subject to all the risks associated with the development and manufacture of new products based on innovative technologies, including unanticipated technical or other problems, failures to meet FDA requirements or performance objectives, and the possible insufficiency of the funds allocated for the completion of such development, which could result in a change in the design, delay in the development, or abandonment of such applications and products. Consequently, there can be no assurance that our products will be successfully developed or manufactured. Of course, our failure to complete the development of products will have materially adverse effect on our business.


EVEN IF FINALLY DEVELOPED, OUR PRODUCTS MAY NOT BE COMMERCIALLY VIABLE.

         Even if we are able to successfully develop our products, we may not be able to manufacture such products in commercial quantities and at prices that will be commercially viable. Further, there is risk that our products may not prove to be as effective as currently available medical products. The inability to successfully complete development of a product or application or a determination by us, for financial, technical or other reasons not to complete development of any product or application, particularly in instances in which we have made sufficient capital expenditures could have a materially adverse affect on our business.

EVEN IF SUCCESSFULLY DEVELOPED, OUR PRODUCTS MAY NOT BE ACCEPTED BY THE MARKETPLACE.

         Our products, even if successfully developed, will be competing against existing treatments and competing products in the healthcare marketplace. There can be no assurance that the market will accept these products.

WE WILL DEPEND UPON OTHERS FOR THE MANUFACTURING OF OUR PRODUCTS, WHICH WILL SUBJECT OUR BUSINESS TO THE RISK THAT WE WILL BE UNABLE TO FULLY CONTROL THE SUPPLY OF OUR PRODUCTS TO THE MARKET.

         Our ability to develop, manufacture and successfully commercialize our proposed products depends upon our ability to enter into and maintain contractual and collaborative arrangements with others. We do not intend to manufacture any of our proposed products. In this regard, we intend to retain contract manufacturers. There can be no assurance that such manufacturers will be able to supply our products in the required quantities, at appropriate quality levels or at acceptable costs. We may be adversely affected by any difficulties encountered by such third-party manufacturers that result in product defects, production delays or the inability to fulfill orders on a timely basis. If a manufacturer cannot meet our quality standards and delivery requirements in a cost-efficient manner, we would likely suffer interruptions of delivery while we arrange for alternative manufacturing sources. Any extended disruption in the delivery of products could result in our inability to satisfy customer demand for our products. Consequently, our inability to obtain alternative sources on a timely basis may have a material adverse effect on our business and results of operations.

OUR RELIANCE ON THIRD-PARTY MANUFACTURERS AND OTHER THIRD PARTIES IN OTHER ASPECTS OF OUR BUSINESS WILL REDUCE ANY PROFITS WE MAY EARN FROM OUR PRODUCTS, AND MAY NEGATIVELY AFFECT FUTURE PRODUCT DEVELOPMENT.

         As noted above, we currently intend to market and commercialize products manufactured by others, and in connection therewith we will likely be required to enter into manufacturing, licensing and distribution arrangements with third parties. These arrangements will likely reduce our product profit margins. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others, including medical-device and pharmaceutical companies, and research institutions. These collaborative agreements may require us to pay license fees, make milestone payments, pay royalties and/or grant rights, including marketing rights, to one or more parties. Any such arrangement will reduce our profits. Moreover, these arrangements may contain covenants restricting our product development or business efforts in the future.

WE MAY NOT BE ABLE TO ENTER INTO MANUFACTURING AGREEMENTS OR OTHER COLLABORATIVE AGREEMENTS ON TERMS ACCEPTABLE TO US, IF AT ALL, WHICH FAILURE WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         We cannot be sure that we will be able to enter into manufacturing or other collaborative arrangements with third parties on terms acceptable to us, if at all. If we fail to establish such arrangements when and as necessary, we could be required to undertake these activities at our own expense, which would significantly increase our capital requirements and may delay the development, manufacture and commercialization of our products. If we could not find ways of addressing these capital requirements, we would likely be forced to sell or abandon our business.

WE WILL NEED ADDITIONAL FINANCING IN THE FUTURE AND ANY SUCH FINANCING WILL LIKELY BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.


         We will require additional sources of financing before we can generate revenues needed to sustain operations. In particular, management believes that the Company's current cash is sufficient to fully finance its operations at current and planned levels only through February 2005. Such additional financing could be sought from a number of sources, including further sales of equity or debt securities or loans from banks or other financial institutions. No committed sources of capital, such as bank lines of credit, currently exist. Furthermore, no assurance can be given that we will be able to sell any such securities, or obtain additional financing, on terms and conditions acceptable or favorable to us, or at all, when needed. Any additional equity or equity-linked financing would be dilutive to shareholders, and additional debt financing, if available, may involve restrictive covenants.

         The Company intends to manage its expenses and payments to preserve cash until additional financing can be arranged. Specifically, such cash management actions could include deferring compensation, delaying payments to suppliers, eliminating non-essential office expenses, and delaying development programs. Management believes that with these measures operations may continue for one or two additional months. If we are forced to slow our development programs, or put them on hold, it could delay our market entry.


THE COMPANY MATERIALLY RELIES ON CONSULTANTS AND CONTRACTORS, SOME OF WHOM HAVE BEEN PARTIALLY OR WHOLLY PAID THROUGH ISSUANCES OF COMMON STOCK DILUTIVE TO OUR SHAREHOLDERS.

         The Company (in combination with PUC) has incurred consulting fees equal to an aggregate of $747,086 between January 1 and October 31, 2004, which represents a material expenditure in relation to our total operating costs. Of this amount, $255,028 was incurred for business brokerage services rendered in connection with the Merger; $312,414 was incurred for research and development activities; $73,675 was incurred for management and accounting services; $40,590 was incurred for market research services; $41,695 was incurred for manufacturing and engineering services; $15,000 for medical advisory services; and $8,684 was incurred for services rendered in connection with regulatory matters. Furthermore, $217,277 of this amount was paid through the issuance of securities, including $114,914 by the issuance of warrants to purchase 100,000 shares of the Company's common stock, and $102,363 by the issuance of 550,000 shares of common stock. The Company also paid $88,882 of accrued financing charges by issuing 44,441 shares of common stock to a contractor. In addition to the above expenses, the Company (in combination with PUC) issued warrants to purchase an aggregate of 300,000 shares of common stock to a consultant for business brokerage services rendered in connection with the Merger.

         The Company expects to continue to materially rely on consultants and contractors to perform a significant amount of research and development, pre-manufacturing, and marketing activities. Expenses for these activities are anticipated to be approximately $1.0 to 1.2 million during the next twelve months. The Company currently has no plans or commitments (other than the Artann warrants discussed below) to issue securities in partial satisfaction of such expenses, but may nonetheless choose to do so in the future. Any such issuance could be dilutive to shareholders.


         Under the terms of a research and development agreement with Artann Laboratories, Inc., the Company is committed to issue warrants for up to an additional 200,000 shares of common stock over the next two years at $2.00 per share or current market price, whichever is lower.



THE RESALE OF SHARES COVERED BY THIS REGISTRATION STATEMENT COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK IN THE PUBLIC MARKET, AND THEREBY NEGATIVELY AFFECT THE COMPANY'S ABILITY TO RAISE ADDITIONAL EQUITY CAPITAL.

         The sale, or availability for sale, of common stock in the public market pursuant to this registration statement may adversely affect the prevailing market price of our common stock and may impair the Company's ability to raise additional capital by the sale of its equity securities. Once effective, this registration statement will register the resale of a significant number of shares of our common stock. In fact, the registration statement will make publicly available for resale an additional 13,928,493 shares of our common stock, assuming the issuance of all shares of common stock issuable upon exercise of warrants. This figure represents nearly 90% of all shares of our common stock available in the public market after the effectiveness of this registration statement.



         As of December 14, 2004, we had outstanding approximately 13,988,057 shares of our common stock outstanding, of which only approximately 1,600,000 shares were available for sale. When the registration statement that includes this prospectus is declared effective, all 13,928,493 of the shares being offered hereby (which figure includes 1,581,877 shares of common stock issuable upon exercise of outstanding warrants) will be available for sale. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants or warrants to third parties. Sales of a substantial number of shares of our common stock in the public market pursuant to this offering, and afterwards, could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there is a such a large number of shares registered hereunder, selling stockholders will continue to offer shares covered by this registration statement for a significant period of time, the precise duration of which we cannot predict. Accordingly, the adverse market and price pressures resulting from this offering may continue for an extended period of time.



THE   COMMERCIALIZATION  OF  OUR  PRODUCTS  MAY  BE  SIGNIFICANTLY   DELAYED  BY
GOVERNMENTAL REGULATION.

         The proposed products we intend to develop, assemble and market are subject to regulations by the United States Food and Drug Association (the "FDA"), and by comparable agencies in certain states and various foreign countries. The process of complying with the requirements of the FDA, related agencies, and other state and foreign agencies can be costly and time consuming. Although we have secured the assistance of regulatory consultants to help direct our regulatory compliance and filings, no assurances can be given that such filings will be acceptable to the FDA or other regulatory bodies.

Further, even if acceptable, we may encounter significant delays which will materially and adversely affect our business plan.

WE ARE HIGHLY DEPENDENT ON THE SERVICES PROVIDED BY CERTAIN KEY PERSONNEL.

         We are highly and materially dependent upon the services of our executive officers and other key personnel, including Maurice R. Taylor II, Michael P. Grossman, and Richard Thon. We have not obtained "key-man" life insurance insuring the lives of any of these persons. If the services of any of these persons become unavailable to us, for any reason, our business could be adversely affected.


OUR OFFICERS AND DIRECTORS POSSESS SUBSTANTIAL VOTING POWER WITH RESPECT TO OUR COMMON STOCK, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.


         Our officers and directors collectively possess beneficial ownership of 4,180,370 shares of our common stock, which represents approximately 28.9% of the voting power of our common stock. This represents a significant portion of the voting power of the Company's shareholders. As a result, our directors and officers will have the ability to substantially (but not wholly) control our management and affairs through the election and removal of our entire board of directors, and all other matters requiring shareholder approval, including the future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our shareholders. As a result, the return on an investment in our common stock through the market price of our common stock or ultimate sale of our business could be adversely affected.


WE LICENSE FROM THIRD PARTIES, AND DO NOT OWN OR CONTROL, CERTAIN INTELLECTUAL PROPERTY CRITICAL TO OUR PRODUCTS.

         We have exclusively licensed from third parties intellectual properties covered by patents and patent applications. Although we have been advised by patent counsel that such licensed technologies have received protection in proposed major market areas, no assurance can be given that such protections will be properly maintained by the parties controlling such intellectual properties. The intellectual properties licensed from third parties includes technology that is critical to our proposed products. If the parties controlling such intellectual property do not properly maintain or defend such intellectual property, we may not be able to maintain the technological (and thereby competitive) edge we believe we possess. Any such loss of intellectual-property protections would likely have a materially adverse effect on the Company and its business.

IF WE LOSE OUR RIGHT TO LICENSE FROM THIRD PARTIES CERTAIN CRITICAL INTELLECTUAL PROPERTIES, OUR ENTIRE BUSINESS WOULD BE IN JEOPARDY.

         The agreements pursuant to which we license critical intellectual properties are not irrevocable. If we should lose our right to license and use any technology covered by our licenses, such loss would have a materially adverse effect on the Company and its business. In such a case, the viability of the Company's business would be in question. Our only alternatives would be to find existing and non-infringing technology to replace that lost (if any exists), or develop new technology ourselves. The pursuit of any such alternative would likely cause significant delay in the development and introduction of our proposed products.

THE PROTECTIONS FOR THE INTELLECTUAL PROPERTY WE OWN AND LICENSE FROM OTHER PARTIES MAY BE SUCCESSFULLY CHALLENGED BY THIRD PARTIES.

         We own and, as noted above, license from third parties various intellectual properties. No assurance can be given that any intellectual-property claims will not be successfully challenged by third parties. Any challenge to our intellectual property, regardless of merit, would likely involve costly litigation which would materially and adversely affect the Company. Moreover, if a challenge were successful, it is possible that the viability of the Company's business would be in question. If a successful challenge were made to intellectual property that is critical to our proposed products, the pursuit of any such alternative would likely cause significant delay in the development and introduction of such products.

RAPID TECHNOLOGICAL CHANGE IN OUR COMPETITIVE MARKETPLACE MAY RENDER OUR PROPOSED PRODUCTS OBSOLETE OR DIMINISH OUR ABILITY TO COMPETE.

         The urologic-products markets are extremely competitive and subject to rapid technological advances. The discovery of new technologies and advances in the application of such technologies to the medical marketplace in general, and the market for urologic products in particular, may render our products obsolete or non-competitive. Any such changes and advances could force us to abandon our currently proposed products, which would have a material and adverse effect on the Company and its business.

WE MAY NOT BE ABLE TO COMPETE AGAINST COMPANIES WITH GREATER RESOURCES THAN US.

         The urology-imaging and therapeutic businesses and the healthcare business in general, are extremely competitive. We have experienced, and expect to continue experiencing, significant competition in the marketplace. Although we believe we may have a proprietary niche in the prostate-imaging and prostate-therapeutic marketplaces, many factors beyond our control, including government regulation, will likely encourage new competitors. In particular, several large companies will compete with us in the prostate-imaging and prostate-therapeutic business. Many of the companies that will be in direct competition with us have significantly greater resources, more personnel and longer operating histories than we do. Therefore, no assurance can be given that we will be able to successfully compete with these, or any other companies in the marketplace, if at all.

OUR  FAILURE  TO  RECEIVE  THIRD-PARTY   REIMBURSEMENT  WILL  LIKELY  RESULT  IN
DIMINISHED MARKETABILITY OF OUR PRODUCTS.


         The Company does not currently receive reimbursement from any party for the use of Company products because there are no products fully developed and used in the marketplace and we have taken no steps to receive approval for reimbursement for the use of any of our proposed products. Nevertheless, we are working to formulate the appropriate approach to obtaining government and third-party reimbursement for the use of our products. ProUroCare expects that the use of its ProUroScan product will be eligible for reimbursement utilizing existing CPT codes. In addition, and as explained below, we believe that our therapeutic products will be used in procedures eligible for reimbursement as well, without negatively affecting reimbursement for such procedures. The success of our future medical-device products will materially depend on the ability of medical-service providers to obtain third-party reimbursement from private insurance sources, Medicaid, Medicare and various foreign governments when using our products. It may be difficult to predict the timing and outcome of reimbursement decisions. Importantly, there are no assurances that such reimbursement will ever be obtained.


         Each procedure performed by a physician is assigned a specific "Current Procedural Terminology" (CPT) code. When a procedure is performed, the physician must use the CPT code when billing third-party payers such as insurance companies or the government. The amount of reimbursement the physician receives depends on the relative value assigned to the procedure by the third-party payer via the CPT coding. When a new product or procedure is introduced, it must be submitted to the American Medical Association's (AMA) CPT Editorial Panel, who determines if an existing code should be used, or if a new code should be issued. However, before reaching the Editorial Panel, it must first be screened by the CPT Advisory Committee and the appropriate national medical specialty society seated in the AMA House of Delegates (for prostate-related procedures, this is the American Urology Association, or AUA). The process of obtaining a new CPT code can take from one to three years.


      In the case of the ProUroScan diagnostic product, we will approach the AUA and request that our procedure initially be covered under the same reimbursement code under which the digital rectal exam is covered, which is currently reimbursed as part of what is referred to as Evaluation and Management (E&M). The E&M procedure is reimbursed at various price ranges depending on the time spent with the doctor ($35-$162 per visit). We may determine that it would be advantageous for us to seek our own CPT code for the procedure. There is no assurance that we will be successful in obtaining a unique CPT code for use of the ProUroScan.



         The Company's therapeutic products are anticipated to be "add-on" enhancements to existing thermal therapy systems. These existing systems are used in procedures that already have designated CPT codes. The use of our add-on enhancements is not expected to alter the established CPT codes for such procedures or otherwise affect reimbursement for such procedures. We anticipate that these products will be sold to established thermal therapy companies and not directly to the medical service provider. Because the thermal therapy procedures utilizing the equipment provided by these established companies already have designated CPT codes, neither the reimbursement for such procedures nor the Company's future revenues are not directly related to or dependent upon the establishment of new CPT codes. Nevertheless, if reimbursement allowance under the existing CPT codes were reduced for applicable thermal therapy procedures, such reduction may adversely affect our ability to sell therapeutic products at a reasonable price.

OUR COMMON STOCK IS ILLIQUID AND MAY BE DIFFICULT TO SELL.

         Trading of our common stock is conducted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board." This has an adverse effect on the liquidity of our common stock, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in analyst and the media coverage of our Company. This may result in lower prices for our common stock than might otherwise be obtained, and could also result in a larger spread between the bid and asked prices for our common stock.


THERE IS CURRENTLY LITTLE TRADING VOLUME IN OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK.


         Since the Merger, there has been very little trading activity in our common stock. Over the past three months, the average daily trading volume (as reported by BigCharts.com and Yahoo Finance) has been less than 5,000 shares. The relatively small trading volume will likely make it difficult for our shareholders to sell their shares as and when they choose. Furthermore, small trading volumes generally depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

BECAUSE IT IS A "PENNY STOCK," YOU MAY HAVE DIFFICULTY SELLING SHARES OF OUR COMMON STOCK.

         Our common stock is a "penny stock" and is therefore subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this Rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC.

         The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate. Under applicable regulations, our common stock will generally remain a "penny stock" until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting any of the thresholds in the foreseeable future.

THE COMPANY'S ABILITY TO USE OPERATING LOSS CARRYFORWARDS FROM PROUROCARE INC. MAY BE LIMITED BY FUTURE CHANGES IN EQUITY OWNERSHIP.

         ProUroCare Inc. generated federal and state net operating losses of approximately $2.9 million which, if not used, will begin to expire in 2021. The change in the ownership of ProUroCare Inc. pursuant to the Merger and Private Placement was approximately 31%, which is less than the 50% threshold established under IRS rules that trigger limitations on the ability to use these loss carryforwards. However, future changes in ownership of ProUroCare Medical Inc. in the 36-month period following the Merger, if any, would be combined with the change in ownership pursuant to the Merger and Private Placement in determining if the 50% threshold is exceeded, and thus such changes could limit our ability to use these net operating loss carryforwards. The sale of shares registered under this prospectus will not affect the Company's right to use these net operating loss carryforwards. As discussed elsewhere in this prospectus, the Company does anticipate a need for additional financing in the near future. Any significant equity-based financing could have the effect of limiting the Company's use of these tax benefits.



OUR BUSINESS AND PRODUCTS SUBJECT US TO THE RISK OF PRODUCT-LIABILITY CLAIMS.

         The manufacture and sale of medical products and the conduct of clinical trials using new technology involve the risk of product-liability claims. There can be no assurance that our insurance coverage limits will be adequate to protect us from any liabilities which we might incur in connection with the clinical trials or the commercialization of any of our products. Product-liability insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product-liability claim or series of claims brought against us in excess of our insurance coverage would have a materially adverse effect on our business, financial condition and results of operations. In addition, any claims, even if not ultimately successful, could adversely affect the marketplace's acceptance of our products.

WE HAVE NEVER PAID DIVIDENDS, AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the "Risk Factors" section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

                         MANAGEMENT'S PLAN OF OPERATION

         The  accompanying  Plan of Operation should be read in conjunction with
the  audited  financial  statements,   and  notes  thereto,   included  in  this
prospectus.

PLAN OF OPERATION


         Assets; Property Acquisitions and Dispositions. ProUroCare's primary assets are cash and intellectual-property rights, which are the foundation for the Company's proposed product offerings. At this time, the Company does not anticipate purchasing or selling any significant equipment or other assets in the near term. Neither does the Company anticipate any significant changes in its number of employees (except as noted below). In connection with and as a condition to the closing of the Merger, the Company engaged in the Private Placement (as defined on page 2 above). In the Private Placement, the Company issued and sold an aggregate of 2,205,000 shares of common stock at $2.00 per share pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. The initial closing of the Private Placement occurred on April 5, 2004 (the same day as the closing of the Merger). The Company raised an aggregate of $4.2 million in the Private Placement, after payment of all associated legal, accounting and other offering and Merger expenses. Subject to change in the Company's discretion, the Company intends to apply the proceeds of the Private Placement substantially as follows:

 Satisfaction of liabilities                    $  630,000
 Product development                             1,200,000
 Repayment of Line of Credit                     1,000,000
 Sales and marketing efforts                       220,000
 General working capital                           400,000
 Purchase of shares of dissenting                  750,000
   shareholders                                 ----------
                                                $4,200,000


         As of  the  date  of  this  registration  statement,  the  Company  has
completed  the   above-referenced   purchase  of  shares  held  by  shareholders
dissenting from the Merger.


         Initial  Product  Offerings.  ProUroCare's  first  product  will be the
ProUroScan(TM), which is designed as a unique diagnostic-imaging system that will allow a physician to accurately display and chart a digital rectal examination for disease screening, diagnosis and nodule detection. We have been working closely with our development partners, Artann Laboratories and Minnetronix, who are both experienced and knowledgeable in the development of medical devices. In late November 2004, we took delivery of two working, pre-clinical ProUroScan systems from Artann Laboratories. Based on our development partner's judgment of the current status of the development projects and the estimated amount of work remaining to be done, we anticipate that these prototypes can be refined and made ready for clinical trials during the first quarter of 2005. We met with the FDA in late 2002, and provided them with an overview of the ProUroScan and our initial thoughts on the clinical protocol to be employed. Based on their informal guidance provided during the meeting, we have developed a clearly defined plan for our clinical trials. After completing the required clinical trials and upon advice from our regulatory consultant, we intend to file a 510(k) application with the FDA for approval of the ProUroScan. We estimate that clinical studies should take approximately 45-60 days to complete. Assuming that the results of clinical trials pose no unanticipated problems, we expect, based on advice from our regulatory consultant, to have our 510(k) application approved within 90-180 days after its filing.



         ProUroCare has also licensed rights to technology that offers significant enhancements to existing microwave thermal therapy for treatment of benign prostate hyperplasia ("BPH"). The Company intends to use this technology to develop a means for urologists to observe and direct the application of heat to diseased portions of the prostate during thermal therapy procedures. A more complete discussion of the Company's initial product offerings can be found under the caption "Initial Product Offerings" in the "Description of Business" section of this prospectus.

         Current Operations and Expenses. The Company currently employs only its three executive officers, and conducts its research and development, market research, regulatory function, and all other business operations through the use of a variety of consultants and medical-device development contractors. Management believes that using consultants and contractors to perform these functions is more cost effective than hiring full-time employees, and affords the Company flexibility in directing its resources toward specific and changing goals during its development stage. As the Company prepares for the market launch of its ProUroScan(TM) product, we do expect to add two to three employees within the next 12 months.

         The Company incurs ongoing expenses that are directly related to being a public company, including professional audit and legal fees, financial printing, press releases, and transfer agent fees. The Company's facilities consist of a month-to-month rental of approximately 2,200 square feet in an office that it shares with another company. Other expenses incurred include travel, insurance, telephone, supplies, and other miscellaneous expenses.

         The Company anticipates that it will spend approximately $1.1 million in marketing and administrative expenses over the next 12 months, including approximately $825,000 in compensation, benefits, and payroll taxes.



         Three and Nine Months Ended September 30, 2004 vs. 2003. For the three and nine-month periods ended September 30, 2004, the Company recorded general and administrative costs of $402,509 and $876,373 compared with general and administrative costs of $342,620 and $1,005,391 in the three and nine-month periods ended September 30, 2003. Employee compensation costs (salary, payroll taxes, and benefits) for the three-month period ended September 30, 2004 were approximately $91,000, compared to $197,000 in the prior year period. For the nine-month period ended September 30, 2004, employee compensation costs were approximately $247,000 compared to $610,000 in the prior year period. In both periods, the compensation expense decrease resulted from no bonus accruals being recorded in 2004, and from the departure of a part-time employee in the fourth quarter of 2003. These decreases were offset by increased professional fees related to SEC reporting, the settlement with Profile, L.L.C, and legal proceedings concerning the separation of employment of a former officer of PUC. Fees for these professional services were approximately $59,000 and $135,000 for the three and nine-month periods ending September 30, 2004 compared to $22,000 and $66,000 for the year earlier periods. Further offsetting the decreases were the recording of a $75,000 contingent expense related to the separation-of-employment legal proceeding in the three-month period ended September 30, 2004, and new expenses of approximately $34,000 and $54,000 in the three and nine-month periods ended September 30, 2004 related to becoming a public company upon completion of the Merger.

         The Company recorded stock-based compensation expenses of approximately $74,000 and $150,000 for the three and nine-month periods ended September 30, 2004, compared to approximately $37,000 and $117,000 for the comparable 2003 periods. The increases are attributable to new option issuances to the Company's Chief Executive and Chief Financial Officers upon their hiring in February and July, respectively.

         Throughout 2003 and until July 21, 2004, the Company's Chief Financial Officer provided his services on a part-time consulting basis. Consulting fees related to these services were $3,200 and $61,965 for the three and nine-month periods ended September 30, 2004, compared to $15,000 and $46,521 for the three and nine-month periods ended September 30, 2003. In 2003, a consultant was engaged to provide the Company with financial advisory services. The related consulting expenses of $19,000 and $39,000 were recorded in the three and nine-month periods ended September 30, 2003. Other consulting expenses recorded as general and administrative costs totaled $33,355 and $69,890 for the three and nine-month periods ended September 30, 2004. These expenses were primarily for various consultants specializing in market analysis, reimbursement and medical advising. During the same periods in 2003, consulting expenses for similar activities totaled $1,000 and $8,601. The year-to-year increases can be attributed to increased development activity following the Merger and Private Placement at the beginning of the fiscal 2004 second quarter.

         For the three and nine-month periods ended September 30, 2004, the Company recorded research and development expense of $332,769 and $354,999 compared to $0 and $276,197 in the three and nine-month periods ended September 30, 2003. The primary increase was due to amounts paid to Artann Laboratories, Inc. in the third quarter of 2004 under the terms of two research and development contracts, including warrants valued at $114,914. In 2004, Company engaged consultants in product development and engineering. Expenses related to these consulting activities were approximately $20,000 and $42,500 for the three and nine-month periods ended September 30, 2004.


         Interest expense decreased in the quarter ended September 30, 2004 compared to the prior year period from $66,485 to $24,622, primarily due to the amortization of loan guarantee costs in the 2003 period. Interest expense increased from $169,009 during the nine-month period ended September 30, 2003 to $469,836 during the nine-month period ended September 30, 2004. The increase is attributable to the issuance of additional warrants valued at $309,794 to loan guarantors under the terms of price and dilution protection provisions of their original warrants.



         Research and Development. As part of the Company's settlement agreement with Profile (discussed in greater detail below), the Company agreed to spend $1.2 million of the new capital raised under the Private Placement on research and development and the commercialization of the ProUroScan(TM). This expenditure commitment, together with the other provisions of the settlement agreement, satisfied Profile's contention that we were not in compliance with the terms of the license agreement between Profile and the Company. There is no specific timeframe attached to this expenditure commitment.




         The Company anticipates that it will spend a total of approximately $1.0 and $1.5 million on research and product development over the next 12 months. The Company's efforts in this regard will primarily be focused on bringing to market the ProUroScan (TM). Of this amount approximately $600,000-$700,000 will be spent on manufacturing, engineering, validation and documentation efforts with a contracted medical-products development company. Clinical trials and the 510(k) filing with the FDA are expected to cost in the range of $75-150,000. Other costs, estimated to be in the range of $325,000-$600,000, are expected to include market research, reimbursement consulting, regulatory costs and project management.



         For the Company's thermal therapy products, we expect that research and development efforts will be funded primarily through a joint development and marketing arrangement with a thermal therapy company. To date, we have had discussions with several such thermotherapy system companies, but no agreement has yet been reached.

         A more complete discussion of the Company's research and development efforts can be found in the "Description of Business - Research and Development" section of this prospectus.

LIQUIDITY AND CAPITAL RESOURCES.


         The Company had working capital (deficit) of $393,032 and $(2,077,612) at September 30, 2004 and December 31, 2003, respectively. Cash used in operations was $1,425,224 and $647,417 for the nine months ended September 30, 2004 and 2003, respectively, and $3,188,976 for the period from August 17, 1999 (date of inception) to September 30, 2004. The primary use of cash in the period from August 17, 1999 (inception) through December 31, 2003 was to fund the Company's net loss. During the nine-month period ended September 30, 2004, in addition to funding the Company's net loss, the Company repaid a $1,000,000 bank line of credit, and $425,000 plus accrued interest was paid to Profile in relation to a note payable arising from their exercise of dissenter's rights at the time of the Merger. The Company also repaid loans from Clinical Network,
Inc. and CS Medical Technologies, LLC totaling $24,301 and $26,000, respectively. Common stock was issued to pay for approximately $77,000 and $193,000 of consulting services for the nine months ended September 30, 2004 and the period from August 17, 1999 (date of inception) to September 30, 2004, respectively, which also funded a portion of the Company's operating loss in those periods.

         Pursuant to the terms of ProUroCare's settlement with Profile, the Company is committed to (i) spend $1.2 million on the development of its products, and (ii) pay a total of $750,000 to acquire shares of common stock pursuant to the exercise of dissenter's rights under Minnesota corporate law, of which $100,000 was paid on April 5, 2004. A second payment of $325,000 plus interest of $10,649 was made on July 6, 2004, and a final $325,000 payment plus interest of $5,390 was made on October 4, 2004 under the terms of the settlement.


         Pursuant to terms of the Research and Development Agreement with Artann Laboratories, Inc. and Armen Sarvazyan executed in July, 2004, the Company is required to pay $250,000 for development services to be rendered over the next three years, based on achievement of certain performance milestones. An additional 10% bonus will also be required for completion of certain technology ahead of pre-established milestone dates. As of December 14, 2004 the Company had paid $150,000 to Artann Laboratories under the Research and Development Agreement.

         Pursuant to terms of the Development Agreement for ProUroScan (TM) with Artann Laboratories, Inc. and Armen Sarvazyan executed in July, 2004, the
Company paid $180,000 for development work on the ProUroScan, which was completed in November, 2004.

         On October 12, 2004, the Company reached an agreement with one of its ProUroScan research and development contractors, Minnetronix Inc., regarding payment of amounts due to Minnetronix for past and future work. Under this agreement, the Company paid $80,538 of its outstanding balance due to Minnetronix, and issued an unsecured promissory note for the remaining balance of $241,613. The promissory note is payable in 12 monthly installments beginning November 1, 2004, and bears interest at a 6% annual rate. At the same time, the Company settled $133,323 of accrued finance charges with a $44,441 cash payment and by issuing 44,441 shares of ProUroCare common stock. These liabilities had been recorded on the Company's books as of September 30, 2004. In addition, the Company paid $200,000 to Minnetronix as a deposit on future development work, to be applied to the last mutually agreed upon project expenses.

         Our management believes that the Company's current cash will be sufficient to fully finance its operations at current and planned levels through February, 2005. Management intends to manage the Company's expenses and payments to preserve cash until additional financing can be arranged. Specifically, such cash management actions could include deferring compensation, delaying payments to suppliers, eliminating non-essential office expenses, and delaying development programs. Management believes that with these measures operations may continue for one or two additional months. If we are forced to slow our development programs, or put them on hold, it could delay our market entry.

         Our plan is to raise sufficient capital through or bankequity financing to allow us to complete the development of our products, establish a sales and marketing capability, manufacture our products and enter the market. We estimate that in order to do so we will require between $5 million and $10 million. Management has initiated discussions with various funding sources (investment bankers, investment funds and commercial bankers) to secure the additional capital. No committed sources of capital, such as bank lines of credit, currently exist. It may be necessary for the Company to establish a secured line of credit with its commercial bank to provide short-term capital for operations until it finalizes the required financing.

         We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance of stock or the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance products.

DISPUTE AND SETTLEMENT WITH PROFILE L.L.C.

         On July 31, 2003, PUC received a notice from Profile, the licensor under a license agreement (the "Profile License Agreement") pursuant to which Profile licenses to PUC certain essential intellectual property needed to develop, manufacture and sell the ProUroScan(TM) product, that it believed PUC had breached material provisions of the license agreement. The Company believed that it was in compliance with the Profile License Agreement. The closing of the Private Placement was contingent upon PUC's resolving such dispute with Profile, and the closing of the Private Placement was a condition to the closing of the Merger.

         On  March  23,  2004,  PUC  and  Profile   entered  into  a  Letter  of
Understanding pursuant to which, effective upon April 5, 2004:

o Profile withdrew its default letters and waived any existing defaults under the Profile License Agreement.


o ProUroCare committed to spend at least $1.2 million of the proceeds from the Private Placement on the development and commercialization of the ProUroScan. The terms of the settlement with Profile included no specific time limit within which such requirement must be met. As of December 17, 2004, ProUroCare had spent approximately $960,000 towards these activities, and we anticipate that we will meet the $1.2 million requirement. If we should fail to spend the $1.2 million, however, we would likely seek to obtain a waiver from Profile. In the event that a waiver is not granted, our license would not be lost automatically. Nonetheless, Profile could attempt to claim, as it did before, that ProUroCare is in default of the License Agreement.


o PUC agreed to purchase 300,000 of the 308,465 shares with respect to which dissenters' rights were exercised, for an aggregate purchase of $750,000 of which $100,000 was paid upon the initial closing of the Private Placement and the balance of $650,000 was paid pursuant to the delivery of a promissory note, payable in two equal quarterly installments of $325,000 commencing on July 6, 2004. This promissory note is secured by all of the assets of PUC. The remaining 8,465 shares with respect to which dissenters' rights were originally exercised withdrew their dissents and participated in the Merger.


o Maurice Taylor, Chairman of PUC (and now Chairman of the Company), agreed to certain restrictions on the sale of the shares of PUC (and shares of Company common stock received upon the Merger) owned by him until the promissory note to Profile was paid in full. On October 4, 2004, the promissory note was paid in full and the restrictions on the sale of Mr. Taylor's securities expired.


o     PUC  committed to provide  Profile  (the owner of 3,084,999  shares of the
      Company's   common  stock   following   the  Merger)   limited   piggyback
      registration rights in connection with any underwritten public offering.

o The Company's officers and directors (except for Richard Thon, the Company's Chief Financial Officer) agreed to not dispose of their shares of Company common stock for a period of 90 days following the effective date of this registration statement.


CRITICAL ACCOUNTING POLICIES

         The Company's critical accounting policies are those (i) having the most impact on the reporting of its financial condition and results, and (ii) requiring significant judgments and estimates. Due to the development-stage nature of the Company's current operations, the Company does not believe it has any critical policies or procedures.

                             DESCRIPTION OF BUSINESS

         The Company's acquisition of ProUroCare Inc., as described below, has resulted in the Company changing its primary business. The new business of the Company, which is the business of the Company's wholly owned subsidiary ProUroCare Inc., is summarized below.

HISTORY

         The Company (formerly known as Global Internet Communications, Inc.) was formed on February 26, 2003 as a Nevada corporation. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co."), and ProUroCare Inc., a privately held Minnesota corporation ("PUC"), Acquisition Co. merged with and into PUC, with PUC remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. The Company entered into the Merger to acquire the business of PUC. At the time of the Merger, the Company had no material assets or liabilities, and since its formation in February 2003 had not begun operating activities.

         Effective upon the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. Simultaneously, the former shareholders of PUC common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger. As a result of the Merger, PUC is now a wholly owned operating subsidiary of the Company, and PUC's business is the Company's sole business enterprise. On April 26, 2004, the Company changed its name to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol on the Over-The-Counter Bulletin Board changed to "PRRC."

         We are engaged in the business of developing and marketing innovative products for the detection and treatment of male urologic prostate disease. PUC was initially founded as a Minnesota corporation by shareholders of Clinical
Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. PUC's business plan and operations began at that time by bringing together the capabilities and expertise of Clinical Network in the urological field with the minimally invasive microwave therapy technology developed by CS Medical to treat prostate disease. PUC acquired the rights to this technology by a license, which covers all of CS Medical's technology, know-how, and patents related to urologic disorders that may be detected or treated using a catheter-based microwave technology. CS Medical's technology allows the user to direct microwave energy emitted at the end of a catheter in a specific direction, which is believed to be a distinct advantage in the possible treatment of prostate disease. Further development and clinical studies will be required to bring this technology to market. The license required that PUC achieve a certain level of new capital investment in 2002, which was accomplished, and to pay royalties based on one-half percent of the amount by which net sales of products using this technology exceeds $500,000 per quarter.

         Also in July, 2001, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") that allows one to monitor microwave therapy changes to tissue in real time. The agreement with RPI covers all of RPI's intellectual-property rights, including its patent rights, to its electrical impedance tomography technology in the field of diagnosis and treatment of urological conditions. The agreement required PUC to make two $25,000 payments, which have been made, and calls for royalties ranging from 1 to 3% of sales, depending on specific application of the technology, with minimum royalties of $20,000 per year beginning in July, 2005. It also requires that the Company begin its FDA application process no later than July, 2006.

         In January 2002, PUC purchased certain assets (furniture and equipment) from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate imaging system and related patented technology. The field of use for the exclusive license is limited to the diagnosis and treatment of enlarged prostate, prostate cancer, or other conditions of or disorders of the prostate which may be diagnosed, imaged, or treated using any diagnostic or imaging process. The license will terminate upon the later of the date of expiration of the last to expire patent included in the licensed technology or the date that the Company permanently ceases the sale of devices using the technology. The license requires royalties ranging from 1.05% to 3.05% of defined revenues. Profile's imaging system had been acquired by Profile from ArMed, where the technology had been developed by Dr. Armen Sarvazyan. At the time PUC acquire the technology, working prototypes of the system had been assembled, and clinical studies demonstrating its capabilities had been performed. In 2004, the Company entered into research and development agreements with Dr. Sarvazyan's company, ARTANN Laboratories, Inc. to complete development and produce a limited number of pre-clinical systems. See "PLAN OF OPERATION - LIQUIDITY AND CAPITAL RESOURCES" and "DESCRIPTION OF BUSINESS - RESEARCH AND DEVELOPMENT."


         The Company's  rights and obligations  under the licenses from Profile,
CS  Medical  and  RPI  are  more  fully   described   below  under  the  caption
"Intellectual Property".


         PUC has continued to pursue the development of the technologies licensed from Clinical Network, CS Medical, Profile and RPI, and has internally developed technology for which a patent application has been filed. The Company began development of a next-generation prototype system for the ProUroScan, under contracts with Minnetronix, Inc. and Resistance Technology Inc. This activity was largely funded by a previous private equity offering of $1.1 million completed in 2002. This development activity was curtailed during 2003 while the Company sought additional funding. In July 2004, after completion of the Merger and closing of the private equity offering, the Company entered into a Development Agreement with Artann Laboratories to develop pre-clinical systems.

         There has been little development work done by PUC on the therapeutic products since the licensing of the technology due to funding limitations.

THE DISEASE

         Prostate disease is a persistent disease with a dramatically increasing prevalence. It is currently estimated that over 100 million digital rectal examinations are given each year to monitor prostate disease and that over 23 million men in the United States, Europe and Japan suffer from moderate to severe symptoms of prostate disease. Benign prostatic hyperplasia ("BPH"), commonly known as "enlarged prostate," is the most common male urological disease. BPH dramatically affects the quality of life of millions of men by causing adverse changes in urinary voiding patterns.

INITIAL PRODUCT OFFERINGS


ProUroScan


         ProUroCare's first product will be the ProUroScan, which is being designed as a unique diagnostic-imaging system that enables physicians to accurately display and chart a prostate examination for disease screening and diagnosis. Such screening is currently accomplished during a digital rectal examination ("DRE"). A DRE is a qualitative and subjective test in which a physician wearing a latex glove inserts a lubricated finger into the anus to feel or palpate the prostate gland for abnormalities. The clinician must rely on his or her experience and the sensitivity of their finger to estimate the size of the prostate and detect hardness or nodules within the prostate that may indicate the presence of potentially life-threatening disease. Based on pre-clinical data obtained from testing on both models and actual patients in clinical settings, ProUroCare believes the ProUroScan proprietary imaging system will produce a digital image of the prostate showing the size of the prostate and the location of soft-tissue hardness or nodules within the prostate. We believe that the ProUroScan will enable a physician to detect hardness in the prostate more accurately than with their finger, assess areas of the prostate that the physician cannot reach with their finger, and produce quantifiable and chartable results.


         While other imaging technologies such as x-ray and ultrasound exhibit difficulties in identifying abnormalities such as soft-tissue hardness (nodules), the ProUroScan imaging system is being designed to detect certain abnormalities that are commonly missed by other diagnostic techniques. These abnormalities include areas on the surface or within the prostate where the tissue has a different level of elasticity or surface stress patterns when compared with the rest of the gland, which can be precursors to a more clearly defined hardened area or nodule. ProUroCare expects that the ProUroScan will also be a safer diagnostic test when compared to methods using radiation or other high-energy diagnostic tools, and will lead to better healthcare for those instances where palpation of the prostate is indicated. Furthermore, the ProUroCare offers the advantage of being able to create an electronic record that can be stored within the system, printed and used for comparisons with new images created at a later date. No such electronic records or color images are possible when performing a traditional DRE.

         The ProUroScan system will consist of a probe, a central processing unit containing proprietary algorithms, a computer with color monitor and keyboard, a color printer, single-use disposable sheaths to cover the tip of the probe, and a cart. The ProUroScan probe is specially designed for the rectal anatomy to minimize discomfort. It is ergonomic for the clinician and similar to a traditional DRE for the patient. The probe utilizes pressure sensors located on the end of the probe to palpate the prostate and sensors located around the shaft of the probe to detect the anal sphincter and help guide the probe across the surface of the prostate. The probe has a positioning system built into the handle to ensure that the person administering the test examines the entire surface of the prostate. The sensors on the very end of the probe are designed to detect contact with the bladder.


         The probe attaches to the central processing unit which converts the information from the probe sensors with proprietary algorithms and then translates the data into a multicolor image on the monitor. A standard diagram of the prostate will appear on the monitor along with a special cursor enabling the clinician to know where the probe is located within the patient's body and to guide him or her across the posterior surface of the gland.

         To perform a test, the clinician must first place a single-use disposable sheath on the end of the probe and cover it with a lubricant. The tip of the probe is then inserted into the patient's anus and palpates the prostate. An image of a prostate appears on the monitor and a cursor marks the position of the probe on the prostate. As the clinician moves the probe across the surface of the prostate the cursor will move accordingly on the monitor and act as a guide to ensure the surface is thoroughly examined. Differences in tissue density will be depicted on the monitor in different colors. Total testing time for a healthy prostate is estimated to be 15 seconds or less.

         Ideally, the ProUroScan will be administered by the trained physician or technician on all patients in need of a prostate exam.
Standardizing the procedure will virtually eliminate the differences in abilities between physicians in this otherwise subjective procedure. The system will also be more sensitive and have the ability to detect nodules that are smaller than the normal human finger can detect, thereby improving the quality of the screening process. It will also enable physicians to literally see the differences in tissue density on the color monitor instead of a traditional DRE that is "blind" and relies exclusively on the clinician's sense of touch. The procedure will be advantageous for the physician because it may reduce or help to limit malpractice lawsuits. The system will create a hard copy of the prostate screening which can be placed into the patient's file. This will be advantageous for the physician on multiple fronts, as it gives the physician the ability to compare and contrast the patient's results from year to year, and to get second opinions on the patient's status in regards to the screening.


         The Company expects the ProUroScan to be different from almost all products currently in the market. The closest comparison can be made to an examination using a transrectal ultrasound device. Transrectal ultrasound ("TRUS") is a test that uses a rectal probe and sound wave echoes to create an image of the prostate gland, thus allowing visual inspection for abnormal conditions. While well established as a highly accurate test, TRUS is used primarily as a guide for prostate biopsies, and is seldom used as a screening test. It is a very expensive test, costing hundreds of dollars each, and requiring approximately 10 minutes to perform. The Company anticipate the ProUroCare will use mechanical imaging rather than sound waves echoes, a probe that will be smaller than that of an ultrasound probe, will be performed in seconds, and at a much lower cost. The results of the test will be displayed in color, making the results of the diagnostic test easier to interpret. The ProUroCare will not be used as a guide during prostate biopsies nor will it have any therapeutic applications.


         Each use of the system will consume one of the Company's proprietary non-latex, single-use disposable sheaths. The specially designed sheaths prevent contamination and will have an adapter attached to its base that will initiate system functionality and prevent reuse. The Company expects that the majority of the Company's revenue will be from the sales of these disposable sheaths. The systems themselves likely will be placed in clinics under a variety of programs, including operating leases, financing leases, outright sale, or placements paid for by premiums paid on the usage of the Company's single-use disposable sheaths.


         ProUroCare intends to position this product as an improvement over the traditional DRE which is subjective, non-specific, not standardized and cannot be documented with color images. The ProUroScan will be marketed towards primary care physicians. Such physicians do not perform DRE procedures as frequently as urologists and therefore do not have the same level of expertise in performing prostate exams, nor the costly ultrasound instrumentation or training to operate them. The Company believes the ProUroScan will help ensure that primary care physicians screen more effectively and quickly refer appropriate patients to urologists for more definitive testing.

         The ProUroScan is currently in the mid to late-stages of product development. The design specifications are nearly finalized and performance characteristics are generally known. As discussed below, the system has been tested with positive results.

         Feasibility of ProUroScan - Preliminary Lab Studies. Two working prototypes and key components of a third ProUroScan system were assembled to prove the feasibility of the device, to perform clinical studies, and to provide a means to test and develop future systems. Initial lab studies with the prototypes have demonstrated quantifiable positive results. During testing, a number of researchers and doctors were asked to palpate different anatomically correct prostate models or "phantom" prostates through an intermediate layer of soft silicone and record their observations. These phantoms contained nodule(s) of various sizes at various depths and locations within the prostate. Multiple operators and multiple phantoms were used to collect data to assess the accuracy and precision of the system with the same operator and between operators. Specific parameters including width and length of the model, presence and location of nodules, depth of median groove, and asymmetry of the model were noted. The ProUroScan was then used to examine the models, and was found to evaluate all geometrical parameters more accurately than the human finger, suggesting the opportunity for earlier detection of prostate disease and improved therapy outcomes.



         Upon completion of development work by Artann Laboratories (see "Research and Development Status," below), two next generation working systems were delivered to the Company in November 2004. These systems feature positioning and sensor technology that represent significant advancements over the systems used in the feasibility studies. The new systems are expected to be further refined in collaboration with our to-be-contracted medical-device manufacturer during the first quarter of 2005, and then be used to gather the clinical data necessary for our 510(k) submission to the FDA.

         Pre-Clinical Trial and Regulatory Status. Initial human clinical testing of ProUroScan demonstrated a direct comparison to TRUS, a test that utilizes a rectal probe using sound wave echoes to create an image of the prostate gland in order to visually inspect for abnormal conditions. During
February 2000, the device was put through a series of trials in clinical settings, conducted at the Veterans Administration Medical Center in Minneapolis, Minnesota, and the Grand Strand Urology Clinic in Myrtle Beach, South Carolina, which included testing of human participants. During these trials, traditional DRE, TRUS scans, and the ProUroScan system tests were performed on each of the eight patients studied. Following these tests, radical prostatectomies (i.e., prostate removals) were performed on the subjects and the histopathologies (i.e., disease manifestations) of the excised prostates were compared to the earlier findings.

         Results of the trials compared ProUroScan to traditional DRE and to TRUS. The initial results indicated that the ProUroScan directly correlated to the physician-conducted DRE results and also demonstrated a significant correlation to each patient's historical and current status of prostate disease. The ProUroScan also identified areas of hardness that traditional DREs did not detect. In one instance, the ProUroScan detected an abnormality that was undetected by TRUS. In another instance, TRUS detected two abnormalities and ProUroScan only identified one abnormality.

         The analysis of the results of the initial clinical trials demonstrated that the ProUroScan was fully functional, exhibiting no hardware malfunctions during the model and patient examinations. The ProUroScan was able to detect and process patient data from locations within the prostate not detected during a normal DRE examination. The physicians conducting the trial using the ProUroScan determined the system to be both accurate and useful in detecting potential prostate disease based upon the size of the prostate and presence of nodules in areas of the prostate that were missed or not available to a physician during a normal DRE examination. Additional trials have not been performed since those in 2000 due to financial constraints.

         Although the results of these studies were very positive, they have not been confirmed by an independent study. Our targeted customers may not accept our interpretation of these results and may require independent verification.



         The Company has developed a clinical protocol to gather the data needed to file a 510(k) application with the FDA. ProUroCare will conduct a small clinical study using prostate biopsies and excised prostates as an endpoint prior to filing the 510(k). In addition, a more extensive and statistically significant "box study" will be conducted which correlates the findings of using a regular DRE with the ProUroScan on various phantom prostates. Phantom prostates are man-made anatomically correct prostate models containing tissue abnormalities or nodules of varying sizes, varying locations and varying depths. Box studies are performed in the laboratory using man-made, anatomically correct models to determine the sensitivity and reproducibility of the system in the hands of multiple operators. ProUroCare expects that the clinical study will take approximately eight weeks to conduct. IRB (Institutional Review Board) approval has already been granted for the study. The FDA requires IRB approval for all biomedical research involving human research subjects to ensure protection of the rights and welfare of all participants.



         We have been working closely with Artann Laboratories, Inc. and Minnetronix, Inc., both of whom are experienced and knowledgeable in the development and production of medical devices. In late November 2004, we took delivery of two working, pre-clinical ProUroScan systems from Artann laboratories. Based on our development partners' judgment of the ProUroScan's current development status and the amount of remaining work to be done, we anticipate that these systems can be refined and made ready for clinical trials during the first quarter of 2005. On advice from our regulatory consultant, and consistent with a meeting we had with the FDA on October 4, 2002, we intend to file a 510(k) application with FDA for approval after completing the required clinical studies. We estimate that clinical studies will take only 45-60 days to complete. Mr. Jackson has indicated that 90-180 days is a reasonable timeframe for this type of filing to be approved. For more information, please see "Government Regulation" below.

         The regulatory strategy for the ProUroScan has been developed in consultation with outside consulting groups specializing in working with the FDA, including Nancy L. Buck of Buck and Beardsley in Washington, D.C., and William Jackson of W.F. Jackson Associates of St. Paul, Minnesota. Mrs. Buck, former general counsel to the FDA, consulted for Armed, where the Company's technology had originally been developed before being acquired by profile and subsequently licensed to the Company. According to Mr. Jackson, his firm has filed 340 510(k) applications with the FDA, including many urology-based applications, of which 333 have been approved, four are currently being reviewed by the FDA, and three were rejected and not resubmitted. In addition, ProUroCare is currently working with Regulatory and Clinical Research Institute, Inc., a Minneapolis, MN based consulting firm with over 30 employees specializing in both United States and European regulatory filings. ProUroCare expects to receive CE (Conformite Europeene) approval, a mark displayed prominently on products indicating compliance with the European regulatory directives, after it has FDA approval in the United States. Products bearing the CE mark may be sold freely throughout all countries within the European Union. ProUroCare will utilize the services of a TUV notified body or a company approved by TUV (Technischen Uberwachungsvereine or Technical Inspections Organizations), a German company specializing in compliance with European regulatory directives, to obtain CE mark approval. It is believed the CE mark will be approved within six months to one year of ProUroScan sales in the United States.



         Research and Development Status. The Company anticipates that it will spend between $1.0 and $1.5 million on research and product development over the next 12 months. The Company's efforts in this regard will primarily be focused on bringing to market the ProUroScan. Over the past three years, the Company estimates that it has spent approximately $1.8 million on contracts research and development activities.

         The Company will complete its research and development by utilizing a contract medical research and development company. Currently, two development agreements exist between ProUroCare and Artann Laboratories, Inc. ("Artann"). Artann's founder, President and Chief Scientific Officer is Armen Sarvazyan, Ph.D, D.Sc., who was the original inventor of the ProUroScan technology. He has 30 years' experience in biomechanical design, construction and clinical testing of medical diagnostic instrumentation, has published over 200 scientific papers, and edited six books in the fields of biophysics and acoustics. Dr. Sarvazyan is widely considered an expert in the field of biomedical engineering and soft-tissue mechanics. He founded the Bioacoustics Laboratory at Rutgers University and was invited to Rutgers as a Research Professor. Artann has approximately eight to ten scientists and engineers that work on a variety of medical and non-medical products. They are largely funded by federal grants from the National Institute of Health and the Defense Department. The Company expects that the majority of work to be conducted by Artann under the research and development agreements will occur at Artann's New Jersey facilities.



         Under the first agreement, the "Development Agreement," Artann developed two working, pre-clinical ProUroScan systems. These systems were delivered to ProUroCare in late November 2004. ProUroCare paid Artann $180,000 for this development work. The Development Agreement also provides that Artann will provide, at no charge, consulting and advisory services to our to-be-contracted medical-device manufacturer in the development of systems for use in clinical trials. The Company intends to use data obtained from these clinical trials to support its 510(k) application with the FDA.

         Under the second agreement, called the "Research and Development Agreement," the Company has agreed to work with Artann for the development of the ProUroScan and other to-be-determined technologies in the urologic field. Under this agreement, any intellectual property and know-how resulting from the advancement of the ProUroScan will be assigned to ProUroCare. For its role, Artann will receive a total of $250,000 (plus incentives as explained below) to fully develop the ProUroScan system, payable upon certain milestone events. A payment of $50,000 was made to Artann upon the execution of the agreement. In December, 2004 the Company paid Artann $110,000 following the shipment of the ProUroScan prototypes in accordance with the Development Agreement (including a $10,000 bonus for delivery of the systems ahead of schedule). The Company will pay Artann an additional $50,000 upon the filing of a patent or patents relating to a new probe-positioning technology, and the final $50,000 will be paid upon issuance of the patent(s) to ProUroCare. Artann will also receive additional compensation in the form of five-year warrants to purchase up to 500,000 shares of Company common stock, similarly issuable upon certain milestone events. Warrants for the purchase of 100,000 shares at a per-share price of $2.00 were issued upon the execution of the agreement. Warrants for the purchase of 200,000 shares were issued in December 2004 following the shipment of the ProUroScan systems under the Development Agreement. The final 200,000 warrants will be issued, contingent on the delivery of the clinical systems, in two equal 100,000-share installments on the one-year and two-year anniversaries of the Research and Development Agreement.


         The Company contracted the services of Minnetronix, Inc. in 2002 and 2003 for the early stages of ProUroScan's development, and intends to engage them again to perform late-stage manufacturing engineering and development, and complete pre-clinical prototypes developed by Artann Laboratories to a final production design that will be ready for clinical trials. Minnetronix is an FDA-registered manufacturer system of miniature electrodes placed on the patient's body, and a rectal probe, all of which that specializes in bring medical devices to market. Founded in January 1996, Minnetronix currently employs more than 60 people and has contracted with companies such as Medtronic, 3M, BeneCor Heart Systems, BioMedix, CardioFocus and others for the development of sophisticated medical devices including a blood pump controller to treat congestive heart failure, a blood analyzer for hemostasis management and a laser ablation device to treat atrial fibrillation. In the event the Company cannot reach a new agreement with Minnetronix, the Company will identify and contract for the services of a similarly qualified medical products contract manufacturer.


THERAPEUTIC PRODUCTS


         In addition to the ProUroScan technology, ProUroCare has licensed rights to technology that offers significant enhancements to existing microwave thermal therapy for treatment of BPH and cancer. These technologies are covered by patents held by the licensors - see "Intellectual Property" below. The Company is not aware of patents held by others that would present any uncertainties regarding the protection of our intellectual-property rights.

         ProUroCare intends to partner with a major thermotherapy system company to complete development of the technologies. To date, we have had discussions with four thermotherapy system companies, although there can be no guarantee that an agreement will be reached. We are currently involved in negotiations with only one thermotherapy system company.


         Current microwave thermal therapy treatment utilizes a catheter that is inserted into the patient's urethra. The catheter contains an antenna that radiates microwave energy in an omni-directional, 360(degree) pattern. The tissue of the prostate absorbs this energy and heat is inductively generated to increase the temperature above 45(degree) C, which is necessary to cause necrosis of the tissue. After this tissue dies and is eliminated by the body, the enlargement of the prostate is reduced, restoring urine flow. However, because the energy emitted in this procedure is radiated in a 360(degree) pattern it tends to destroy both healthy and diseased tissue. Moreover, the clinician is unable to monitor the migration of heat within the prostate, which means that either too much energy may be applied, potentially causing collateral damage to adjacent healthy organs, or too little energy may be applied, limiting its therapeutic effectiveness.


         ProUroCare believes that its unique and proprietary Electrical Impedance Tomography technology ("EIT") will be a significant advancement to thermal therapy. EIT is an imaging technology in which an image of the conductivity or resistivity of part of the body is inferred from surface electrical measurements. The heating that occurs during a thermal therapy procedure produces a change in the local conductivity or resistivity throughout the treatment volume. These local changes in the electrical properties of the tissue will be measured by a system of miniature electrodes placed on the patient's body, and a rectal probe, all of which connect to an electronically controlled low-frequency power supply. Each individual electrode will receive a specific current and electronically measure all the possible induced voltages among the electrode array. An inversion algorithm is then employed to create a real-time image of the thermal pattern.

         We expect that the EIT system will be assembled into modules that will be compatible and added on to existing thermal therapy systems. The modules will include a low-frequency power supply, electrodes, a rectal probe, monitor and software containing the proprietary algorithms. This system will enable urologists to observe the real-time migration of heat through the prostate during treatment and adjust the amount of energy applied in order to protect the urethral tissue and adjacent organs. The upgraded systems will continue to utilize transurethral microwave catheter to generate the heat necessary to cause necrosis. This information and increased energy efficiency will also help to minimize damage to healthy tissue.


         ProUroCare also intends to develop a focused-beam microwave array based on its licensed technology. The focused-beam array will allow the treating physician to direct treatment in a much narrower, 90(degree) to 120(degree) pattern rather than the unfocused omni-directional, 360(degree) pattern of current systems. This will enable the physician to selectively treat an area of the prostate, and spare healthy tissue, helping to avoid damaging the rectal wall and adjacent organs. Because the energy applied will be more focused, less total energy can be used during treatment. Lower energy levels are believed to reduce collateral damage to surrounding tissues when treating a patient and are therefore believed to be a safer way to treat patients than microwave systems currently being used.

         We believe that the combination of real-time visioning of the prostate and the ability to direct treatment will enable a physician to treat specific areas of the prostate that may have localized cancer or BPH, without damaging healthy prostate tissue or medial nerves, thus avoiding potential impotence and erectile-dysfunction complications. As a result, we believe that the technologies will be positioned as significant enhancements to current microwave therapy devices, minimizing the types of complications and side effects inherent in most current treatments and, as such, can encourage more rapid acceptance and adoption rates for the systems that incorporate this technology.

COMPETITION


         Prostate Imaging. The Company is not aware of any competitive product currently being sold based on the same technological features as the ProUroCare. Nonetheless, we expect competition to intensify in the market for prostate diagnosis and screening. Currently available diagnostic methods that are expected to compete with the ProUroScan include the traditional DRE, Prostate-Specific Antigen (PSA) tests, TRUS, magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine (NM). The Company believes that it can be competitive in the prostate-imaging market due to its strong patent position and anticipated ability to deliver a cost-effective and high-quality imaging/screening device and results.


o Digital Rectal Examination (DRE): A DRE is a qualitative and subjective test in which a physician wearing a latex glove inserts a lubricated finger into the anus, primarily to feel or palpate the prostate gland for abnormalities. The clinician must rely on their experience and the sensitivity of their finger to estimate the size of the prostate and to detect hardness or nodules within the prostate that might indicate the presence of potentially life-threatening disease. The Company believes that some physicians may view the system as an unnecessary expense when compared to the negligible cost of a latex glove and lubricant, and may argue that they obtain accurate information when palpating with their finger. The Company believes the ProUroScan will ultimately gain acceptance because it offers distinct advantages in prostate screening compared to the standard DRE. For one, it will be more sensitive and able to detect smaller nodules or tissue abnormalities on the surface or within the prostate, and not be affected by anatomic anomalies or obesity that now prevent them from fully palpating the prostate in a significant percentage of their patients. Furthermore, the ProUroScan will enable physicians to electronically store the test results or to produce a color image of the prostate for patient files. Finally, the test will be standardized, and not be dependent upon the skill or experience level of the physician. The ProUroScan's capability is limited to the examination of the prostate, and will not detect other conditions unrelated to the prostate that a physician may detect in the course of a standard DRE such as internal hemorrhoids, rectal cancer stenosis (narrowing of the rectum), and a typical sphincter tone that may suggest neurological pathology.


o Prostate-Specific Antigen (PSA): The Prostate-Specific Antigen test ("PSA test") is a blood test used to detect and quantify PSA, a substance produced only by the prostate. This test only screens for cancer and does not provide any indication to the physician regarding the size of the prostate or the presence of any other tissue abnormalities. The PSA test is a screening tool usually used in conjunction with a traditional DRE. An elevated PSA result does not necessarily mean a patient has prostate cancer nor does a normal PSA mean a patient does not have prostate cancer. False negatives and false positive PSA tests are common. The Company believes diagnostics companies are working to develop PSA tests with improved sensitivity and specificity to reduce the number of false positives and false negatives. Improved PSA tests must be considered a competitor to the ProUroScan.

o Transrectal Ultrasound (TRUS): The Company believes that, compared to the ProUroScan, ultrasound cannot easily determine specific hardness in the prostate and thus lacks the specific ability to detect certain prostate disease detectable by the ProUroScan based on tissue density. Nevertheless, recently developed smaller ultrasound systems with more competitive price points have been introduced into the marketplace. The marketing of these devices is primarily focused on medical specialists other than urologists, including family practitioners. The Company believes that the ProUroScan will be easier to operate and the resulting images require will less training to interpret than TRUS, but the ProUroScan will only be able to detect abnormalities on the posterior section of the gland whereas TRUS can provide images of the entire prostate. TRUS also has the ability to differentiate between calcium deposits and nodules in the prostate, which the ProUroScan will not have.


o Magnetic Resonance Imaging (MRI): MRI is effective in providing high contrast, high-resolution images of anatomy deep inside the human body. Nevertheless, full-sized, high-field strength MRI systems may cost $1 million to $1.5 million, with smaller, lower-field strength magnets ranging from $700,000 to $1 million. Dedicated limited-purpose units for such applications as prostate evaluation, orthopedics or breast imaging have been developed but have not yet been shown to be commercially viable. Thus, MRI is currently too expensive to use for prostate-disease screening.


o Computed Tomography (CT): CT involves placing the patient inside of a rotating array of X-ray detectors subjected to multiple x-rays, which are analyzed and processed into a series of cross-sectional images of the body and then reconstructed to form a computerized three-dimensional image (like loaf of bread comprised of multiple "slices"). CT can be effective in prostate imaging, but transrectal ultrasound (TRUS) is generally preferable in terms of time and cost-effectiveness.


o Nuclear Medicine (NM): NM involves the injection into the body of radioactive isotopes which emit radiation that is detected and analyzed by a dedicated computer. NM is highly effective in staging of soft-tissue tumors. NM is not suited as a mass-screening device, although NM can be used for later-stage prostate cancer staging.

         Therapeutic Products. The Company's anticipated therapeutic products will be intended to provide significant enhancements to existing thermal-therapy devices. Once developed, the Company anticipates they will be sold to companies that utilize catheter-based microwave energy to treat BPH and certain prostate cancers. Competition in the BPH treatment market for therapeutic products in which these companies compete is intense and expected to increase. ProUroCare believes that the principal competition in this area will come from both surgical and non-surgical therapies. Surgical therapies include transurethral prostatectomy ("TURP"), transurethral incision of the prostate ("TUIP") or alternative surgical procedures for vaporizing prostate tissue using laser or radio frequency ("RF") energy. Non-surgical alternatives include drug therapy and emerging less invasive and more specific technologies.

o Surgical Treatments for BPH: Surgical treatments for BPH typically use various means to completely remove the prostatic urethra along with a substantial portion of the diseased tissue within the prostate. Approximately 1.0 million prostatic surgeries were performed worldwide in 2002, of which 195,000 were performed in the United States according to the 2002 National Hospital Discharge Survey published by the Center for Disease Control. The most common surgical procedure for the treatment of BPH is TURP, whereby a rigid instrument is inserted into the patient's urethra and through which the surgeon passes an electrosurgical loop that is used to remove the urethra and the diseased tissue within the prostate. While TURP results in a dramatic improvement in urine flow and a reduction in the AUA Symptom Score (a standardized questionnaire developed by the American Urological Association to assess the severity of urological discomfort symptoms men are experiencing) a significant number of patients experience serious complications. Complications as described in the AUA Guideline on the Management of Benign Prostatic Hyperplasia (2003) include ejaculation problems, (65% of patients), erectile dysfunction (10%), excessive hemorrhaging requiring transfusion (8%), urethral stricture (7%) infection (6%), hematuria or blood in the urine (6%), and long-term incontinence (3%). There has been a steady decline in the numbers of TURP procedures being performed in the U.S. Three other prevalent procedures are TUIP, transurethral vaporization of the prostate ("TVP"), and laser-assisted prostatectomy. In TUIP, a surgeon inserts an instrument into the urethra that is able to make incisions in the prostate where it meets the bladder. Because of the circular muscle fibers running around the prostate, the TUIP allows the bladder neck to spring open and urine to flow freely. During a TVP procedure, a surgeon inserts an electrode into the urethra which generates enough heat to vaporize the tissue constricting the urethra. During a laser-assisted prostatectomy, a surgeon uses a laser inserted into the urethra to destroy tissue constricting the urethra. While these alternative surgical treatments have been effective in reducing some side effects associated with TURP, such as reduced risk of blood loss, they still remove or damage the urethra, require general or regional anesthesia and are performed in an operating room.

o Drug Therapy: Drug therapy for BPH has been available in the United States since 1992, when the FDA approved the marketing of four orally administered pharmaceutical products. By 1996, drug therapy for the treatment of BPH symptoms was being administered to approximately 1.5 million men in the United States. By 2000, according to The National Institute of Diabetes & Digestive & Kidney Diseases, 2.2 million prescriptions written for drugs to treat BPH. In addition, combination therapy using alpha blockers and 5 -alpha reductase inhibitors has proven beneficial. We believe the dramatic growth of drug therapy in the short period since FDA approval can be attributed to extensive drug company marketing, resulting in increased patient awareness, and the desire of these patients for effective treatments which have less severe complications and side effects than currently available surgical procedures. Some of the adverse common side effects to drug therapy as described in the AUA Guideline on the Management of Benign Prostatic Hyperplasia (2003) are: dizziness (15%), headache (12%), stuffy nose (11%), stomach/intestinal (11%), erection problem (8%), and decreased sexual desire (5%).

o Less-Invasive BPH Treatments: In an effort to eliminate hospitalization and the complications arising from surgical treatments, other technologies have been developed, or are under development for the treatment of BPH. Two of these technologies are interstitial radio frequency therapy ("RF"), which is currently being marketed in the United States, and interstitial laser therapy, which has only been recently approved for commercialization in the United States. In an interstitial therapy procedure, a rigid scope is inserted into the patient's urethra and either needle electrodes or laser fibers pierce the urethra and are advanced into the lobes of the prostate. RF or laser energy is then delivered, causing necrosis of the surrounding tissues. Due to the limited amount of tissue necrosis caused by each electrode or laser fiber, multiple punctures of the urethra are required in order to coagulate a sufficient amount of tissue. While these procedures are designed to be performed in approximately 30-45 minutes with local anesthesia, the Company believes that intravenous sedation or regional anesthesia will be required in most patients due to the need to repeatedly puncture the urethra and manipulate the large, rigid instrument in the urethra. As a result, ProUroCare believes that it will be difficult to consistently perform interstitial therapies in an office setting, and that its therapeutic products will therefore be a cost-effective alternative.

         In addition to the competitive treatments discussed above, we are aware of other companies that have developed or are developing technologies for BPH treatment. These technologies include stents (a tube-shaped structure that holds the urethra open enabling urine to pass more freely), dilation balloons (a small balloon introduced into the urethra and then inflated to relieve the prostate's pressure on the urethra), transurethral and transrectal hyperthermia (heating the prostate, either through the urethra or the rectum, to a point that causes necrosis of the tissue and relieves the pressure on the urethra), and high-intensity focused ultrasound (a method involving the heating of the prostate sufficiently to cause tissue necrosis using ultrasound waves). We expect that competition in the BPH field will be based, among other things, on the ability of the therapy to provide safe, effective and lasting treatment, cost effectiveness, continued Medicare reimbursement, acceptance of the procedure by physicians, healthcare payors and patients, marketing and sales capabilities, and third-party reimbursement policies.

INTELLECTUAL PROPERTY

         Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual-property protection possible for our products, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and throughout the rest of the world. We have licensed the rights to 24 patents and three patent applications, and have made one patent application for intellectual property that we own.

         We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade-secret protection and confidentiality agreements. To this end, we require all employees, consultants, advisors and other contractors to enter into confidentiality agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

         ProUroCare licenses from third parties various intellectual properties essential to its business. The significant intellectual-property rights licensed by the Company include:



o Certain rights associated with prostate-imaging systems and related patented technology, from Profile. These rights include the rights to patents covering methods and devices for palpation and mechanical imaging of the prostate (patent expires in 2019), real-time mechanical imaging of the prostate (patent expires 2021), and a method for using a transrectal probe to mechanically image the prostate gland (patent expires 2017). Two patent applications covering these rights outside of the United States are being pursued by the Company. Together, the technology licensed from Profile is the basis for the imaging technology used in the proposed ProUroScan product. The license requires the Company to report its development activities to Profile each year and to pay for ongoing patent prosecution and maintenance costs. The license requires no specific expenditure level by the Company to remain in force; however, under the terms of a settlement agreement with Profile, the Company committed to spend at least $1.2 million of the proceeds of the Private Placement to develop this technology.



            Prior to the Merger, ProUroCare was involved in a dispute with Profile. Profile had alleged that ProUroCare was in default of the License Agreement; and ProUroCare had denied such default. The Company continues to deny that any such default ever existed.

            On March 23, 2004, ProUroCare and Profile entered into a Letter of Understanding pursuant to which Profile withdrew its default letters and waived all existing defaults under the License Agreement. Among other things, ProUroCare committed to spend at least $1.2 million of the proceeds from the Private Placement on the development and commercialization of the ProUroCare (TM) (with no specified time limit). As of December 17, 2004 ProUroCare had spent approximately $960,000 towards these activities, and we anticipate that we will meet the $1.2 million requirement. If we should fail to spend the $1.2 million, however, we would likely seek to obtain a waiver from Profile. In the event that a waiver is not granted, we would not automatically lose our rights to the license. Nonetheless, Profile could attempt to claim, as it did before, that ProUroCare is in default of the License Agreement.


o Certain rights associated with minimally invasive microwave therapy for the treatment prostate disease from CS Medical, including rights to two patents covering medical hyperthermia treatment and diagnosis using microwave devices (patents for both of which expire in 2019), microwave balloon angioplasty (patent expires 2009), microwave heat pipe array for hyperthermia (patent expires 2019), and a collineator array applicator (patent expires 2006). The Company also has rights to a patent application for treatment of prostatic tissue that is pending in Europe. Together, the technology licensed from CS Medical is the basis for the Company's proposed focused-beam microwave therapy product. This license requires the Company to report its development activities to CS Medical each year, but requires no specific level of development expenditures by the Company.

o Certain rights associated with electrical impendence tomography (EIT) imaging systems and related patented technology from RPI, including rights to processes for producing optimal current patterns for EIT (patent expires 2014) and a process and apparatus for distinguishing conductivities by electric computed tomography (patent expires 2010). Together, the methods licensed from RPI are the basis for the vision system portion of the Company's proposed focused-beam microwave therapy product. This license requires that the Company initiate an FDA approval process prior to July 13, 2006, but requires no specific level of development expenditures by the Company.



         In 2003, ProUroCare applied for its own patent for an intelligent medical-device barrier and continues to pursue its issuance. This technology provides a means of communicating certain information from a medical probe to the computer system of a medical device using a special adapter integrated with a disposable sterile sheath or barrier that will be used in a medical procedure. This device will be used by the ProUroScan system to ensure the sterility and functionality of the system's probe.



MANUFACTURING

         We do not intend to manufacture any of our initial proposed products. Instead, we intend to retain contract manufacturers and clinical-trial investigators. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others, including medical-device companies and pharmaceutical companies, and research institutions. Finally, we may be required to enter into sales, marketing, licensing and/or distribution arrangements with third parties for our products.

GOVERNMENT REGULATION

         The proposed products we intend to develop, assemble and market are subject to regulations by the FDA, and by comparable agencies in certain states and various foreign countries. The process of complying with the requirements of the FDA, related agencies, and other state and foreign agencies can be costly and time consuming. The Company has developed regulatory strategies for its proposed initial product offerings, as more fully described above under the caption "Research and Development." Although we have secured the assistance of regulatory consultants to help direct our regulatory compliance and filings, no assurances can be given that such filings will be acceptable to the FDA or other regulatory governing bodies. Moreover, even if our filings are acceptable to the regulatory bodies with whom we file applications, we may encounter significant delays which will materially and adversely affect our business.

         The FDA review process for medical devices differs for various devices. Each device is classified into one of three classes, from which an approval path is determined. The Company believes that its ProUroScan product is a
Class II device. A Class II device is one which requires performance standards, patient registries, guidelines, and post-market surveillance to assure safety and efficacy. In order to achieve this classification, the Company must demonstrate that the ProUroScan is substantially equivalent to a previously approved product (referred to as a "predicate device"). A device is substantially equivalent if it has (a) the same intended use and (b) either the same technological characteristics of a predicate device, or different technological characteristics but is shown to be as safe and effective as the predicate device. If substantial equivalence is shown, a medical device is classified as a Class II device. Such devices typically gain FDA approval through a premarket notification application, commonly referred to as the 510(k) application. This pathway is generally shorter and less expensive than a full premarket approval application ("PMA"), which is required of Class II devices that are generally used for life-sustaining or life-supporting purposes, implantable devices, or devices that pose a high risk of illness or injury.

         A manufacturer must file a 510(k) application at least 90 days before it intends to market the device. In general, the data required to prove substantial equivalence in a 510(k) application is easier to collect than the safety and efficacy data required for a PMA. In the case of the ProUroCare, much of the supporting data will be gathered during the product-development phase. Once filed, the FDA has 90 days in which to review the 510(k) application and respond. Typically, the FDA's response after reviewing a 510(k) is a request for additional data or clarification. Depending on the complexity of the application and the amount of data required, the process may be lengthened by several weeks. If additional data is needed to support our claims, the 510(k) application process may be significantly lengthened. The FDA has reported that the overall review time of 510(k) applications in the year 2002 was 100 days.



         ProUroCare met with the FDA on October 4, 2002. Our regulatory consultant, William Jackson, participated in that meeting. Mr. Jackson and other Company representatives in attendance concluded that it was appropriate to file a 510(k) application for the ProUroScan after completing the required clinical studies. We estimate that clinical studies will take only 45-60 days to complete. Mr. Jackson has indicated that 90-180 days is a reasonable timeframe for this type of filing to be approved.



         In regard to the Company's proposed therapeutic products, the thermal-therapy company with whom we eventually partner will likely determine the strategy and seek approval from the FDA. Due to this and the early-development stages of our proposed therapeutic products, the type of FDA filing that will be required for our proposed thermal-therapy products has not yet been determined.


         The Company's clinical investigations will follow the FDA's IDE regulations, including the requirements of informed consent and institutional review boards (IRBs). Prior to the commencement of clinical investigations, the Company will have in place a complete set of standard operating procedures
(SOPs) as to clinical monitoring, responsibilities, selecting investigators, selecting monitors, device control, agreements, records, reports, labeling, etc. All of these SOPs will conform with applicable FDA regulations. Finally, prior to commercialization and 510(k) clearance, the Company will comply with FDA registration and listing regulations by registering with the FDA Form 2891, and listing the device on FDA Form 2892.

         Once approved, the manufacturing, sale and performance of our products will be subject to the ongoing FDA regulation and inspection processes. For example, the FDA reviews design and manufacturing practices, labeling and record keeping, and manufacturers' required reports of adverse experience and other information to identify potential problems with marketed medical devices. We may be subject to periodic inspection by the FDA for compliance with the FDA's good manufacturing practice regulations. These regulations, also known as the Quality System Regulations, govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging and servicing of all finished medical devices intended for human use. If the FDA were to conclude that we are not in compliance with applicable laws or regulations, or that any of our medical devices are ineffective or pose an unreasonable health risk, the FDA could ban such medical devices, detain or seize adulterated or misbranded medical devices, order a recall, repair, replacement, or refund of such devices, and require us to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. The FDA may also impose operating restrictions, enjoin and restrain certain violations of applicable law pertaining to medical devices, and assess civil or criminal penalties against our officers, employees, or us. The FDA may also recommend prosecution to the Department of Justice.

EMPLOYEES

         We currently have no employees other than our executive management team, consisting of two full-time personnel. We anticipate hiring a limited number of additional employees in the next 12 months to manage the development of our products, prepare FDA and regulatory filings, develop marketing plans, and perform administrative duties. Some or all of these functions may be performed by contracted individuals or consultants as management deems most effective. We currently have engaged six consultants who perform these functions. To date, the Company has conducted its research and development activities related to its acquired technologies and proposed products on a contract basis with Minnetronix, Inc., Resistance Technology, Inc., and Artann. The work conducted by these contractors has been supervised by a combination of the Company's executive management and consultants.

PROPERTIES

         Our executive offices are located at One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447, the space for which we lease on a month-to-month basis. The Company's rent expense for the same location the year ended December 31, 2003 was $38,053. We believe that our offices are adequate to meet our current requirements. We do not own any real property. The Company has no official policy on investments in real estate, interests in real estate, real-estate mortgages, or securities of or persons primarily engaged in real estate activities.

LEGAL MATTERS



         On April 2, 2004, Mr. Todd Leonard, the former President and Chief Operating Officer of ProUroCare Inc., filed a lawsuit in Minnesota District Court, Fourth Judicial District (Hennepin County) against ProUroCare Inc. and the Company relating to Mr. Leonard's separation of employment with ProUroCare Inc. prior to the Merger. Mr. Leonard was a party to an employment agreement with ProUroCare Inc. dated January 1, 2002, and alleges that the Company failed to make payments owed to him under the employment agreement in October 2003. Mr. Leonard claims that this action resulted in a termination without cause and that he is entitled to severance payments under the contract. The Company has recorded a reserve provision of $75,000 as a contingent liability in connection with this lawsuit.



         Mr. Leonard's complaint seeks approximately $228,000 in monetary damages, injunctive relief to compel the Company to place such funds into an escrow account, fines under Minnesota law (in an unspecified amount), plus payment of litigation costs and attorneys' fees. The court did not grant the injunctive relief. The Company disputes Mr. Leonard's claims.

         The lawsuit is now in the latter stages of discovery. Depositions of key witnesses have been taken, with only one to two more depositions remaining. The parties have been discussing various settlement options.

REPORTS TO SECURITY HOLDERS

         The Company files reports with the SEC using the SEC's small-business disclosure rules. In particular, the Company files current reports on Form 8-K, quarterly reports on Form 10-QSB, and annual reports on Form 10-KSB. The public may read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by contacting the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site containing reports, proxy and information statements, and other information regarding companies, like ProUroCare, that file electronically with the SEC at: http://www.sec.gov.

                                   MANAGEMENT

Directors and Executive Officers



NAME                      AGE    POSITION
---------------------     ---    -----------------------------------------------
Michael P. Grossman       51     President, Chief Executive Officer and Director
Richard Thon              49     Chief Financial Officer
Maurice R. Taylor, II     59     Chairman of the Board
David Koenig              63     Secretary and Director
Alex Nazarenko            60     Director



         MICHAEL P. GROSSMAN, became President, Chief Executive Officer and a director of our Company upon the Merger. Mr. Grossman has also served as President and Chief Executive of ProUroCare, Inc., the Company's wholly owned subsidiary ("PUC"), from February, 2004 until present. Mr. Grossman has extensive experience in the financial services and advisory industry, including more than 14 years in the area of new business start-ups and economic development. From 1995 to 2003 he served as Vice President of the Minnesota Cooperation Office ("MCO"), a privately funded business-development company created to identify and assist in the formation of high-growth, innovative companies and provide support for their future growth. Mr. Grossman, in his capacity as an officer of the MCO, provided four primary services to client companies and entrepreneurs: evaluation of proposed products and their market potential; development of a comprehensive five-year business plan; assistance in assembling a management team and/or board of directors; and assistance with locating appropriate financing. In this role, Mr. Grossman identified and helped ten client companies with these issues and thereby played a key role in helping to start/launch these companies. In some instances, Mr. Grossman served on the board of directors of the client companies and in most all cases provided ongoing assistance to the companies for a period of three to five years. Prior to 1995 he held senior positions at Tricon Capital Corporation, Ehlers and Associates, Inc., and corporate and public finance positions at Piper Jaffray & Hopwood, and Dain Bosworth. Mr. Grossman has a B.A. in Economics from Carleton College and an M.B.A. from the University of Minnesota.

         RICHARD THON was hired as our Chief Financial Officer in July 2004 after serving in this role in an interim capacity on a consulting basis since
2001. From 2002 to 2004, Mr. Thon was the Chief Financial Officer of CHdiagnostics, LLC. He served as the Chief Financial Officer and Vice President of Finance for MEDgenesis from 2000 to 2001, as Corporate Controller of Instant Web Companies from 1998 to 2000, and as Controller and director of Business Systems of Sanofi Diagnostics Pasteur from 1990 to 1998. Mr. Thon began his career as an auditor with KPMG LLP, and since that time has held financial management positions with both public and privately held firms. Mr. Thon has a B.B.A. in Accounting from the University of Michigan and an M.B.A. in Finance from the University of Wisconsin.

         MAURICE R. TAYLOR, II, is a Minneapolis entrepreneur, and has served as the Chairman of the Board of PUC since its inception in 1999. Upon the Merger, Mr. Taylor was appointed to serve as the Company's Chairman of the Board. He was the founder of Chronimed Inc. ("Chronimed"), and has been involved in several healthcare and medical-technology companies. He served as Chairman and Chief Executive Officer of Chronimed from April 1985 until March 1999, at which point he joined its diagnostic division in a spinoff venture which became known as MEDgenesis. Mr. Taylor held such positions with Chronimed and MEDgenesis until the sale of MEDgenesis to the British company Medisys PLC. Mr. Taylor is also Chairman of Clinical Network and CHdiagnostics, LLC, a diabetes market product-development company. He serves as a director and is the former Chairman of the Scripps Whittier Institute for Diabetes which, through collaborations, is believed to be the largest diabetes research group in the world. Mr. Taylor was the recipient of the Inc. Magazine "Entrepreneur of the Year Award for Helthcare" in 1994.

         DAVID F. KOENIG has served as a director of PUC since 1999, and became a director of the Company upon the Merger. Since 1996, Mr. Koenig has been the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rotationally molded plastic parts ("Solar Plastics"). Solar Plastics has four manufacturing facilities and services customers in both domestic and international markets. Mr. Koenig served as Chief Financial Officer and director of Quadion Corporation from 1977 to 1987, a manufacturer of precision-made rubber and plastic components and assemblies for industrial uses. In this role, he had full responsibility for strategic planning, acquisitions, information services, real estate and legal services, and helped create the plans and implement the programs that took this company from sales of $22 million from three domestic plants to sales exceeding $100 million from six domestic and three foreign plants. Prior to this time, Mr. Koenig spent 11 years growing and developing his own consulting business focusing on providing services to small to medium-sized companies in the areas of strategic planning and implementation, acquisitions, financing and organizational restructuring. Earlier, Mr. Koenig was employed by Dain Rauscher as an investment banker, and by General Mills, Inc. and the Kroger Co. (both Fortune 100 companies) with responsibilities in strategic planning, acquisitions and finance. Mr. Koenig received his undergraduate degree in business administration from Indiana University and his M.B.A. from Harvard Graduate School of Business.


         ALEX NAZARENKO has served as a director of PUC since 2001, and became a director of the Company upon the Merger. Since 1992, Mr. Nazarenko has been a co-owner, officer and director of American Phoenix, Inc. of Eau Claire, Wisconsin, a company with approximately $10 million in revenues and 100 employees engaged in the business of rubber processing for the major tire companies. Since 1996, he has also been co-owner, officer and director of 2N Company, L.L.C., of Minneapolis, Minnesota, a private investment and management company with investments in a broad range of industries. Form 1973 until 1991, Mr. Nazarenko served as Vice President for Equity Securities Trading Company of Minneapolis. Mr. Nazarenko began his career in the securities industry in 1966.


         There are no family relationships among our executive officers or directors.

KEY PERSONNEL

         In addition to the directors and officers, the Company employs or has consulting relationships with certain key personnel identified below.

         NEAL D. SHORE, MD, serves as the Company's Medical Advisor. He completed his Bachelor of Arts degree and graduated magna cum laude from Duke University in 1980. He received his medical degree from Duke University in 1984, and from January to June, 1984 performed graduate research at the University of Pretoria School of Medicine, Pretoria, R.S.A. He completed his residency in general surgery and urology at New York Hospital-Cornell Medical center in 1990, which included a six-month rotation at the Memorial-Sloan Kettering Cancer Center. He is Board Certified by the American Board of Urology and has been a Fellow with American College Surgeons since 1994. He has several publications in the Journal of Urology. Since 1994, Mr. Shore has maintained a clinical urology practice with Grand Strand Urology in Myrtle Beach, South Carolina, where he is currently Chief of Staff.

         Under the Company's consulting agreement with Dr. Shore, Dr. Shore receives $15,000 per year for his consulting services. This fee entitles ProUroCare to approximately 60 hours of consulting. If Dr. Shore spends time in excess of 60 hours per year, the consulting agreement provides that such excess time will result in payment to Dr. Shore of an hourly fee of $250. In connection with his consulting agreement, the Company issued Dr. Shore options to purchase up to 30,000 shares of the Company's common stock at an exercise price of $2.00 per share. 15,000 of such options vested upon the execution and delivery of the consulting agreement, and the remaining 15,000 shares will vest on January 1, 2005.

BOARD OF DIRECTORS

         The Company's board of directors is currently comprised of four members, each of whom is identified in the table under the caption "Directors and Executive Officers" above. Each of Messrs. Koenig and Nazarenko qualify as an "independent director," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. Because Maurice
R. Taylor, II served as the Chief Executive Officer of PUC from inception until January 31, 2004 (at which time Michael P. Grossman was appointed as the President and Chief Executive Officer of PUC), Mr. Taylor does not currently qualify as an "independent director." Under the Company's corporate bylaws, up to nine additional directors may be added to the board of directors. At this time, the Company plans to add more directors to serve on the board of directors.

AUDIT COMMITTEE

         The Company has established a two-member audit committee within the board of directors that currently consists of Messrs. Koenig and Nazarenko. The board of directors has adopted a written charter for the audit committee. The audit committee was formed after the effectiveness of the Merger; and prior to the Merger the Company had no such audit committee. Accordingly, no audit committee meetings were held during fiscal year 2003.

         The board of directors has determined that at least one member of the audit committee, David Koenig, is an "audit committee financial expert" as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended. Mr. Koenig's relevant experience includes his service as the Chief Financial Officer and director of Quadion Corporation, and his past consulting experience which involved his oversight and supervision of the performance of business enterprises respecting the preparation, audit and evaluation of financial statements. Both members of the audit committee (i.e., Messrs. Koenig and Nazarenko) currently qualify as "independent directors," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. Moreover, the board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our Chief Executive Officer and the other highest-paid executive officers serving as such at the end of fiscal year 2003 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of the Company or the Company's wholly owned subsidiary, ProUroCare Inc., received compensation in excess of $100,000 during fiscal year 2003.


                                                                                            LONG-TERM
                                                             ANNUAL COMPENSATION      COMPENSATION AWARDS
                                                      ---------------------------- ------------------------
                                                                                            SECURITIES
NAME AND POSITION                           YEAR          SALARY           BONUS        UNDERLYING OPTIONS
--------------------------------------- ------------- --------------- ------------ ------------------------
Maurice R. Taylor, II (1) (2)               2003      $   190,000               0                  --
Chief Executive Officer and Chairman
of the Board
                                            2002      $   190,000         $42,750             450,000
                                            2001                0               0                  --
--------------------------------------- ------------- --------------- ------------ ------------------------
Todd Leonard (3)                            2003      $   138,542               0                  --
President and
Chief Operating Officer
                                            2002      $   179,923 (4) $    31,500             210,000
                                            2001               --              --                  --
--------------------------------------- ------------- --------------- ------------ ------------------------


-----------------
(1) Mr. Taylor served as Chairman and Chief Executive Officer of ProUroCare Inc. until January 31, 2004. On February 1, Michael P. Grossman became the Chief Executive Officer of ProUroCare Inc., and subsequently became the Chief Executive Officer of the Company upon the Merger. Mr. Taylor continues to serve as the Chairman of ProUroCare Inc. and the Company.

(2) For compensation information about the Company's current Chief Executive Officer, Michael P. Grossman, please refer to the caption "Employment Agreements" below.

(3) Mr. Leonard terminated employment with ProUroCare Inc. effective October 16, 2003.

(4) Mr. Leonard's 2002 compensation includes consulting compensation earned between January 1 and May 31, 2002. He was awarded an option for 360,000 shares of the Company's common stock, 150,000 shares of which were forfeited.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

         No stock options or stock-appreciation rights were exercised during fiscal year 2003, and no stock-appreciation rights were outstanding at the end of such fiscal year. The table below sets forth outstanding but unexercised options as of the end of fiscal year 2003.


                                              SECURITIES UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR END            IN-THE-MONEY OPTIONS (1)
                                             ------------------------------------- ------------------------------------
NAME                                            EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
-------------------------------------------- ------------------ ------------------ ----------------- ------------------
Maurice R. Taylor, II (2)                         287,499            162,510           $138,000          $ 78,005
-------------------------------------------- ------------------ ------------------ ----------------- ------------------
Todd Leonard (3)                                  210,000                  0           $100,800          $      0
-------------------------------------------- ------------------ ------------------ ----------------- ------------------

--------------
(1) ProUroCare Inc. was not a wholly owned subsidiary of the Company as of December 31, 2003, and all of the options in the referenced column were exercisable for shares of common stock of ProUroCare Inc. Nevertheless, for purposes of this table, we have assumed that the Merger occurred as of December 31, 2003, and have used the per-share price of our common stock as of such date ($0.48).

(2) Mr. Taylor served as Chairman and Chief Executive Officer of ProUroCare Inc. until January 31, 2004. On February 1, Michael P. Grossman became the Chief Executive Officer of ProUroCare Inc., and subsequently became the Chief Executive Officer of the Company upon the Merger. Mr. Taylor continues to serve as the Chairman of ProUroCare Inc. and the Company. For information about the Company's current Chief Executive Officer, Michael P. Grossman, please refer to the caption "Employment Agreements" below.

(3) Mr. Leonard terminated employment with ProUroCare Inc. effective October 16, 2003.

DIRECTOR COMPENSATION

         The Company's policy is that each of our non-employee directors receive an annual cash payment of $5,000, and the chairpersons of our compensation and audit committees receive an additional annual payment of $2,500. It is also our policy to grant all non-employee directors a one-time option upon initial election or appointment to the board of directors to purchase 30,000 shares of our common stock at the then-current market price, which option shall vest ratably over two years of service and have a ten-year term. All directors shall be reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees.

EMPLOYMENT AGREEMENTS

         ProUroCare Inc. ("PUC"), the Company's wholly owned subsidiary, is a party to employment agreements with Maurice R. Taylor, II, Michael P. Grossman and Richard B. Thon. Each of these agreements provides for a minimum annual salary, cash incentive payments, and options to purchase shares of common stock that vest over time. PUC's agreement with Mr. Taylor provides for an annual salary of $190,000. Mr. Grossman's agreement with PUC provides for an annual salary of $175,000. Mr. Thon's agreement with PUC provides for an annual salary of $140,000. These agreements also provide that, upon termination without cause (or a change of employment that the employee elects to treat as a termination of employment), the employee will receive as severance six months of base salary plus four months of base salary for each year of service (up to a maximum of 24 months of base salary), plus the prorated average of any bonus or incentive compensation paid over the previous two years. Additionally, all unvested stock options then held by the employee will immediately vest with a one-year period for exercise. Mr. Taylor's, Mr. Grossman's and Mr. Thon's agreements have terms that continue until December 2005, January 2007 and July 2007, respectively. In connection with PUC's execution and delivery of the employment agreement with Mr. Grossman, PUC granted Mr. Grossman options to purchase up to 150,000 shares of PUC common stock at a per-share exercise price of $6.00. Pursuant to the Merger, this right was converted into the right to receive up to 450,000 shares of Company common stock at a per-share exercise price of $2.00. In connection with PUC's execution and delivery of the employment agreement with Mr. Thon, the Company granted Mr. Thon options to purchase up to 200,000 shares of company common stock at a per-share exercise price of $2.50.

      Under each of the above referenced employment agreements, in the event of a change in control resulting in a termination of employment, change of location, or decrease in the level of responsibility of the executive(any of which occur within two years of a change in control), the Company shall compensate the executive as if he were terminated without cause, as described above.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of the our common stock as of September 30, 2004, by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and
(iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447.




                                                      SHARES
NAME                                            BENEFICIALLY OWNED         PERCENT OF CLASS
------------------------------------------- ---------------------------- ----------------------
Michael P. Grossman (1)                                112,511                      *
------------------------------------------- ---------------------------- ----------------------
Richard Thon (2)                                        63,336                      *
------------------------------------------- ---------------------------- ----------------------
Maurice R. Taylor II (3)                             1,695,624                   12.0
------------------------------------------- ---------------------------- ----------------------
Alex Nazarenko (4)                                   2,044,998                   14.6
------------------------------------------- ---------------------------- ----------------------
David Koenig (5)                                       545,901                    3.9
------------------------------------------- ---------------------------- ----------------------
All directors and officers as a group (6)            4,167,905                   28.8
------------------------------------------- ---------------------------- ----------------------
Profile, L.L.C. (7)
2700 Corporate Drive, Suite 120
Birmingham, Alabama 35242                            3,084,999                   22.1
------------------------------------------- ---------------------------- ----------------------
CS Medical Technologies, LLC (8)
2277 West Highway 36, Suite 254
Roseville, MN  55113                                 1,947,498                   14.0
------------------------------------------- ---------------------------- ----------------------



-------------------
* Less than one percent (1%).

(1) Includes options to purchase up to 112,511 shares of common stock which are currently exercisable or exercisable within 60 days, at $2.00 per share.


(2) Includes options to purchase up to 63,336 shares of common stock which are currently exercisable or exercisable within 60 days. Of Mr. Thon's options, 30,000 are exercisable at $1.13 per share, and 33,336 are exercisable at $2.50 per share.


(3) Includes 27,000 shares of common stock held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes 1,227,624 shares of common stock held directly and options to purchase 186,000 shares of common stock which are currently exercisable or exercisable within 60 days at $1.13 per share.



(4) Includes 1,947,498 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and member. Also includes 67,500 shares of common stock held directly, and options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(5) Includes 27,000 shares held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner. Also includes 166,041 shares of common stock held directly, options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days exercisable at $1.13 per share, and immediately exercisable warrants to purchase 67,680 shares at $1.67 per share.

(6)   Includes Messrs. Taylor, Nazarenko, Koenig, Grossman and Thon.

(7) The managers of Profile, LLC are T. Forcht Dagi and Stanley L. Graves, who share voting and investment power over the securities held by Profile, LLC. Cordova Technology Partners, L.P., a private investment fund, by virtue of its 39.75% ownership interest in Profile, LLC, indirectly has a pecuniary interest in 1,226,287 shares of the Company's common stock. The sole general partner of Cordova Technology Partners, L.P. is Cordova Technologies, LLC. T. Forcht Dagi and Jerry Schmidt, the senior executives of Cordova Technologies, LLC, share voting and investment power over the securities held by Cordova Technology Partners, L.P.

(8) The beneficial owners of CS Medical Technologies, LLC are Clement Nelson and Alex Nazarenko (a director of the Company).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPANY HISTORY

         ProUroCare Inc., the Company's wholly owned subsidiary ("PUC"), was initially founded by shareholders of Clinical Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. At that time, PUC acquired from Clinical Network and CS Medical all assets and rights associated with the minimally invasive microwave therapy in exchange for an aggregate of 3,000,000 shares of PUC common stock. Alex Nazarenko, a Company director (and director of PUC), is a principal shareholder and controlling person of CS Medical. Currently, CS Medical owns 1,947,498 shares of our common stock. In addition, Maurice R. Taylor, the Company's Chairman (and Chairman of PUC), and David Koenig, a Company director (and director of PUC), are principal shareholders and controlling persons of Clinical Network and Clinical Network, L.L.C. (a limited liability company affiliated with Clinical Network) which together beneficially own 282,000 shares of our common stock. Prior to the transactions with Clinical Network and CS Medical, neither of such companies (nor the individual directors named above) were related parties or otherwise affiliated with the Company. Accordingly, these transactions were negotiated at arm's-length. The Company believes that the terms of the above-described transactions were fair to the Company.


LICENSES AND ROYALTIES


         In January 2002, PUC purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate-imaging system and related patented technology in exchange for the issuance of 3,230,769 shares of PUC common stock, and future royalties ranging from 1.05% to 3.05% of net sales of the ProUroScan(TM) system under the terms of its licensing agreement. Subsequent to that transaction, PUC issued Profile an additional 769,230 shares of PUC common stock pursuant to the agreement governing the transfer of assets. After the Merger, Profile owns 3,084,999 shares of the Company's common stock. Prior to the transaction with Profile, Profile was not a related party or otherwise affiliated with the Company. The Company believes that the terms of the above-described transaction with Profile were fair to the Company.

         In July 2001, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") allowing the monitoring of microwave therapy changes to tissue in real time. The Company intends to implement this licensed technology in its therapeutic product. The license agreement with RPI required a $50,000 payment as a licensing fee, which was paid in 2004, and royalty payments of 3.0% of net sales if the primary function of the device is tomography or 1.0% of net sales if the primary function of the final system is not tomography. Beginning in 2006, RPI is entitled to receive a minimum annual royalty payment of $20,000 to maintain the license.

LINE OF CREDIT

         On January 24, 2003, PUC obtained a $500,000 line of credit from a financial institution. The line of credit was collateralized by PUC's business assets and severally guaranteed by five individuals, including David Koenig, a director of PUC who is now a Company director. In exchange for the personal guarantees, PUC issued to the guarantors warrants to purchase 214,290 shares of the Company's common stock at $2.33 per share (after the Merger), including 21,429 shares of common stock issuable upon exercise of the warrant issued to the Company director. As described below, the shares of common stock issuable upon exercise of these warrants were adjusted by operation of certain price and anti-dilution protections.

         On August 5, 2003 PUC replaced the $500,000 credit line with a $1,000,000 line of credit from the same financial institution. The line of credit was secured by PUC's business assets and severally guaranteed by nine individuals, including the same five individuals who guaranteed the first line of credit. In exchange for the personal guarantees, PUC issued to the guarantors a warrant to purchase a total of 428,580 shares of the Company's common stock (after the Merger) at $2.33 per share, including 21,429 shares of Common Stock issuable upon exercise of the warrant issued to a Company director. As described below, the number shares of common stock issuable upon exercise of these warrants was adjusted by operation of certain price and anti-dilution protections. Shortly after the Merger, the line of credit was paid off.

         In total, warrants to purchase up to 642,870 shares of the Company's common stock after the Merger were issued by PUC in connection with the foregoing line-of-credit guarantees. Each such warrant granted the holder certain price and anti-dilution protections. As a result of these protections and the price per share offered in the Private Placement (and the consideration exchanged in the Merger), the foregoing warrants, after adjustment for such protections, entitle such holders to obtain 1,017,882 shares of the Company's common stock at an exercise price of $1.67 per share. Of these adjusted warrants, Mr. David Koenig has the right to acquire 67,860 shares of our common stock at $1.67 per share. All of the common stock issuable upon exercise of the foregoing warrants is registered for resale pursuant to the registration statement of which this prospectus is a part.

LOAN TRANSACTIONS

         From October 2001 through May 2002, Clinical Network loaned a total of $123,616 to the Company. The Company accrued interest on this debt at an annual rate of 5%. In 2002, 2003, and 2004 the Company repaid $12,950, $77,419, and
$24,301 to Clinical Network, respectively. Currently, the Company owes $9,030 to Clinical Network in connection with these loans. At the time of the loans, Maurice R. Taylor, II, then the Company's Chief Executive Officer and a Company director, was also a director of Clinical Network.

         In April and May 2002, CS Medical loaned a total of $51,000 to the Company. In June 2002 and June 2004, the Company repaid $25,000 and $26,000 to CS Medical, respectively. In addition, the Company paid interest on this debt in an amount equal to an annual rate of 5%. At the time of the loan, Alexander Nazarenko, a Company director, was also a director of CS Medical.

         In July, 2003, the Company borrowed $60,000 from Maurice R. Taylor II and Alexander Nazarenko. At the time of the loan, Mr. Taylor was the Company's Chief Executive Officer and a director of the Company, and Mr. Nazarenko was a director of the Company. The loan was made pursuant to an unsecured promissory note. The promissory note bore simple interest at 6.5% per annum. In August and September, 2003 the Company repaid the note and the accrued interest thereon in full.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

GENERAL

         Our common stock has been quoted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board," since December 2003. Our common stock currently trades on the OTC Bulletin Board under the trading symbol "PRRC." Prior to May 5, 2004, the Company's securities traded on the OTC Bulletin Board under the trading symbol "GICI." The following table lists the high and low bid information for the Company's common stock as quoted on the OTC Bulletin Board since the stock began trading in December 2003:


                                         PRICE RANGE
QUARTER ENDED                      HIGH                LOW
-------------------------    ----------------    ---------------
December 31, 2003                  $0.48              $0.05
March 31, 2004                     $5.00              $0.48
June 30, 2004                      $3.45              $1.90
September 30, 2004                 $3.55              $2.05



         The above quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The number of holders of record of our common stock as of September 13, 2004 was 139. We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF LAST FISCAL YEAR


                                                                                             NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE                                   ISSUANCE UNDER EQUITY
                                  ISSUED UPON EXERCISE OF     WEIGHTED-AVERAGE EXERCISE       COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,         PRICE OF OUTSTANDING         (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS      OPTIONS, WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                           (b)                           (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by stockholders (1)              834,999                       $1.13                       665,001
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by stockholders (2)                    -                           -                             -
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                         834,999                                                   665,001
------------------------------- ---------------------------- ---------------------------- ----------------------------

--------------------
(1) Includes 810,000 shares of our common stock issuable under options issued under our 2002 Plan (as defined below), and 24,999 shares of our common stock issuable under existing warrants.

(2) As discussed below, on July 14, 2004 the board of directors approved the ProUroCare Medical Inc. 2004 Stock Option Plan (the "2004 Plan"), under which 1,500,000 shares have been reserved. As of the date hereof, we have issued 200,000 shares under the 2004 Plan.

2002 PLAN

         In April 2002, PUC adopted the ProUroCare Inc. 2002 Stock Plan (the "2002 Plan"), pursuant to which PUC granted options to officers, directors, employees and independent contractors. Under the 2002 Plan, PUC was able to grant incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards. The Company adopted the 2002 Plan as part of the Merger. There are currently options to purchase up to 1,285,000 shares of the Company's common stock outstanding under the 2002 Plan. All of these options are held by Company officers and directors. Because the Company has adopted the 2004 Plan as described below, the Company will not issue any further options to purchase shares of Company common stock under the 2002 Plan.

         Under the 2002 Plan, the Company has to date granted options for 1,285,000 shares to officers and directors that are exercisable at prices ranging from $1.13 to $2.00, adjusted for the post merger distribution. The officers' options vest ratably over a 36-month period ending December 2004, while the directors' options vest ratably over a 24-month period that ended on April 2004. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for these options. An aggregate of $140,300, $128,608, and $268,908 of stock-based compensation related to these options was recognized in the years ended December 31, 2003, 2002 and the period from August 17, 1999 to December 31, 2003, respectively.

2004 PLAN

         On July 14, 2004 the Company's board of directors passed a resolution adopting the ProUroCare Medical Inc. 2004 Stock Option Plan (the "2004 Plan"). The Company has reserved 1,500,000 shares of common stock for issuance under the 2004 Plan. Under current IRS regulations, the Company's shareholders must approve the 2004 Plan on or prior to July 14, 2005 in order for the Company to grant incentive stock options under the 2004 Plan. As of the date of this prospectus, 200,000 options have been granted under the 2004 Plan.

         General. The 2004 Plan provides for the grant of both incentive and non-statutory stock options. Incentive stock options granted under the 2004 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the 2004 Plan will not qualify as incentive stock options under the Code. The board of directors adopted the 2004 Plan to provide a means by which Company employees, directors, officers and consultants may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.

                               SELLING STOCKHOLDERS

         The following table lists the total number of shares of our common stock as of September 30, 2004, assuming the exercise of all options and warrants owned by the selling stockholders. Except as indicated in the table and accompanying footnotes, the selling stockholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise of the options and warrants described herein. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
Profile, L.L.C. (2)                                    3,084,999     3,084,999(3)                -           *
---------------------------------------------------------------------------------------------------------------------


CS Medical Technologies, LLC (4)                       1,947,498     1,947,498(3)                -           *
---------------------------------------------------------------------------------------------------------------------


Maurice R. Taylor II                                   1,695,624(5)  1,227,624(3)                -         3.1%
---------------------------------------------------------------------------------------------------------------------



Dale E. Herdey and Mary J. Herdey, JTWROS                 75,000        75,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Eagle Ridge Partners (7)                                  25,000        25,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Blake Capital Partners (8)                                54,000        54,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------
Kottom Mills 1995 Irrevocable Trust - Bruce
Reichert TTEE                                              8,000         8,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------
Nicolle E. Mills Irrevocable Trust - Dick Wright
TTEE                                                       8,000         8,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Gulfstream Financial Partners (9)                         80,000        80,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Henry Fong                                                50,000        50,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Corporate Services Group, Inc.                            10,000        10,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

John Stapleton                                            10,000        10,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Gary Copperud                                             10,000        10,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Christopher Snell                                          2,500         2,500(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Brian Niebur                                               2,500         2,500(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Richard D. Balm                                            2,500         2,500(6)                -           *
----------------------------------------------------------------------------------------------------------------------

Joseph Caldwell                                            2,500         2,500(6)                -           *
---------------------------------------------------------------------------------------------------------------------

Henry Cousineau III                                      339,282                -      339,282(10)           *
---------------------------------------------------------------------------------------------------------------------

Bina Enterprises                                         400,000       100,000(6)      300,000(11)           *
---------------------------------------------------------------------------------------------------------------------

Steve Burke                                              274,109        87,500(12)     186,609(10)           *
---------------------------------------------------------------------------------------------------------------------

David F. Koenig                                          545,901(13)   166,041(3)       67,860(10)         2.7%
---------------------------------------------------------------------------------------------------------------------

Clinical Network Inc. (14)                               255,000       255,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Colour Holding, Ltd. (15)                                249,000       249,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
Elizabeth S. Kasevich                                    248,751       248,751(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Raymond S. Kasevich                                      248,751       248,751(3)                -           *
---------------------------------------------------------------------------------------------------------------------

John J. Burke                                            200,000      200,000(12)                -           *
----------------------------------------------------------------------------------------------------------------------

Clement A. Nelson                                      2,127,498(16)   180,000(3)                -           * (17)
---------------------------------------------------------------------------------------------------------------------

Stanford Baratz                                          135,720                -      135,720(10)           *
---------------------------------------------------------------------------------------------------------------------

Craig-Hallum Partners (18)                               125,000      125,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Richard H. Enrico                                        125,000      125,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

David Kunin                                              101,790                -      101,790(10)           *
---------------------------------------------------------------------------------------------------------------------

Gus Boosalis                                             100,000      100,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Industricorp & Co., FBO T.C. Carpenters                  100,000      100,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

E*Trade FBO Peter L. Hauser IRA IRA                      100,000      100,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Jack B. Peterson                                         100,000      100,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

TITAB, LLC Brad Peters                                   100,000      100,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Alex Nazarenko                                         2,044,998(19)    67,500(3)                -           * (17)
---------------------------------------------------------------------------------------------------------------------


Minnetronix, Inc.                                        136,589                -       92,148(11)           *
---------------------------------------------------------------------------------------------------------------------


Artann Laboratories, Inc.(20)                            270,000(21)            -       90,000(21)           *
---------------------------------------------------------------------------------------------------------------------


John Lane                                                 79,348       40,000(22)       39,348(23)           *
---------------------------------------------------------------------------------------------------------------------

Linda B. Ganje                                            75,000       75,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Michael J. Ganje                                          75,000       75,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Michael Wright                                            25,000        25,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

James Taylor                                             116,081(24)    72,081(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Lindsey Taylor                                           116,081(24)    72,081(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Maurice Taylor III                                       116,081(24)    72,081(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Scott Taylor                                             116,081(24)    72,081(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Tiffiney Taylor                                          116,081(24)    72,081(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Resistance Technology, Inc.                               70,743(25)    70,743(26)                -          *
---------------------------------------------------------------------------------------------------------------------

Michael & Margaret Provenzano                             67,860                 -       67,860(10)          *
----------------------------------------------------------------------------------------------------------------------

Douglas E. King                                           65,114        65,114(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
Christopher Larson                                        65,114        65,114(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Generation Capital Associates (27)                        64,800        64,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank IRA C/F Bruce W. McFadzean
#6051-3618                                                62,500       62,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Jerome Laitala                                            54,761        54,761(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Leon Steinberg                                            50,895                -       50,895(10)           *
---------------------------------------------------------------------------------------------------------------------

Dale E. Herdey                                            50,762        50,762(3)                -           *
---------------------------------------------------------------------------------------------------------------------

John Kraemer & Sons, Inc. (28)                            50,295        50,295(3)                -           *
---------------------------------------------------------------------------------------------------------------------
DB Securities Inc. tax id #522208880 as custodian
F/B/O IRA FBO Steven F. Burke, IRA                        50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Lawrence G. Burke                                         50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Gregg Emfield                                             50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Douglas J. Miller                                         50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Gregory J. Orman                                          50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Arthur J. Petrie                                          50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Nancy A. Wright, Trustee of the Nancy A. Ekengerg
Charitable Remainder Unitrust u/a/d 10/26/92              50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Yvonne L. Wright Family Trust                             50,000       50,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Earl Beitzel                                              45,580        45,580(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Tina M. Johnson                                           40,000       40,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Fischer-Zernin LLC (29)                                   39,000        39,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Kathleen Mary Burke                                       37,500       37,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Joseph Novogratz                                          35,210        35,210(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Piper Jaffray as Custodian FBO David H. Potter IRA        35,000       35,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Anita Kunin                                               33,936                -       33,936(10)           *
---------------------------------------------------------------------------------------------------------------------

Tim Olson                                                 33,930                -       33,930(10)           *
---------------------------------------------------------------------------------------------------------------------

Mary Dierich                                              32,557        32,557(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Timothy J. Olson                                          32,400        32,400(3)                -           *
---------------------------------------------------------------------------------------------------------------------

F & M 18 Investment Partnership (30)                      30,000        30,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------
John R. Toedtman Pension and Trust UAD 3/01/93
John Toedtman, Trustee                                    30,000        30,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Thomas Laitala Trust                                      27,999        27,999(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Russell Trust c/o Russell Laitala                         27,999        27,999(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Clinical Network Management Corp. (14)                    27,000        27,000(3)
---------------------------------------------------------------------------------------------------------------------

Byron A. Denenberg                                        25,349        25,349(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
John J. Gornick                                           25,349        25,349(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Russell Jean Gray, Jr.                                    25,349        25,349(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Thomas B. Kullman                                         25,349        25,349(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Mitsuzo Shida                                             25,349        25,349(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Peter Sheldrick                                           25,348        25,348(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Craig C. Avery Company Profit Sharing Trust (31)          25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

James R. Burke                                            25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Donald E. and Joanne K. Davidson                          25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Jeffrey S. Davidson                                       25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Stacy Davidson                                            25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Peter L. Hauser                                           35,000       35,000(22)                -           *
---------------------------------------------------------------------------------------------------------------------

James S. Murphy                                           25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Robert J. Sechan II                                       25,000       25,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------


Cordova Technology Partners, L.P. (32)                    24,999                -       24,999(33)           *
---------------------------------------------------------------------------------------------------------------------


Shore Holdings, LLC (34)                                  31,500(35)    15,000(3)        1,500(23)           *
---------------------------------------------------------------------------------------------------------------------

George L.Wirkkula                                         22,279        22,279(3)                -           *
---------------------------------------------------------------------------------------------------------------------

T. Hay IRA-Dain Raucher, Custodian                        22,074        22,074(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Mark & Patricia Caiazzo                                   21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Henry G. & Rita C. Ciocca, JTWROS                         21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

James M. Libby, M.D.                                      21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

David Pratson                                             21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Public Food Partners LLP                                  21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Bev Snyder & Roland C. Fearn, JTWROS                      21,600        21,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Portage Equity Investments II, LP (36)                    21,429        21,429(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Jerome Laitala-Marquette Bank Minneapolis                 19,860        19,860(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Debbie K. Huff                                            19,724        19,724(3)                -           *
---------------------------------------------------------------------------------------------------------------------
John C. Gjerde Profit Sharing Plan-Marquette Bank
Minneapolis Trustee                                       19,534        19,534(3)                -           *
---------------------------------------------------------------------------------------------------------------------

California International Sailing Ass'n                    18,000        18,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Gilbert & Associates (37)                                 17,529        17,529(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Minnesota Zoo                                             17,259        17,259(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Stanford Baratz Revocable Trust                           15,000        15,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
Thomas S. Burke                                           15,000       15,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Trustee of the Elizabeth Burke Trust u/a/d 7/7/88         15,000       15,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Trustee of the Kathleen M. Burke Trust u/a/d
7/7/88                                                    15,000       15,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Trustee of the Michael S. Burke Trust u/a/d 7/7/88        15,000       15,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Trustee of the Susan E. Burke Trust u/a/d 7/7/88          15,000       15,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Trustee of the Thomas J. Burke Trust u/a/d 7/7/88         15,000       15,000(12)                -           *
----------------------------------------------------------------------------------------------------------------------

Andrew Cone                                               15,000        15,000(6)                -           *
---------------------------------------------------------------------------------------------------------------------

John R. Albinson                                          12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Roger Buxton                                              12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Ravindra and Padma Chintipalli                            12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Scott and Julie Espersen                                  12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Piper Jaffray as Custodian FBO Daniel S. Perkins
IRA                                                       12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Piper Jaffray as Custodian FBO Patrice M. Perkins
IRA                                                       12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Anne M. Voight                                            12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Piper Jaffray as Custodian FBO Jeffrey R. Wright          12,500       12,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

The Whittier Institute                                    12,000        12,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Neil M. Bardach                                           10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Dominic Bassani                                           10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Harry N. Bloch, II                                        10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Janet & Thomas Buckley                                    10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Dana Harloe                                               10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Richard A. Knef                                           10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Gregory A. Lewis                                          10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Steven & Gail Machov                                      10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Marshall Manley                                           10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Don McGuire                                               10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Leland G. Mew                                             10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Ralph N. Peregoy                                          10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------
Stanley M. Taube, Trustee of Julie Berman
Irrevocable Trust                                         10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

TBJMJ Family Limited Partnership                          10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Temple Securities Ltd. (38)                               10,800        10,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                                                        shares offered
                                                                        Number of         by selling     Percentage
                                                        Shares         outstanding       stockholder     beneficial
                                                     beneficially   shares offered by   upon exercise     ownership
                                                     owned before        selling          of certain        after
Selling Stockholder                                  offering (1)      stockholder         warrants       offering
----------------------------------------------------------------------------------------------------------------------
Robert S. Parish                                          10,553        10,553(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Wayzata Community Church                                  10,500        10,500(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Greg Hardie                                               10,153        10,153(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Rita Rose Schlosser                                       10,153        10,153(3)                -           *
---------------------------------------------------------------------------------------------------------------------


Vladimir Drits                                            30,000(21)             -       10,000(21)           *
---------------------------------------------------------------------------------------------------------------------


Keith H. Stolen                                           10,000       10,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Anthony R. Baraga                                          9,572         9,572(3)                -           *
---------------------------------------------------------------------------------------------------------------------
Marquette Bank Minneapolis, Trustee FBO Jerome E.
Laitala IRA                                                8,302         8,302(3)                -           *
---------------------------------------------------------------------------------------------------------------------

John A. Hay                                                8,139         8,139(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Peter L. Mitchelson                                        8,139         8,139(3)                -           *
---------------------------------------------------------------------------------------------------------------------

John C. Gjerde                                             7,563         7,563(3)                -           *
---------------------------------------------------------------------------------------------------------------------
John Flottmeier, Trust Manager of Richard C. Gage
Special Trust                                              7,500        7,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Kajsa C. Nelson                                            7,500         7,500(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Kirk D. Nelson                                             7,500         7,500(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Kole O. Nelson                                             7,500         7,500(3)                -           *
---------------------------------------------------------------------------------------------------------------------
Pershing, LLC as custodian fbo IRA Elivira R.
Shea, IRA                                                  7,500        7,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Pershing, LLC As Custodian IRA fbo James A. Shea,
IRA                                                        7,500        7,500(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Beth Watchman                                              6,600         6,600(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Ryan Lane                                                  6,000                -        6,000(23)           *
---------------------------------------------------------------------------------------------------------------------

Stanley McCabe & Antoinette McCabe                         5,400         5,400(3)                -           *
---------------------------------------------------------------------------------------------------------------------

The Rochford Living Trust                                  5,400         5,400(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Richard Norton                                             5,358         5,358(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Joseph C. Stasick                                          5,358         5,358(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Richard Kormanik                                           5,307         5,307(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Gordon A. Brown, Jr. and Marjorie A. Brown                 5,000        5,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Pershing, LLC As Custodian fbo Gordon A. Brown
Jr. IRA                                                    5,000        5,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------
Pershing, LLC As Custodian fbo Marjorie A. Brown
IRA                                                        5,000        5,000(12)                -           *
---------------------------------------------------------------------------------------------------------------------

Theodore A. Johnson                                        5,000         5,000(3)                -           *
---------------------------------------------------------------------------------------------------------------------

William L. Kormanik                                        4,818         4,818(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Smith Barney, Inc. Custodian FBO Michael M. Parish         4,307         4,307(3)                -           *
---------------------------------------------------------------------------------------------------------------------

James Chica                                                3,256         3,256(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Lisa M. Kreter                                             3,256         3,256(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Teree Olson                                                2,800         2,800(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Smith Barney, Inc. Custodian FBO Robert S. Parish          2,154         2,154(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Dean Pickerell                                             1,628         1,628(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Pamela McKeown                                             1,139         1,139(3)                -           *
---------------------------------------------------------------------------------------------------------------------

Russell Laitala                                              977           977(3)                -           *
---------------------------------------------------------------------------------------------------------------------

----------
(1) For purposes of the selling stockholder table and consistent with SEC rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)    The  managers of Profile,  LLC are T. Forcht Dagi and Stanley L.  Graves,
       who share voting and investment power over the securities held by Profile, LLC. Cordova Technology Partners, L.P., a private investment fund, by virtue of its 39.75% ownership interest in Profile, LLC, indirectly has a pecuniary interest in 1,226,287 shares of the Company's common stock. The sole general partner of Cordova Technology Partners, L.P. is Cordova Technology I, LLC. T. Forcht Dagi and Jerry Schmidt, the senior executives of Cordova Technology I, LLC, share voting and investment power over the securities held by Cordova Technology Partners, L.P.


(3) Selling shareholder was a shareholder of PUC at the time of the Merger, and received shares of Company common stock in the Merger.

(4) The beneficial owners are Messrs. Clement Nelson and Alexander Nazarenko, a director of the Company.



(5) Includes 27,000 shares of common stock held by Clinical Network Management Corp. and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes options to purchase up to 186,000 shares of common stock which are currently exercisable or exercisable within 60 days at $1.13 per share.



(6)    Shares issued by the Company prior to the Merger.

(7)    The beneficial owners are Robert and Patricia Maietta.

(8)    The beneficial owner is Mr. Wayne Mills.

(9)    The beneficial owner is Mr. Henry Fong.

(10)   Warrants exercisable at $1.67 per share.

(11)   Warrants exercisable at $.33 per share.

(12) Selling shareholder acquired the shares pursuant to the Company's private placement concurrent with or following the Merger.

(13) Includes 27,000 shares of common stock held by Clinical Network Management Corp. and 255,000 shares held by Clinical Network, Inc., with respect to which Mr. Koenig is a managing officer. Also includes options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days at $1.13 per share.

(14) The beneficial owners are Messrs. Maurice R. Taylor II and David Koenig, both of whom are directors of the Company.


(15) The beneficial owners are: Nicholas David Moss, David Norman Allison, Luis Warwick Gonzalez, Christopher Paul Ward, Bernard Ian Myers, David Laurence Harris, Roderick Frances Arthur Balfour, Peter Andrew Harwood, and Mike Adrian Bussey.


(16) Includes 1,947,498 shares of common stock held by CS Medical, LLC, with respect to which Mr. Nelson is a managing officer.

(17) Assuming the sale of all shares beneficially owned and offered hereby by CS Medical Technologies, LLC.

(18)   The beneficial owner is Craig-Hallum Capital Group, LLC.

(19) Includes 1,947,498 shares of common stock held by CS Medical, LLC, with respect to which Mr. Nazarenko is a managing officer. Also includes options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days, at $1.13 per share.

(20)   The beneficial owner is Dr. Armen Sarvazyan.

(21)   Warrants exercisable at $2.00 per share.

(22) Includes 10,000 shares issued by the Company prior to the Merger. The remaining shares offered hereby were received in the Merger in exchange for pre-existing PUC shares.

(23)   Warrants exercisable at $2.33 per share.

(24) Includes options to purchase up to 44,000 shares of common stock which are currently exercisable within 60 days, at $1.13 per share.

(25) Includes 70,743 shares of common stock issued in satisfaction of liabilities.

(26) Shares issued for services rendered; 32,130 shares issued prior to the Merger, and 38,613 shares issued after the Merger.


(27) Generation Capital is a fund controlled by David Rappaport, Fred A. Brasch and Frank E. Hart.


(28)   The beneficial owner is Mr. Gary Kraemer.

(29)   The beneficial owners are Lorenz and Stephanie Fischer-Zernin.


(30)   The beneficial owners are John Moroney and Nathan G. Fink.


(31)   The beneficial owner is Mr. Craig Avery.

(32)   See footnote 2 above.

(33)   Warrants exercisable at $1.13 per share.

(34)   The beneficial owner is Dr. Neal Shore.

(35) Includes options to purchase up to 15,000 shares of common stock which are currently exercisable or exercisable within 60 days at $2.00 per share.

(36) The beneficial owner is Portage Equity Partners, LLC, of which the beneficial owner is Mr. Bradley Lehrman.

(37)   The beneficial owner is Mr. Nicholas Radovich.

(38)   Temple Securities Ltd. is beneficially owned by David Knipe.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" include donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by ProUroCare Medical Inc. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

         Sales of shares of common stock offered hereby may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions):

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o     privately negotiated transactions;

         o     short sales;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o     a combination of any such methods of sale; and

         o     any other method permitted pursuant to applicable law.

         The selling stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

         The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.


         The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, each broker-dealer selling for its own account or the account of an affiliate is an "underwriter" under
Section 2(11) of the Securities Act. The Company has been informed that Temple Securities Ltd (a selling stockholder) is a registered broker-dealer, and Craig-Hallum Partners (a selling stockholder) is an affiliate of a broker-dealer.


         To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and his affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We  have  agreed  to  indemnify   the  selling   stockholders   against
liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

         We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date one year from the date of effectiveness of this registration statement.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of outstanding warrants to purchase our common stock, there will be 15,525,493 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an "affiliate" of our company (as defined under the Securities Act).

         Our currently outstanding shares that were issued in reliance upon the private-placement exemptions under the Securities Act (i.e., those shares issued in the Private Placement and in the Merger) are deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144. The 9,603,003 restricted shares of our common stock that were issued in connection with the Merger will be eligible for resale without registration on April 5, 2005, provided that all of the other requirements of Rule 144 are then satisfied.

         In general,  under Rule 144,  any person (or persons  whose  shares are
aggregated)  including  persons  deemed  to  be  affiliates,   whose  restricted
securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker's transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

LOCK-UP AGREEMENT

         In the Merger Agreement, PUC agreed that certain of its directors and officers (Messrs. Taylor, Koenig, Nazarenko and Grossman) would be prohibited from selling their shares of Company common stock under the registration statement of which this prospectus is a part for a period of 90 days after the effectiveness of such registration statement.


         In addition, as part of the settlement agreement between PUC and Profile, Mr. Taylor agreed that he will dispose of no shares of our common stock that he or his family beneficially owns so long as any amounts are owing under the promissory note PUC delivered to Profile as part of the settlement. The promissory note was paid off on October 4, 2004 and the restrictions under the profile agreement have expired.

                          DESCRIPTION OF CAPITAL STOCK



         Our articles of incorporation, as amended to date, authorizes us to issue up to 50,000,000 shares of common stock having a per-share par value of $.00001. As of December 14, 2004, we had 13,988,057 shares of common stock issued and outstanding, with an aggregate of 3,056,877 shares of common stock issuable upon exercise of outstanding options and warrants. The transfer agent and registrar for our common stock is Interwest, LLC, of Salt Lake City, Utah.



         Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available therefor. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024,
Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

                            VALIDITY OF COMMON STOCK

         Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements of ProUroCare Inc. as of December 31, 2003, and for the years ended December 31, 2002 and December 31, 2003, and for the period from August 17, 1999 (date of inception) to December 31, 2003, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the ability of ProUroCare Inc. to continue as a going concern, of Virchow, Krause & Company, LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Global Internet Communications, Inc. (n/k/a ProUroCare Medical Inc.) as of December 31, 2003, and for the year then ended, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Manning Elliot, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                        CHANGES IN CERTIFYING ACCOUNTANT

         On April 20, 2004, the Company (formerly Global Internet Communications, Inc.) dismissed Manning Elliot as its independent auditors. The Company thereafter engaged Virchow, Krause & Company, LLP ("Virchow"), as its new independent auditors.

         Manning Elliot's independent auditor's report furnished in connection with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (filed with the SEC on March 30, 2004), contained an opinion raising substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Manning Elliot was made by the Company's reconstituted board of directors after the effectiveness of the Merger, and was made primarily because of the desire to retain the accounting firm which was familiar with the Company's operating business conducted through ProUroCare Inc. There were not, within the past two years, any disagreements with Manning Elliot that are known to the Company's management and relate to accounting principles or practice, financial disclosures or auditing scope or procedures.

         The Company requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as Exhibit
16.1 to a Current Report on Form 8-K/A filed on April 20, 2004.

         On April 20, 2004, the Company engaged Virchow as its independent public accountants for the fiscal year ending December 31, 2004. During the subsequent interim period preceding the engagement of Virchow, the Company did not consult Virchow on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of Virchow as the Company's independent auditor was approved by the Company's board of directors.

         In the Company's two most recent fiscal years prior to the change in accountants and any subsequent interim period to the date of such change, the Company had not consulted with Virchow regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and neither a written report was provided to the registrant nor oral advice was provided that Virchow concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                   PROSPECTUS


                              _______________, 2004






                             PROUROCARE MEDICAL INC.





                        13,928,493 shares of common stock








Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscriptions.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


December 31, 2003 Financial Statements - Global Internet Communications, Inc.

      Independent Auditors' Report...........................................F-2

      Balance Sheets - as at December 31, 2003 and 2002......................F-3

      Statements of Operations - As at December 31, 2003 and 2002............F-4

      Statement of Cash Flow - as at December 31, 2003 and 2002..............F-5

      Statements  of  Stockholders'  Equity  from  October  22,  1998
      (Date  of Inception) to December 31, 2003).............................F-6

      Notes to Financial Statements..........................................F-7


December 31, 2003 Audited Financial Statements - ProUroCare Inc.

      Report of Independent Registered Public Accounting Firm...............F-13

      Balance Sheets - December 31, 2003 and December 31, 2002..............F-14

      Statements of Operations - Years Ended December 31, 2003,
      December 31, 2002, and Period from August 17, 1999
      (Inception) to December 31, 2003......................................F-15

      Statements of Shareholder's Deficit...................................F-16

      Statements of Cash Flows - Years Ended December 31, 2003,
      December 31, 2002, and Period from August 17, 1999
      (Inception) to December 31, 2003......................................F-18

      Notes to Financial Statements.........................................F-19



September 30, 2004 Unaudited  Consolidated  Financial Statements -
 ProUroCare Medical Inc.


      Consolidated Balance Sheets...........................................F-32

      Consolidated Statements of Operations.................................F-33

      Consolidated Statements of Cash Flows.................................F-34

      Notes to Consolidated Financial Statements............................F-35

[GRAPHIC OMITTED][GRAPHIC OMITTED]


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders and Directors
of Global Internet Communications, Inc.
(A Development Stage Enterprise)

We have audited the accompanying balance sheets of Global Internet Communications, Inc. (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows accumulated for the period from October 22, 1998 (Date of Inception) to December 31, 2003 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Global Internet Communications, Inc. (A Development Stage Enterprise), as of December 31, 2003 and 2002, and the results of its operations and its cash flows accumulated for the period from October 22, 1998 (Date of Inception) to December 31, 2003 and the years ended December 31, 2003 and 2002 in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has conducted operations at a loss since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ "Manning Elliott"


CHARTERED ACCOUNTANTS
Vancouver, Canada
March 23, 2004

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                        As at December 31, 2003 and 2002
                            (Expressed in US dollars)

                                                          2003           2002
-------------------------------------------------------------------------------
Assets

Current Assets
      Cash                                             $ 105,980      $  96,987
      Prepaid Expenses                                        --             --
-------------------------------------------------------------------------------
Total Assets                                           $ 105,980      $  96,987
===============================================================================

Liabilities and Stockholders' Equity

Current Liabilities
      Accrued Liabilities                              $   2,500      $   3,813
      Advances From Related Parties (Note 6)              11,660          7,954
-------------------------------------------------------------------------------
Total Liabilities                                         14,160         11,767
-------------------------------------------------------------------------------

Contingent Liability (Note 1)

Stockholders' Equity

Common stock; 50,000,000 shares authorized
with $0.00001 par value; 2,000,000 and
 2,000,000 shares issued and outstanding,
  respectively                                                20             20

Additional Paid In Capital                               100,639        100,638

Donated Capital (Note 6(c))                               70,584         37,730

Deficit Accumulated During The
  Development Stage                                      (79,423)       (53,168)
-------------------------------------------------------------------------------
Total Stockholders' Equity                                91,820         85,220
-------------------------------------------------------------------------------
Total Liabilities And Stockholders' Equity             $ 105,980      $  96,987
===============================================================================

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                            (Expressed in US dollars)


                                      ACCUMULATED
                                         FROM
                                      OCTOBER 22,
                                         1998
                                      (DATE OF
                                      INCEPTION)
                                           TO        YEAR ENDED DECEMBER 31
                                      DECEMBER 31   -------------------------
                                         2003          2003           2002
-----------------------------------------------------------------------------
Revenue                               $        --   $        --   $        --
-----------------------------------------------------------------------------

Expenses
      Consulting (Note 6(c))               69,614        32,854        28,656
      Foreign exchange loss (gain)        (13,619)      (15,233)        1,675
      Interest and bank charges               189           102            87
      Office                                  387           223           164
      Professional fees                    15,930         8,086         7,600
      Rent (Note 6(d))                      8,937         2,211         3,820
      Telephone                               314            68           114
      Web design                              743            17            --
      Less: Interest income                (3,072)       (2,073)         (999)
-----------------------------------------------------------------------------
                                           79,423        26,255        41,117
-----------------------------------------------------------------------------
Net loss                                  (79,423)      (26,255)      (41,117)
=============================================================================
Basic and diluted net loss per share                      (0.01)        (0.02)
=============================================================================
Weighted average shares outstanding                   2,000,000     1,803,000
=============================================================================

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOW

                            (Expressed in US dollars)

                                       ACCUMULATED
                                           FROM
                                       OCTOBER 22,
                                           1998
                                        (DATE OF
                                        INCEPTION)
                                            TO       YEAR ENDED DECEMBER 31
                                       DECEMBER 31  -------------------------
                                           2003         2003          2002
-----------------------------------------------------------------------------
              OPERATING ACTIVITIES

     Net Loss                            $ (79,423)   $ (26,255)    $ (41,117)

     Adjustment to reconcile net
       loss to cash

        Value of services donated by
           related parties                  70,584       32,854        28,656

     Changes in operating assets and
     liabilities
        Decrease in prepaid expenses            --           --            19
        Increase (decrease) in accounts
         payable and accrued liabilities     2,500       (1,313)        3,807
-----------------------------------------------------------------------------
Net Cash Provided By (Used In)
   Operating Activities                     (6,339)       5,286        (8,635)
-----------------------------------------------------------------------------
Financing Activities

     Advances from Related Parties          11,660        3,706         4,988
     Proceeds from Issuance of
       Common Stock                        100,659            1       100,000
-----------------------------------------------------------------------------
Net Cash Provided By
  Financing Activities                     112,319        3,707       104,988
-----------------------------------------------------------------------------
Increase in Cash and Cash Equivalents      105,980        8,993        96,353

Cash and Cash Equivalents -
   Beginning of Year                            --       96,987           634
-----------------------------------------------------------------------------

Cash and Cash Equivalents - End of Year  $ 105,980    $ 105,980    $   96,987
=============================================================================
Non-Cash Financing Activities            $      --    $      --    $       --
=============================================================================
Supplemental Disclosure

     Interest paid                              --           --            --
     Income taxes paid                          --           --            --
=============================================================================

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                         From October 22, 1998 (Date of
                         Inception) to December 31, 2003
                            (Expressed in US dollars)


                                                                                       DEFICIT
                                                                                     ACCUMULATED          TOTAL
                                           COMMON STOCK     ADDITIONAL                DURING THE      STOCKHOLDERS'
                                                 PAR VALUE   PAID IN      DONATED    DEVELOPMENT         EQUITY
                                        SHARES    (.00001)   CAPITAL      CAPITAL       STAGE          (DEFICIENCY)
                                     ------------------------------------------------------------------------------
Balance on October 22, 1998
 (Date of inception)                           - $        - $         -  $         -  $         -     $           -

Common stock issued for cash               1,000          -           6            -            -                 6
-------------------------------------------------------------------------------------------------------------------

Balance on December 31, 1998 and 1999      1,000          -           6            -            -                 6

Common stock issued for cash           1,000,000         10         642            -            -               652

Common stock cancelled                   (1,000)          -           -            -            -                 -

Consulting and professional fees               -          -           -        3,181            -             3,181

Net loss for the year                          -          -           -            -       (3,165)           (3,165)

-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2000           1,000,000         10         648        3,181       (3,165)              674

Consulting and web design                      -          -           -        5,893            -             5,893

Net loss for the year                          -          -           -            -       (8,886)           (8,886)
-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2001           1,000,000         10         648        9,074      (12,051)           (2,319)

Common stock issued for cash           1,000,000         10      99,990            -            -           100,000

Consulting                                     -          -           -       28,656            -            28,656

Net loss for the year                          -          -           -            -      (41,117)          (41,117)
-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2002           2,000,000         20     100,638       37,730      (53,168)           85,220

Common stock issued for cash                   1          -           1            -            -                 1

Common stock cancelled                        (1)         -           -            -            -                 -

Consulting                                     -          -           -       32,854            -            32,854

Net loss for the year                          -          -           -            -      (26,255)          (26,255)
-------------------------------------------------------------------------------------------------------------------

Balance on December 31, 2003           2,000,000 $       20 $   100,639  $    70,584  $   (79,423)    $      91,820
===================================================================================================================

   The accompanying notes form an integral part of these financial statements.

                       GLOBAL INTERNET COMMUNICATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                            (Expressed in US dollars)

1.     NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

       The Company was incorporated under the laws of the State of Nevada on February 26, 2003 and is a development stage company, currently based in Vancouver, B.C., Canada. The Company was formed, solely for the purpose of effecting the change of domicile of its parent company. The Company's sole business activity involves the marketing of a licensed video streaming technology to the pharmaceutical industry.

       The Company's shares trade on the OTC Bulletin Board under the symbol GICI. On October 2, 2003 the Company filed and received articles of merger in the state of Nevada for the merger with its parent company, Global Internet Communications, Inc., a Canadian domiciled company (GIC Canada). Following the merger, the business of the Company is the businesses previously conducted by GIC Canada. These financial statements reflect operations since inception of GIC Canada on October 22, 1998.

       The Company is in the early development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue. There is no guarantee that the Company will be able to raise further equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

       The Company has working capital of $91, 820 as at December 31, 2003. After the forgiveness of debt of $11,660 and the consulting services paid of $102,665 the Company will not have enough working capital to continue operations over the next twelve months.

       Management intends to overcome their lack of working capital by scaling down their operations until such time that financing can be secured. At the present time, the Company does not have any formal commitments for financing and can not give any assurance that they will be able to secure any financing. Management expects to seek financing through the issuance of equity in a private transaction.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    YEAR END

              The Company's fiscal year end is December 31.

       (b)    CASH AND CASH EQUIVALENTS

              Cash and cash equivalents presented in the financial statements, include short-term investments with maturities of three months or less at the time of purchase.

       (c)    CONCENTRATION OF CREDIT RISK

              Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with high credit quality financial institutions.

       (d)    FOREIGN EXCHANGE

              Current monetary assets and liabilities of the Company which are denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at rates of exchange prevailing on the transaction dates. Exchange gains or losses on the realization of current monetary assets and the settlement of current monetary liabilities are recognized currently to operations.

       (e)    REVENUE RECOGNITION

              The Company will recognize revenue pursuant to the requirements of Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2), as amended by Statement of Position No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements."

              Under SOP 97-2, revenue attributable to an element in a customer arrangement is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization of the software. If at the outset of the customer arrangement, the Company determines that the arrangement fee is not fixed or determinable or that collectibility is not probable, the Company defers the revenue and recognizes the revenue when the arrangement fee becomes due and payable.

              The Company will account for the licensing fees on a gross basis pursuant to the requirements of Emerging Issues Task Force No. 99-19 (EITF 99-19).

              When determining whether to utilize gross or net recognition of license fees, the Company will consider the following criteria. The Company is the primary obligor to the transaction, the Company has full pricing latitude, the Company can modify the product specifications as it sees fit, the Company will perform part of the service to the end customer, the Company carries sole risk of physical inventory loss, the Company realizes full credit risk, and commission is not fixed.

              In determining the terms of our licensing agreement we examined the terms that were standard in the industry at the time. Our main pricing is structured on a schedule through either a pay-per-use or on a licensing basis. The pay-per-use pricing structure will require pharmaceutical broadcasters to pay the Company for the service based on the exact number of viewers and their accumulated viewing time connected to the broadcast. Fees range from $10 per hour for 10 or less viewers to $2,500 per hour for broadcasts with more than 5,000 viewers.

              The product will also be offered on a license basis. The license of the product to pharmaceutical companies will be based upon the number of viewers they anticipate will be viewing the broadcast and the duration of the license. Although the Company has not yet determined a set cost structure for the license, we anticipate annual fees ranging from $6,000 to $7,000 for 300 to 400 simultaneous viewers with graduated increases depending on the number of viewers over 400. The Company anticipates recognizing net income in the second quarter 2004.

       (f)    COMPREHENSIVE INCOME

              SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. As at December 31, 2003 the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

       (g)    BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share
              (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

       (h)    ACCOUNTING FOR STOCK-BASED COMPENSATION

              The Company does not have a stock option plan and has not previously issued stock in exchange for goods and services provided to the Company. The Company will account for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of the goods and services received whichever is more reliably measurable.

       (i)    USE OF ESTIMATES

              The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

       (j)    FINANCIAL INSTRUMENTS

              The Company has the following financial instruments: cash, accrued liabilities, and advances from related parties. The carrying value of these financial instruments approximates their fair value based on their liquidity or their short-term nature.

       (k)    RECENT ACCOUNTING PRONOUNCEMENTS

              In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

              In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company will adopt SFAS No. 146 on January 1, 2003. The adoption of this standard will not have a material effect on the Company's financial position and results of operations.

              FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

3.     INCOME TAXES

       Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") as of its inception. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

4.     LICENSE

       On December 31, 2000, the Company entered into a worldwide, exclusive, non-transferable, non-assignable license agreement with KyxPyx Technologies, Inc. ("KyxPyx"), a private affiliated company based in
       British Columbia, Canada. The Company will market and sell via the internet, KyxPyx's internet streaming video technology to the pharmaceutical industry.

       The Company will pay KyxPyx royalties as follows: (a) 5% of net income after tax on the first $1,000,000; (b) 3% of net income after tax on the following $3,000,000; (c) 2% of net income after tax on the following $5,000,000; and (d) 1% of net income after tax above $9,000,0000.

       The license agreement was renewed on December 31, 2003 and expires on December 31, 2006.

       GIC is affiliated with the licensor, KyxPyx Technologies. The companies' share a common officer in Kelly Myers who acts as GIC's Secretary and Chief Technology Officer and the President, CEO and director of KyxPyx Technologies'. Mr. Myers owns 21.8% of KyxPyx and 0.05% of GIC. The license agreement was entered into when Rory O'Byrne, the current President of the Company, was a director and the interim President of KyxPyx and the CEO of the Company. At the time Mr. O'Byrne owned 21.8% of KyxPyx Technologies and 75.0% of GIC. As of the balance sheet date he owned 0.0% KyxPyx Technologies and 45.0% of GIC. Subsequent to December 31, 2003 there is no affiliation due to the resignations by Myers and O'Byrne from the Board of Directors of the Company and the disposition of their shares.

5.     COMMON STOCK WARRANTS

       During the 2002 fiscal year, the Company issued 1,000,000 units at a price of $0.10 per unit pursuant to a Regulation A Offering to raise $100,000. Each unit consisted of one share of common stock and one share purchase warrant to purchase an additional share at a price of $0.125 until March 11, 2003, and thereafter at a price $0.15 until expiry on March 11, 2004.

6.     RELATED PARTY TRANSACTIONS/BALANCES

       (a) The balance of $1,400 (December 31, 2002 - $1,196) due to the President of the Company is non-interest bearing, unsecured and due on demand. This amount was forgiven on February 3, 2004 and the forgiveness will be treated as additional paid in capital.

       (b) The balance of $10,260 (December 31, 2002 - $6,758) due to a company with common directors and officers is non-interest bearing, unsecured and due on demand. This amount was forgiven on February 3, 2004 and the forgiveness will be treated as additional paid in capital.

       (c) Consulting services of $32,854 (2002 - $28,656) were donated by the President of the Company during the year and treated as donated capital. Value of services donated is calculated based on fair value.

       (d) Rent of $2,211 (2002 - $3,820) was paid to a company with common directors and officers during the year.

       (e) At the time the license referenced in Note 4 was executed GIC and KyxPyx were related by common principal shareholders. At the balance sheet date GIC's Secretary and CTO was the CEO, Director and a principal shareholder of KyxPyx.

7.     SUBSEQUENT EVENTS

       On January 1, 2004, Kelly Myers resigned as our Secretary and Chief Technology Officer. Burton Voorhees and Colin Campbell submitted their resignations to our Board of Directors. On February 16, 2004, Rory O'Byrne appointed R.J. Demman as Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors and Mr. O'Byrne then tendered his resignation as Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors.

       On February 2, 2004, Hampton Financial Partners Inc., released and forever discharged the Company of $11,660 in debt owed to Hampton Financial Partners and to the previous President of the Company.

       On January 30, 2004, the Company signed a letter of intent to acquire Pro Uro Care Inc. Pro Uro Care Inc. is an early-stage company formed to develop and market innovative products for the detection and treatment of male urologic prostate disease. In conjunction with the signing of the letter of intent the Company appointed R.J. Demman as its President and Chief Executive Officer. On March 11, 2004, the Company issued 500,000 shares to R.J. Demman for $5,000.

       In February, the Company paid consulting services of $95,000 plus $7,665 of expenses in connection with a consulting agreement dated January 5, 2004. The agreement is for a period of six months. The consultant is engaged to provide services in connection with the merger with or acquisition of a business or technology. The consultant has no other relationship to the Company, Pro Uro Care Inc. or R.J. Demman.

       On March 5 2004, the Company canceled 1,053,000 shares held by the previous officers and directors of the Company leaving 1,447,000 shares issued.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders, Board of Directors, and Audit Committee
ProUroCare, Inc.
Minnetonka, Minnesota

We have audited the accompanying balance sheets of ProUroCare, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations, shareholders' deficit and cash flows for the years then ended and the period from August 17, 1999 (inception) to December 31, 2003. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProUroCare, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and the period from August 17, 1999 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring operating losses, negative cash flows from operations, a working capital deficit, and a shareholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/  Virchow, Krause & Company, LLP

Minneapolis, Minnesota
January 14, 2004 (except as to Notes 12 and 13, as to which the date is September 17, 2004)

                                PROUROCARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                DECEMBER 31,   DECEMBER 31,
                                                    2003           2002
                                                -----------    -----------
                   ASSETS

Current assets:

  Cash                                          $     8,968    $    14,996
  Deposit                                            30,000         67,375
  Other current assets                                6,879          3,153
                                                -----------    -----------
      Total current assets                           45,847         85,524

Equipment and furniture, net                          6,195          9,027
Debt issuance costs, net                             72,594             --
Other assets                                          7,590          7,590
                                                -----------    -----------
                                                $   132,226    $   102,141
                                                ===========    ===========

   LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Line of credit, bank                          $   860,000    $        --
  Accounts payable                                  774,436        743,749
  Accrued expenses                                  404,779        118,582
  License obligation                                 25,000         25,000
  Due to CS Medical Technologies, LLC                26,000         26,000
  Due to Clinical Network, Inc.                      33,244        110,663
                                                -----------    -----------
          Total current liabilities               2,123,459      1,023,994
                                                -----------    -----------

Commitments and contingencies (note 7)

Shareholders' deficit:

  Common stock, $0.01 par. Authorized
  100,000,000 shares; issued and outstanding
  3,501,001 and 3,499,186 shares, respectively       35,010         34,992

  Additional paid-in capital                      3,831,750      3,268,691
  Deficit accumulated during the
   development stage                             (5,857,993)    (4,225,536)
                                                -----------    -----------
          Total shareholders' deficit            (1,991,233)      (921,853)
                                                -----------    -----------
                                                $   132,226    $   102,141
                                                ===========    ===========


                See accompanying notes to financial statements.

                                PROUROCARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                               PERIOD FROM
                                                                AUGUST 17, 1999
                                YEAR ENDED       YEAR ENDED     (INCEPTION) TO
                               DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                   2003             2002              2003
                              --------------   --------------   --------------
Operating expenses:
  Research and development    $      278,447   $    2,615,715   $    3,419,162
  General and administrative       1,095,535          986,629        2,169,562
                              --------------   --------------   --------------
   Total operating expenses        1,373,982        3,602,344        5,588,724
                              --------------   --------------   --------------
      Operating loss              (1,373,982)      (3,602,344)      (5,588,724)

Interest expense                     258,475           10,659          269,269
                              --------------   --------------   --------------
   Net loss                   $   (1,632,457)  $   (3,613,003)  $   (5,857,993)
                              ==============   ==============   ==============

Net loss per common share:
  Basic and diluted           $        (0.47)  $        (1.32)  $        (3.30)

Weighted average number
of shares outstanding:
  Basic and diluted                3,500,723        2,727,735        1,777,301


                See accompanying notes to financial statements.

                                PROUROCARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                                       DEFICIT,
                                                                                     ACCUMULATED
                                                COMMON STOCK          ADDITIONAL      DURING THE       TOTAL
                                           ------------------------     PAID-IN      DEVELOPMENT   SHAREHOLDERS'
                                            SHARES        AMOUNT        CAPITAL         STAGE         DEFICIT
                                           ---------    -----------   -----------    -----------    -----------
BALANCE AT INCEPTION, AUGUST 17, 1999

Net loss for the period from
  inception to December 31, 1999                  --    $        --   $        --    $        --    $        --
                                           ---------    -----------   -----------    -----------    -----------
Balance, December 31, 1999                        --             --            --             --             --

Net loss for the year ended
  December 31, 2000                               --             --            --             --             --
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2000                        --             --            --             --             --

Issuance of common stock to                        2             --            20             --             20
founders at $10 per share on March
  1, 2001

Cancellation of founders' shares,                 (2)            --           (20)            --            (20)
  March 6, 2001

Recapitalization and transfer of           1,000,000         10,000       (10,000)            --             --
  common stock to Clinical Network,
    Inc. July 6, 2001

Issuance of common stock to CS             1,000,000         10,000       465,000             --        475,000
 Medical Technologies, LLC as
  consideration for technology
   license agreement on July 6, 2001,
    valued at $0.475 per share

Net loss for the year ended                       --             --            --       (612,533)      (612,533)
December 31, 2001
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2001                 2,000,000         20,000       455,000       (612,533)      (137,533)


Issuance of common stock valued at         1,333,333         13,333     1,700,267             --      1,713,600
 $1.29 per share to Profile LLC for
  technology license, January 14, 2002

Issuance of common stock at $7.00             14,738            148       103,018             --        103,166
  per share for services rendered,
   November 14, 2002

Issuance of common stock for cash            151,115          1,511       862,908             --        864,419
  at $7.00 per share on November 22,
   2002 net of costs of $193,386

Options to purchase 300,000 shares                --             --       124,583             --        124,583
 issued to officers and directors,
  valued at $1.38 per share, granted
  March 19, 2002; portion vested in 2002

Options to purchase 20,000 shares                 --             --        18,400             --         18,400
 issued to consultants for services
  rendered, valued at $1.38 per
   share, granted March 19, 2002;
    portion vested in 2002

Warrant for 10,000 shares valued                  --             --         4,025             --          4,025
at $1.38 per share, issued to a
director on April 19, 2002;
portion vested in 2002

Warrant for 500 shares valued at                  --             --           490             --            490
 $0.98 per share issued for
   services rendered, November 11, 2002
Net loss for the year ended                       --             --            --     (3,613,003)    (3,613,003)
 December 31, 2002
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2002                 3,499,186         34,992     3,268,691     (4,225,536)      (921,853)

                                               PROUROCARE, INC.
                                         (A DEVELOPMENT STAGE COMPANY)

                                STATEMENTS OF SHAREHOLDERS' DEFICIT (CONTINUED)


                                                                                       DEFICIT,
                                                                                     ACCUMULATED
                                                COMMON STOCK          ADDITIONAL      DURING THE       TOTAL
                                           ------------------------     PAID-TO      DEVELOPMENT   SHAREHOLDERS'
                                            SHARES        AMOUNT        CAPITAL         STAGE        DEFICIT
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2002                 3,499,186         34,992     3,268 691     (4,225,536)      (921,853)

Stock issued in lieu of cash for accounts      1,815             18        12,687             --         12,705
 payable, valued at $7.00 per share,
  February 25, 2003

Warrants for 64,287 shares valued at $0.90
 per share, issued to bank line credit
  guarantors, March 1, 2003                       --             --        57,858             --         57,858

Warrant for 7,143 shares valued at $0.90
 per share issued to director as a bank
  line of credit guarantor, March 1, 2003         --             --         6,429             --          6,429

Warrant for 30,716 shares issued for
 services rendered, valued at $6.09 per
  share, June 30, 2003                            --             --       187,060             --        187,060

Warrants for 75,002 shares valued at $1.08
 issued to bank line of credit guarantors,
  August 5, 2003                                  --             --        81,003             --         81,003

Warrant for 7,143 shares valued at $1.08
 per share, issued to director as a bank
  line of credit guarantor, August 5, 2003        --             --         7,714             --          7,714

Warrants for 21,429 shares valued at $1.02
 per share, issued to bank line of credit
  guarantors, September 11, 2003                  --             --        21,858             --         21,858

Warrant for 39,286 shares valued at $1.05
 per share, issued to bank line of credit
  guarantor, December 22, 2003                    --             --        41,250             --         41,250

Options to purchase 300,000 shares
 issued to officers and directors,
  valued at $1.38 per share, granted
  March 19, 2002; portion vested in 2003          --             --       133,400             --        133,400

Options to purchase 20,000 shares
 issued to consultants for services
  rendered, valued at $1.38 per
   share, granted March 19, 2002;
    portion vested in 2003                        --             --         6,900             --          6,900

Warrant for 10,000 shares valued
at $1.38 per share, issued to a
director on April 19, 2002;
portion vested in 2003                            --             --         6,900             --          6,900

Net loss for the year ended
 December 31, 2003                                --             --            --     (1,632,457)    (1,632,457)
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2003                 3,501,001    $    35,010   $ 3,831,750    $(5,857,993)   $(1,991,233)
                                           =========    ===========   ===========    ===========    ===========


                                See accompanying notes to financial statements.

                                      PROUROCARE, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENTS OF CASH FLOWS
                                         CUMULATIVE


                                                                                    PERIOD
                                                                                     FROM
                                                                                  AUGUST 17,
                                                                                     1999
                                                    YEAR ENDED     YEAR ENDED   (INCEPTION)TO
                                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       2003           2002           2003
                                                   -----------    -----------    -----------
Cash flows from operating activities:
  Net loss                                         $(1,632,457)   $(3,613,003)   $(5,857,993)
Adjustments to reconcile net loss to net cash
used in operating activities:
  Depreciation and amortization                          2,832          1,916          4,748
  Stock-based compensation                             147,200        147,008        294,208
  Issuance of common stock for services rendered            --        103,166        103,166
  Warrants issued for services                         187,060            490        187,550
  Amortization of debt issuance costs                  143,518             --        143,518
License rights expensed as research and
development, paid by issuance of common stock
to CS Medical Technologies, LLC                             --             --        475,000
License rights expensed as research and
development, paid by issuance of common stock
to Profile, LLC                                             --      1,713,600      1,713,600
Change in operating assets and liabilities:
  Deposits                                              37,375        (67,375)       (30,000)
  Other current assets                                  (3,726)       (10,743)       (14,469)
  Accounts payable                                      43,392        719,487        787,141
  Accrued expenses                                     286,197         92,349        404,779
  License obligation                                        --        (25,000)        25,000
                                                   -----------    -----------    -----------
    Net cash used in operating activities             (788,609)      (938,105)    (1,763,752)
                                                   -----------    -----------    -----------
Cash flows from investing activities:
  Purchases of equipment and furniture                      --        (10,396)       (10,943)
                                                   -----------    -----------    -----------
    Net cash used in investing activities                   --        (10,396)       (10,943)
                                                   -----------    -----------    -----------
Cash flows from financing activities:
  Net advances on line of credit, bank                 860,000           --          860,000
  Net advances from (payments to) Clinical
   Network, Inc.                                       (77,419)        73,078         33,244
  Net advances from CS Medical Technologies,
     LLC                                                    --         26,000         26,000
  Net proceeds from issuance of common stock                --        864,419        864,419
                                                   -----------    -----------    -----------
    Net cash provided by financing activities          782,581        963,497      1,783,663
                                                   -----------    -----------    -----------
    Net increase (decrease) in cash                     (6,028)        14,996          8,968

Cash, beginning of the period                           14,996             --             --
                                                   -----------    -----------    -----------
Cash, end of the period                            $     8,968    $    14,996    $     8,968
                                                   ===========    ===========    ===========
Supplemental cash flow information:
  Cash paid for interest                           $    39,585    $      --      $    39,585

  Non-cash investing and financing activities:
   Assumption of liabilities in the Profile,
     LLC transaction                               $        --    $    25,000    $    25,000

  Warrants issued for debt issuance costs              216,112             --        216,112

  Common stock issued in lieu of cash for
    accounts payable                                    12,705             --         12,705


                      See accompanying notes to financial statements.

                                 PROUROCARE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 2003 AND 2002 AND THE PERIOD FROM
                AUGUST 17, 1999 (INCEPTION) TO DECEMBER 31, 2003


(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a) DESCRIPTION OF BUSINESS, DEVELOPMENT STAGE ACTIVITIES, AND BASIS OF PRESENTATION

              ProUroCare Inc. (the Company) is a development stage company that is developing diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company's developmental activities have included the acquisition of several technology licenses, the development of a strategic business plan and a senior management team, product development, and fund raising activities.

              From its incorporation in August 1999, the Company had no activities. In July 2001, the Company issued 1,000,000 shares of common stock to Clinical Network, Inc. (CNI) and Clinical Network LLC (CN LLC), a related party to CNI. Also in July 2001 the
              Company issued 1,000,000 shares of common stock to CS Medical Technologies, LLC (CSM) in exchange for a license to certain microwave technology. In January 2002, the Company issued 1,333,333 shares to Profile LLC (Profile) in exchange for a license to certain imaging technology.

       (b)    CASH

              The  Company   maintains  its  cash  in  high  quality   financial
              institutions. The balances, at times, may exceed federally insured limits.

       (c)    INVENTORIES

              Inventories consist of purchased components for the Company's imaging equipment, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

       (d)    EQUIPMENT AND FURNITURE

              Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives ranging from three to seven years. Maintenance, repairs, and minor renewals are expensed as incurred.

       (e)    LICENSE AGREEMENTS

              The costs associated with acquisition of licenses for technology are recognized at the fair value of stock and cash used as consideration. Fair value of stock for such transactions is determined by an independent valuation firm using forecasts of discounted cash flows provided by the Company. The annual discount rates used in these calculations reflect the high commercial risk of a development stage business and are typically within the range of 40-60%.

              Costs of acquiring technology which has no alternative future uses are expensed immediately as research and development expense.

       (f)    IMPAIRMENT  OF  LONG-LIVED  ASSETS  AND  LONG-LIVED  ASSETS  TO BE
              DISPOSED OF

              The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

              During the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, the Company did not record any impairment charge.

       (g)    STOCK-BASED COMPENSATION

              Effective August 17, 1999, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS No. 123, using the Black-Scholes pricing model.

              At December 31, 2003, the Company has one stock-based employee compensation plan, which is described more fully in Note 10. Pursuant to SFAS 123, which was amended by SFAS 148, the stock-based compensation employee compensation cost and non-employee compensation cost related to stock options and warrants was $147,200, $147,008, and $294,208 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              The estimated fair value of each option grant is estimated on the date of grant using the Black Scholes pricing model with the following weighted-average assumptions used for options granted during the year ended December 31, 2002: dividend yield and expected volatility of 0% each; risk-free interest rates of 5.28 each, and expected lives of ten years.

       (h)    FINANCIAL INSTRUMENTS

              The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of line of credit approximates the carrying amount based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

       (i)    RESEARCH AND DEVELOPMENT

              Expenditures for research and product development costs are expensed as incurred.

       (j)    DEBT ISSUANCE COSTS

              Debt issuance costs are amortized over the life of the loan using the straight-line method, which approximates the interest method.

       (k)    INCOME TAXES

              The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

       (l)    ACCOUNTING ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company's significant estimates include the determination of the fair value of its common stock and the valuation of license rights. Actual results could differ from those estimates.

       (m)    NET LOSS PER COMMON SHARE

              Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. Dilutive common-equivalent shares have not been included in the computation of diluted net loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic loss per common share in subsequent years. All options and warrants outstanding were antidilutive for the year ended December 31, 2003 and 2002.

       (n)    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

              In June 2002, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146
              "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

              The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 is effective October 1, 2002. The adoption of SFAS No. 147 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivate contains a financing component and amends certain other existing pronouncements. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after December 15, 2004, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's financial position or results of operations or cash flow.

              In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not effect the Company's financial position or results of operations or cash flow.

              In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after December 15, 2004. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company does not expect the adoption of FIN 46 to have a material effect on its financial position or results of operations or cash flow.

(2)    LIQUIDITY

       The Company incurred a net loss of $1,632,457, $3,613,003, and $5,857,993 and negative cash flow from operating activities of $788,609, $938,105, and $1,763,752 for the years ended December 31, 2003 and 2002 and for the cumulative period from August 17, 1999 (inception) to December 31, 2003, respectively. From July 2001 through January 2002, the Company entered into several license arrangements to develop the licensed technologies into diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company anticipates significantly increasing its expenditures for technology development activities and building the Company's infrastructure over the near term. Implementation of the Company's business plan is dependent upon the successful transition of its product development program into a viable product with market penetration and profitability and obtaining sufficient capital to fund these developmental activities.

       The Company sold 151,115 shares of its Common Stock at $7.00 per share in a private placement to accredited investors through November 2002. In addition, see note 12.

(3)    OTHER CURRENT ASSETS

       Other current assets consisted of the following at December 31:

                                                2003             2002
                                             ----------       ---------
                  Inventory                  $    7,590       $   7,590
                  Prepaids and other              6,879           3,153
                                             ----------       ---------
                                             $   14,469       $  10,743
                                             ==========       =========

(4)    EQUIPMENT AND FURNITURE

       Equipment and furniture consisted of the following at December 31:

                                                      2003       2002
                                                   ---------   --------
                  Computer equipment               $   6,664   $  6,664
                  Furniture                            4,279      4,279
                                                   ---------   --------
                                                      10,943     10,943
                  Less accumulated depreciation       (4,748)    (1,916)
                                                   ---------   --------
                                                   $   6,195   $  9,027
                                                   =========   ========


       Depreciation expense was $2,832, $1,916, and $4,748 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

(5)    ACCRUED EXPENSES

       Accrued expenses consisted of the following at December 31:

                                                      2003       2002
                                                   ---------   --------
                  Payroll and related taxes        $ 166,436   $      -
                  Development costs                   77,225     45,145
                  Directors' fees                     50,000     25,000
                  Accrued interest                    86,166     10,793
                  Other                               24,952     37,644
                                                   ---------   --------
                                                   $ 404,779   $118,582
                                                   =========   ========

(6)    LICENSE AGREEMENTS

       CS MEDICAL

       In July 2001, the Company licensed certain microwave technology from CS Medical Technologies, LLC (CSM). The worldwide, exclusive license is limited to the field of use of the treatment of enlarged prostates, prostate cancer, and other urological disorders, and terminates with the expiration of the last to expire patents that are the subject of the license and requires defined royalty payments.

       As consideration for the license, the Company exchanged 1,000,000 shares of its common stock valued at $475,000 by Gerald Gray & Associates, an independent appraiser. This consideration was expensed as research and development.

       Under the terms of the license agreement, royalty payments are to be made quarterly in an amount equal to one-half percent (0.5%) of the amount that net sales of the Company's products that incorporate the licensed technology exceed $500,000 in that quarter. In the absence of revenues, we are not obligated to make any royalty payments to CSM.

       PROFILE LLC

       In January 2002, Profile LLC (Profile) granted the Company an exclusive license for prostate imaging systems in exchange for 1,076,923 shares of the Company's common stock and the assumption of $25,000 of Profile net liabilities. The license requires royalties ranging from 1.05% to 3.05% of defined revenues. The Profile license required the Company to meet certain financial covenants. If these covenants were not met by December 31, 2002, either party had the right to terminate the license. In the event of termination by Profile, all the Company shares issued would be returned to the Company. If the Company terminated the license, then only 50% of the shares issued would have to be returned. On March 22, 2002, in exchange for eliminating these covenants the Company issued Profile an additional 256,410 shares of its common stock. The field of use for the exclusive license is limited to the diagnosis and treatment of enlarged prostate, prostate cancer, or other conditions of or disorders of the prostate which may be diagnosed, imaged, or treated using any diagnostic or imaging process. The license will terminate upon the later of the date of expiration of the last to expire patent included in the licensed technology or the date that the Company permanently ceases the sale of devises using the technology.

       The 1,333,333 shares of common stock were valued at $1,713,600 by Gerald Gray & Associates, an independent appraiser and have weighted average anti-dilution rights if the Company sells common stock at less than $5 per share. The aggregated stock and cash consideration for the Profile license was $1,738,600, which was expensed as research and development.

       RPI AGREEMENT

       In July 2001, the Company entered into a license agreement with Rensselaer Polytechnic Institute (RPI) to allow the Company to use Electrical Impedance Tomography technology developed and patented by RPI, on a worldwide, exclusive basis for the diagnosis and/or treatment of urological conditions. The license period continues until expiring of RPI patents, or on the fifth anniversary of the agreement if the Company has failed to develop a marketable product or process by that point.

       Consideration  for  the  license  was  $50,000,  payable  in two  $25,000 installments. The first installment was paid in August 2002 and the second installment was due December 31, 2003. Royalties are payable to RPI on the basis of 3% of the net sales of the therapeutic product if the primary function of the device is tomography or 1% of net sales if the primary function of the final system is not tomography. Beginning in 2006, RPI is entitled to receive a minimum annual royalty payment of $20,000 to maintain the license

       The total consideration has been recognized as of the date of the agreement, with outstanding payments at the balance sheet dates included under the caption of license obligation. The license was expensed as research and development in fiscal 2001.

 (7)   COMMITMENTS AND CONTINGENCIES

       (a)    LEASE

              Through July 31, 2002 the Company leased administrative office space from a company owned by the Company's CEO on a month-to-month lease at a rate of $2,000 per month. Rent expense for the year ended December 31, 2001 was $6,000.

              On July 1, 2002, the Company entered into a sub-lease agreement for office space. The Company placed a $12,315 security deposit into escrow upon execution of the agreement. This agreement terminated on October 31, 2003, and the security deposit in escrow was released over the last two months of the sub-lease term to satisfy rental payment obligations. During this rental period, the Company sublet a portion of this office space on a month-to-month basis to an unaffiliated company owned by the Company's CEO. Beginning November 1, 2003 this unaffiliated company entered into a lease for the same office space, and rents a portion of the space to the Company on a month to month basis.

              Rent expense for the years ended December 31, 2003, and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 was $38,053, $29,394 and $67,447, respectively.

       (b)    EMPLOYMENT AGREEMENTS

              The Company's Chief Executive Officer entered into an employment agreement effective January 1, 2002, continuing for an initial term of three years, thereafter renewing for successive two-year terms.

              The agreement specifies his basic salary and provides for bonuses based on the achievement of certain milestones, severance payments, and non-compete clause applicable for the period ending one year from termination. The agreement also includes provisions for the issuance of stock options that vest ratably over a 36-month period ending in December 2004.

       (c)    MANUFACTURING AGREEMENTS

              On June 14, 2002, the Company entered into agreements with two of its suppliers to complete the design, verification and validation, and establishment of a manufacturing capability for the Company's prostate examination system.

              Under the terms of the first such agreement, the Company will pay pre-determined hourly rates for the design and development work, with minimum payments for certain phases depending on successful completion of previous phases. Also under the terms of the agreement, on June 30, 2003 the Company issued to the supplier an immediately exercisable warrant for the purchase of 30,716 shares of its common stock with an exercise price of $1.00 per share expiring June 14, 2007. The agreement may be canceled by the Company with 30 days notice. The Company paid a total of $25,000 toward the first phase of development at signing, which was expensed in 2003. All other costs are expensed as incurred as research and development

              Under the terms of the second agreement, the Company will pay a fixed amount for prototype tooling and pre-determined hourly rates for engineering costs. A portion of the engineering costs will be paid by the issuance of shares of the Company's Common Stock based on the then current market price. In 2002, $74,970 of such costs were paid with 10,710 shares of Common Stock, and as of December 31, 2003 $77,225 of such costs were accrued to be paid with Common Stock. The five-year agreement (with automatic two-year extensions) describes various manufacturing goals and cost objectives, and requires that the Company repay the cost of manufacturing equipment over the first three years of production. The Company is not obligated to repay the cost of manufacturing until commencement of production. The Company paid a total of $80,000 toward the development and prototype tooling cost at signing, of which $50,000 was for engineering services and was expensed in 2002 as research and development, and $30,000 was recorded as a deposit for tooling and molds.

       (d)    LEGAL PROCEEDINGS

              The Company may be involved in legal proceedings in the ordinary course of business.

              The Company has been notified by a former officer who claims the Company owes him approximately $229,000 under the terms of his employment agreement. The Company believes the claims are without merit, and has not accrued a liability as of December 31, 2003 related to this claim.

              On July 31, 2003, the Company received a notice from Profile, L.L.C. ("Profile"), the licensor under a license agreement pursuant to which Profile licenses to the Company certain essential intellectual property needed to develop, manufacture and sell its ProUroCare product, that it believes the Company has breached material provisions of the license agreement. In addition to being the licensor under this license agreement, Profile is a major Company shareholder. Profile asserts that the Company has failed to advance the licensed technology as quickly as is required under the subject license agreement, and the license agreement provides Profile with the right to terminate the license agreement in the event of such failure. The Company believes that it is in compliance with the subject license agreement, and has advanced the licensed technology in conformity with such license agreement. To date, the licensor has not terminated said license agreement as a result of the alleged breach.

(8)    INCOME TAXES

       The  Company  has  generated  net  operating   losses  of   approximately
       $1,590,000 which, if not used, will begin to expire in 2021.

       The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits as follows:

                                                     2003               2002
                                                 -----------        -----------
       Net operating loss carryforwards          $   612,000        $   607,000
       Capitalized start up costs                  1,473,000            962,000
       Other                                          55,000               --
       Less: valuation allowance                  (2,140,000)        (1,569,000)
                                                 -----------        -----------
       Net deferred tax assets                   $         0        $         0
                                                 ===========        ===========

       The change in the valuation allowance was $571,000, $1,333,000, and $2,140,000 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

       Reconciliation between the federal statutory rate and the effective tax rated for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 is as follows:


                                                                     PERIOD FROM AUGUST
                                                                           17, 1999
                                                                        (INCEPTION) TO
                                               2003        2002       DECEMBER 31, 2003
                                             ---------   ---------   -------------------
       Federal statutory tax rate                (34.0)%     (34.0)%               (34.0)%
       State taxes, net of federal benefit        (4.5)       (4.5)                 (4.5)
       Change in valuation allowance              38.5        38.5                  38.5
                                             ---------   ---------   -------------------
       Effective tax rate                          0.0%        0.0%                  0.0%
                                             =========   =========   ===================

       Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by the Internal Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

(9)    LINE OF CREDIT

       On January 24, 2003 the Company obtained a $500,000 line of credit from a financial institution. The line of credit was collateralized by the Company's business assets and severally guaranteed by five individuals, including a director of the Company. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 71,430 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $64,287 was expensed in 2003.

       In August 2003 the Company replaced the $500,000 credit line with a $1,000,000 line of credit from the same financial institution. The line of credit is collateralized by the Company's business assets and severally guaranteed by nine individuals, including the original five individuals noted above. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 142,860 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $151,825 is being amortized over the life of the bank line of credit; $79,231 was expensed in 2003.

       The $1,000,000 line of credit matures on March 14, 2004 and bears interest at an annual rate of 6.5%, with accrued interest to be paid monthly.

       There can be no assurances that the Company will be able to close additional rounds of financing or obtain additional line of credit financing to fund developmental activities.

(10)   SHAREHOLDERS' EQUITY

       (a)    COMMON STOCK AND WARRANTS ISSUED RELATED PRIVATE PLACEMENT

              The Company issued 1,000,000 shares to CNI and CNI LLC in July 2001. In connection with the Company's license agreements with CSM and Profile, the Company issued 1,000,000 and 1,333,333 shares of common stock in 2001 and 2002, respectively.

              In connection with a private placement to accredited investors, the Company issued 151,115 shares of common stock in 2002. In addition, the Company issued warrants to purchase 15,116 shares of common stock to three individuals related to services rendered in connection with the private placement. These warrants are exercisable through November 2006 at $7.00 per share. The Company also issued 14,738 common shares to a consultant and a supplier for services rendered in 2002, and 1,815 common shares to a consultant in lieu of cash for accounts payable in 2003.

       (b)    STOCK OPTIONS

              In April 2002, the Company adopted a stock option plan covering the granting of options to employees and independent contractors.

              Under the plan, 500,000 shares of the Company's common stock are available for issuance. It permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards.

              The exercise price for all options shall be determined by the board of directors. The term of each stock option and period of exercisability will also be set by the board of directors, but will not exceed a period of ten years and one day from grant date or on conclusion of an initial public offering or merger with a public entity, if earlier. The agreement also includes provisions for anti-dilution of options.

              In March 2002, the Company granted an aggregate of 300,000 employee stock options to officers and directors that are exercisable at $3.40 per share. The officer's options vest ratably over a 36-month period ending December 2004, while the director's options vest ratably over a 24-month period ending April 2004. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for these options. An aggregate of $140,300, $128,608, and $268,908 of stock-based compensation related to these options was recognized in the years ended December 31, 2003, 2002 and the period from August 17, 1999 to December 31, 2003, respectively.

              In April 2002, the Company issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vested over a 6-month period ended October 2002. At the same time, the Company also issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vests ratably over a two-year period ending April 2004. An aggregate of $6,900, $18,400, and $25,300 of stock-based compensation related to these options was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              Stock option  activity is as follows for the years ended  December
              31:

                                                OPTIONS          EXERCISE PRICE
                                        -------------------   ------------------
                                          2003       2002       2003       2002
                                        --------   --------   --------  --------
              Outstanding, January 1     320,000         --   $   3.40  $     --
               Granted                        --    320,000         --      3.40
               Exercised                      --         --         --        --
               Forfeited                 (50,000)        --   $   3.40        --
                                        --------   --------   --------  --------
              Outstanding, December 31   270,000    320,000   $   3.40  $   3.40
                                        ========   ========   ========  ========

              There were 270,000 options outstanding and 205,278 options exercisable at December 31, 2003 at an exercise price of $3.40 per share, with a weighted-average contractual life of 5.36 years. There were 320,000 options outstanding and 103,611 exercisable at December 31, 2002, at an exercise price of $3.40 per share, with a weighted-average contractual life of 9.13 years.

              The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions. Because the Company's employee and consultant stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models may not necessarily provide a reliable single measure of the fair value of the Company's employee stock options. Using the foregoing assumptions, the fair value of each option granted during the year ended December 31, 2002 was $1.38.

       (c)    WARRANTS

              In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for warrants issued as compensation.

              In March 2002, the Company granted a warrant to purchase 10,000 shares of common stock to a director that is exercisable at $3.40 per share. This warrant vests ratably over a 24-month period ending April 2004, and is exercisable through April 2012. An aggregate of $6,900, $4,025 and $10,925 of stock-based compensation related to this warrant was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              In November 2002, the Company granted a warrant to purchase 500 shares of common stock to a consultant for services rendered. This warrant is exercisable through November 2007 at $7.00 per share. An aggregate of $490 of stock-based compensation related to this warrant was recognized in the year ended December 31, 2002.

              In March 2003, the Company issued warrants to purchase 64,287 shares of common stock to four individuals in exchange for their guaranteeing a bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through February 2008 at $7.00 per share. An aggregate of $64,287 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

              In August 2003, the Company issued warrants to purchase 75,002 shares of common stock to five individuals in exchange for their guaranteeing a new bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through August 2008 at $7.00 per share. An aggregate of $88,717 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

              In September and December 2003, the Company issued additional warrants to purchase 21,429 and 39,286 shares of common stock, respectively, to three individuals in exchange for their guaranteeing additional amounts under the existing bank line of credit. These warrants are exercisable through September and December 2008, respectively, at $7.00 per share. An aggregate of $63,108 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

            In total, warrants to purchase 214,290 shares of common stock were issued in relation to the bank line of credit guarantees, and an aggregate of $216,112 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003. The debt issuance cost is amortized over the life of the bank line of credit. The amount of debt issuance cost amortized in the year ended December 31, 2003 was $143,518 with the balance to be amortized during the year ending December 31, 2004. Each such warrant is price protected, such that if the price of the Company's current private placement financing is less than $9.50 per share, the warrant exercise price shall be reduced in proportion to the reduction of the final offering price ("the final price") from $9.50. However, the warrant exercise price will not be reduced to an amount less than $5.00 per share unless the final price is less than $5.00, in which case the exercise price will be equal to the final price. In addition, each such warrant is dilution protected, such that if the final price is less than $9.50 per share, additional shares may be purchased. The number of shares subject to these warrants will be determined by multiplying the number of original shares by the ratio of obtained by dividing $9.50 by the final price. Significant compensation expense related to these warrants may be recognized in future periods when the final price is determined.

              In June 2003, under the terms of an agreement with a supplier, the Company issued a warrant to purchase 30,716 shares of common stock. This warrant is exercisable through June 2007 at $1.00 per share. The value of $187,060 related to this warrant was recognized in the year ended December 31, 2003.

              Warrant activity is as follows for the years ended December 31:

                                             WARRANTS          EXERCISE PRICE
                                        -----------------   -------------------
                                           2003      2002       2003       2002
                                        -------   -------   --------   --------
              Outstanding, January 1     25,616        --   $   5.59   $     --
                Granted                 245,006    25,616       6.25       5.59
                Exercised                    --        --         --         --
                Forfeited                    --        --         --         --
                                        -------   -------   --------   --------
              Outstanding, December 31  270,622    25,616   $   6.19   $   5.59
                                        =======   =======   ========   ========

              The weighted-average fair value of the warrants granted during the years ended December 31, 2003 and 2002 was $1.65 and $1.11, respectively.

              The fair value of stock warrants is the estimated present value at
              grant  date  using  the  Black-Scholes   pricing  model  with  the
              following weighted average assumptions:

                                                        2003            2002
                                                     ---------      ----------
               Risk-free interest rate                    3.03%           4.24%
               Expected life                         4-5 years      4-10 Years
               Expected volatility                         0.0%            0.0%
               Expected dividend rate                      0.0%            0.0%


(11)   RELATED PARTIES

       A director of the Company is also a director of CSM. In April and May 2002, CSM loaned a total of $51,000 to the Company. In June 2002, the Company repaid $25,000 to CSM. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $1,300, $1,057, and $2,357 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. The remaining balance of $26,000 is unsecured and due upon demand.

       The Company's former President (until October, 2003) was also President Armed, LLC, a company related to Profile prior to the January 2002 license transaction. In February 2003, the Company advanced $10,000 to the President, of which $9,985 was outstanding at December 31, 2003. Two of the Company's former directors are managing members of Profile.

       The Company's CEO and a Company director are also directors of CNI and CN LLC. From October 2001 through May 2002 CNI loaned a total of $123,616 to the Company. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $2,214, $5,193, and $7,542 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. In March, June and November, 2002 the Company repaid $950, $10,000 and $2,000 to CNI, respectively. In February and December, 2003 the Company repaid $80,328 and $2,419 to CNI, respectively.

       In July, 2003 the Company borrowed $60,000 from the Company's CEO and a director under the terms of an unsecured promissory note. The note bore simple interest at 6.5% per annum. In August and September, the Company repaid the note and the accrued interest thereon.

(12)   SUBSEQUENT EVENTS

       Merger. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 2, 2004 (the "Merger Agreement"), by and among the Company, Global Internet Communications ("Global"), and GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Global ("Acquisition Co."), Acquisition Co. merged with and into the Company, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of Global (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. On April 5, 2004, Global announced the effectiveness of the Merger through a press release and subsequent Current Report on Form 8-K, filed on April 20, 2004.

       Prior to the Merger, one ProUroCare shareholder, Profile, L.L.C. ("Profile") had dissented from the Merger proposal as the registered holder of securities beneficially owned by certain shareholders holding, in the aggregate, 308,465 shares of ProUroCare's common stock. As described below, Profile and ProUroCare entered into an agreement relative to these dissenting shareholders.

       Concurrent with the consummation of the Merger, ProUroCare delivered definitive documents related, among other things, to the purchase of 300,000 shares of ProUroCare common stock from the dissenting shareholders for $750,000; and shareholders beneficially holding the remaining 8,465 shares of ProUroCare common stock withdrew their dissents from the Merger. These redemption transactions had the result of decreasing the aggregate number of shares of ProUroCare common stock outstanding immediately prior to the Merger, and thereby reduced the anticipated total number of shares of common stock of Global issued and outstanding immediately after the Merger.

       At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of ProUroCare that were outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of ProUroCare common stock issued to Global. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of Global, representing approximately 82.1% of the Global's common stock outstanding immediately after the Merger. At the same time, Global purchased 300,000 of the 308,465 (preconversion) shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000.

       Settlement of Dispute with Profile L.L.C. Prior to the Merger, ProUroCare was involved in a dispute with a significant shareholder, Profile, which also licenses to ProUroCare certain intellectual property essential to the development of the ProUroCare's main product, the ProUroCare
       (TM), pursuant to a License Agreement (the "License Agreement"). Profile had alleged that ProUroCare was in default of the License Agreement; and ProUroCare had denied such default. Furthermore, the closing of the Offering was contingent upon ProUroCare's resolving such dispute with Profile.

       On March  23,  2004,  ProUroCare  and  Profile  entered  into a Letter of
       Understanding pursuant to which they agreed (effective upon April 5, 2004) to the following, among other things:

       o Profile withdrew its default letters and waived all existing defaults under the License Agreement.


       o ProUroCare committed to spend at least $1,200,000 in connection with the development of the ProUroScan(TM).


       o ProUroCare purchased 300,000 of the 308,465 (preconversion) shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000, of which $100,000 was paid on April 5, 2004. The remaining $650,000 is payable in two equal quarterly installments of $325,000 commencing ninety days after April 5, 2004, pursuant to promissory a note. This note is secured by all of the assets of ProUroCare. Dissents for the remaining 8,465 shares were withdrawn, and participated in the Merger.

       o Maurice Taylor, Chairman of ProUroCare (and Global's Chairman), agreed to certain restrictions on the sale of the shares of ProUroCare (and shares of common stock of the Global) owned by him until the above-described promissory note in favor of Profile is paid in full.

       o ProUroCare committed to provide Profile (the owner of 3,084,999 shares of the Global's common stock following the Merger) certain registration rights.

       Private Placement of the Global's Common Stock. In connection with the Merger Agreement, Global commenced a private placement offering of a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. Shares of common stock issued and issuable in the private placement are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing occurred on April 5, 2004, at which time Global issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. Subsequent to April 5, Global issued an additional 225,000 shares at $2.00 per share, aggregating to gross proceeds of $450,000, and has now closed the private placement. Expenses related to these additional shares issued are estimated to be $25,000, including payments to a consultant under terms of a consulting agreement dated April 5, 2004.

       As part of the private placement, a consultant was engaged by Global to provide financial-advisory services. Under terms of the consulting arrangement, the consultant was paid $52,000, and issued a warrant for 300,000 shares of common stock upon the first closing of the private placement. The warrant has a three-year term and is exercisable at $2.00 per share. Costs associated with the private placement were $69,500 during the six months ended June 30, 2004, including amounts paid to the consultant.


       Research and Development Agreement. In July of 2004, the merged Company entered into a Research and Development Agreement with Artann Laboratories ("Artann") for ongoing research and development related to the ProUroScan(TM), and other mutually agreed upon technologies. The scope of the Agreement includes finalizing the design and development of a prototype system with certain specified capabilities. Under terms of the Research and Development Agreement, Artann is to be paid a total of $250,000 over three years, based on the achievement of predefined development milestones. In addition, the Company is obligated to issue five-year warrants having an exercise price of $2.00 per share for up to 500,000 shares of its common stock. The warrants vest over the three-year term of the Research and Development Agreement upon certain milestone events described therein. Upon the execution and delivery of the Research and Development Agreement, the Company issued three-year warrants for 100,000 shares and having an exercise price of $2.00 per share. The warrants will be valued using the Black Scholes pricing model and will be expensed at the time of issuance as research and development expense. All new technology developed under this Agreement will be assigned to the Company.

       Development Agreement. In July of 2004, the Company entered into a Development Agreement with Artann Laboratories and Armen Sarvazyan for ongoing development pertaining specifically to the ProUroScan(TM). The scope of the Agreement includes finalizing the design and development of a prototype system with certain specified capabilities. The Agreement became effective July 15, 2004, has a term of five months, and requires payments totaling $180,000 to be paid based on the achievement of predefined milestones.


(13)   PRO FORMA INFORMATION (UNAUDITED)

       The following unaudited pro forma condensed results of operations for the year ended December 31, 2003, gives effect to the reverse merger with Global Internet Communications, Inc. and the private placement of the Company's common stock as if such transactions had occurred on January 1, 2003 (see Note 12).

       The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations:



                                                          Global Internet  Pro Forma       Pro Forma
                                           ProUroCare     Communications   Adjustments      Results
                                          ------------    --------------  ------------    ------------
Sales, net                                $         --    $         --    $         --    $         --
Loss from operations                      $ (1,373,982)   $    (28,328)   $         --    $ (1,402,310)
Net loss                                  $ (1,632,457)   $    (26,255)   $         --    $ (1,658,712)
Net loss per share-basic and diluted              (.47)                   $         --    $       (.12)
Shares outstanding - basic and diluted       3,500,723                      10,403,446(1)   13,904,169

----------
(1) This adjustment is made to show the number of weighted average shares outstanding as if the Merger and Private Placement had occurred at the beginning of the period. The adjustment consists of the conversion of the 3,500,723 weighted average shares outstanding at December 31, 2004 using the 3:1 exchange ratio of the Merger (or 7,001,446 additional weighted average shares), plus 2,097,000 shares of GICI common stock outstanding at the time of the Merger and 2,205,000 shares issued pursuant to the Private Placement, less 900,000 shares redeemed under dissenters' rights.

Item 1.  Financial Statements


PROUROCARE MEDICAL INC. (FORMERLY GLOBAL INTERNET COMMUNICATIONS, INC.) A DEVELOPMENT STAGE COMPANY
CONSOLIDATED BALANCE SHEETS


                                                                            September 30,   December 31,
                                                                                2004            2003
Assets                                                                       (Unaudited)      (Audited)
                                                                           --------------   -----------
Current assets:
      Cash                                                                 $    1,422,998     $   8,968
      Deposit                                                                          --        30,000
      Other current assets                                                         50,395         6,879
                                                                           --------------   -----------
                                                                                1,473,393        45,847
Equipment and furniture, net                                                        6,977         6,195
Debt issuance costs, net                                                               --        72,594
Other assets                                                                           --         7,590
                                                                           --------------   -----------
                                                                           $    1,480,370   $   132,226
                                                                           ==============   ===========
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
      Line of credit, bank                                                 $           --   $   860,000
      Notes payable                                                               325,000            --
      Accounts payable                                                            454,653       774,436
      Accrued expenses                                                            291,765       404,779
      License obligation                                                               --        25,000
      Due to CS Medical Technologies, LLC                                              --        26,000
      Due to Clinical Network, Inc.                                                 8,943        33,244
                                                                           --------------   -----------
                         Total current liabilities                              1,080,361     2,123,459

Shareholders' equity (deficit:)
      Common stock, $0.00001 par value. Authorized
           100,000,000 shares; issued and outstanding
           13,943,616 and 10,503,003 shares on September 30, 2004
           and December 31, 2003, respectively                                        139           105
      Additional paid-in capital                                                7,945,870     3,866,655
      Deficit accumulated during the development
           stage                                                               (7,546,000)   (5,857,993)
                                                                           --------------   -----------
                         Total shareholders' equity (deficit)                     400,009    (1,991,233)
                                                                           --------------   -----------
                                                                           $    1,480,370   $   132,226
                                                                           ==============   ===========


See accompanying notes to financial statements.

PROUROCARE MEDICAL INC. (FORMERLY GLOBAL INTERNET COMMUNICATIONS, INC.) A DEVELOPMENT STAGE COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)


                                                                                                                  Period from
                                                      Three months ended                Nine months ended        August 17,1999
                                                        September 30,                      September 30,          (inception) to
                                                 ----------------------------    ----------------------------     September 30,
                                                     2004            2003            2004            2003            2004
                                                 ------------    ------------    ------------    ------------    ------------
Operating expenses:
        Research and development                 $    332,769    $         --    $    354,999    $    276,197    $  3,774,161
        General and administrative                    402,509         342,620         876,373       1,005,391       3,045,936
                                                 ------------    ------------    ------------    ------------    ------------
              Total operating expenses                735,278         342,620       1,231,372       1,281,588       6,820,097
                                                 ------------    ------------    ------------    ------------    ------------
              Operating loss                         (735,278)       (342,620)     (1,231,372)     (1,281,588)     (6,820,097)
Interest income                                        (5,782)             --         (13,201)             --         (13,201)
Interest expense                                       24,622          66,485         469,836         169,009         739,104
                                                 ------------    ------------    ------------    ------------    ------------
              Net loss                           $   (754,118)   $   (409,105)   $ (1,688,007)   $ (1,450,597)   $ (7,546,000)
                                                 ============    ============    ============    ============    ============

Net loss per common share:
        Basic and diluted                        $      (0.05)   $      (0.04)   $      (0.13)   $      (0.14)   $      (1.17)

Weighted average number of shares outstanding:
        Basic and diluted                          13,916,442      10,503,003      12,672,025      10,501,886       6,438,148


See accompanying notes to financial statements.

PROUROCARE MEDICAL INC. (FORMERLY GLOBAL INTERNET COMMUNICATIONS, INC.) A DEVELOPMENT STAGE COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)


                                                                                                      Period from
                                                                       Nine months    Nine months    August 17,1999
                                                                          ended          ended        (inception) to
                                                                       September 30,   September 30,   September 30,
                                                                           2004           2003           2004
                                                                       -----------    -----------    -----------
Cash flows from operating activities:
      Net loss                                                         $(1,688,007)   $(1,450,597)   $(7,546,000)
      Adjustments to reconcile net loss to net cash
           used in operating activities:
               Depreciation and amortization                                 2,238          2,124          6,986
               Stock-based compensation                                    149,741        116,749        443,949
               Issuance of common stock for services rendered                   --             --        103,166
               Warrant issued for debt guarantees                          309,794             --        309,794
               Warrants issued for services                                114,914        187,060        302,464
               Amortization of debt issuance costs                          72,594         86,108        216,112
               License rights expensed as research and development,
                    paid by issuance of common stock to CS Medical
                    Technologies, LLC                                           --             --        475,000
               License rights expensed as research and development,
                    paid by issuance of common stock to Profile, LLC            --             --      1,713,600
               Changes in operating assets and liabilities:
                    Deposits                                                30,000         24,940             --
                    Other current assets                                   (43,516)       (42,642)       (50,395)
                    Other assets                                             7,590             --             --
                    Accounts payable                                      (242,558)       105,167        544,583
                    Accrued expenses                                      (113,014)       323,674        291,765
                    License obligation                                     (25,000)            --             --
                                                                       -----------    -----------    -----------
                        Net cash used in operating activities           (1,425,224)      (647,417)    (3,188,976)
                                                                       -----------    -----------    -----------
Cash flows from investing activities:
      Purchases of equipment and furniture                                  (3,020)            --        (13,963)
                                                                       -----------    -----------    -----------
                        Net cash used in investing activities               (3,020)            --        (13,963)
                                                                       -----------    -----------    -----------
Cash flows from financing activities:
      Net advances from (payments to) line of credit, bank                (860,000)       709,000             --
      Payment for recession of common stock                               (100,000)            --       (100,000)
      Payment of notes payable                                            (325,000)            --       (325,000)
      Net advances from (payments to) Clinical Network, Inc.               (24,301)       (75,000)         8,943
      Net advances from (payments to) CS Medical Technologies, LLC         (26,000)            --             --
      Cost of reverse merger                                              (162,250)            --       (162,250)
      Net proceeds from issuance of common stock                         4,339,825             --      5,204,244
                                                                       -----------    -----------    -----------
                        Net cash provided by financing activities        2,842,274        634,000      4,625,937
                                                                       -----------    -----------    -----------
                        Net increase (decrease) in cash                  1,414,030        (13,417)     1,422,998
Cash, beginning of the period                                                8,968         14,996             --
                                                                       -----------    -----------    -----------
Cash, end of the period                                                $ 1,422,998    $     1,579    $ 1,422,998
                                                                       ===========    ===========    ===========
Supplemental cash flow information:
      Cash paid for interest                                           $    35,521    $    27,789    $    75,100
      Non-cash investing and financing activities:
           Assumption of liabilities in the Profile, LLC transaction   $        --    $        --    $    25,000
           Warrants issued for debt issuance costs                     $        --    $   174,861    $   216,112
           Issuance of note payable for redemption of common stock     $   650,000    $        --    $   650,000
           Common stock issued in lieu of cash for
               accounts payable                                        $    77,225    $    12,705    $   193,096


See accompanying notes to financial statements.

                             PROUROCARE MEDICAL INC.
                 (FORMERLY GLOBAL INTERNET COMMUNICATIONS, INC.)
                           A DEVELOPMENT STAGE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 SEPTEMBER 30, 2004 AND 2003 AND THE PERIOD FROM
                AUGUST 17, 1999 (INCEPTION) TO SEPTEMBER 30, 2004
                                   (Unaudited)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business, Development Stage Activities, and Basis of Presentation. ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.) (the "Company") is a development stage company that is developing diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company's developmental activities have included the acquisition of several technology licenses, the development of a strategic business plan and a senior management team, product development, and fund raising activities.

         On April 20, 2004 Global Internet Communications, Inc. ("GICI") filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting the merger of GIC Acquisition Corp. ("Acquisition Co.") (then a wholly owned subsidiary of GICI), with and into ProUroCare Inc. ("ProUroCare") (Note 2). As described in the Current Report, for accounting purposes, the merger was accounted for as a reverse acquisition, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of GICI. The historical financial statements of ProUroCare become the historical financial statements of GICI, and the assets and liabilities of GICI are accounted for as required under the purchase method of accounting. Results of operations of GICI are included in the financial statements from April 5, 2004, the effective date of the merger. All share data has been restated to give effect of the merger under which each ProUroCare share was converted into 3 shares of GICI (Note 3).

         Change of Name; Trading Symbol. Effective April 26, 2004, the Company changed its name from Global Internet Communications, Inc. to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol changed to "PRRC".

         Interim Financial Information. The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U. S. Securities and Exchange Commission (the "SEC") for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. Operating results for the three and nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.), and notes thereto, for the fiscal year ended December 31, 2003, contained in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and with ProUroCare's audited financial statements, and notes thereto, for the fiscal year ended December 31, 2003, included as an exhibit to our Current Report on Form 8-K, filed on April 20, 2004.

         The financial information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented.

         Reclassifications. Certain accounts in the prior quarters' financial statements have been reclassified for comparative purposes to conform with the presentation in the current quarter financial statements. These reclassifications had no effect on the net loss or stockholders' equity.

         Research and Development Costs. Research and development costs are expensed as incurred.

         Net Loss Per Common Share. Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. Stock options and warrants are included in the calculation of diluted net income per share, using the treasury stock method, when the result is anti-dilutive. For both the three and nine months ended September 30, 2004, 1,485,000 options and 1,581,877 warrants were excluded since their effect is anti-dilutive. For both the three and nine months ended September 30, 2003, 960,000 options and 689,007 warrants were excluded since their effect is anti-dilutive.

         Stock-Based Compensation. Effective August 17, 1999, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS No. 123.

         At September 30, 2004, the Company has two stock-based employee compensation plans. ProUroCare adopted a stock option plan in April, 2002 covering the granting of options to employees and independent contractors. It permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares and cash awards. In July, 2004 a second stock option plan was adopted. This plan also covers the granting of options to employees and independent contractors and permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares and cash awards.

         In determining the compensation cost of the options granted during the three and nine months ended September 30, 2004 and 2003, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black Scholes pricing model and the weighted average assumptions of used in these calculations are summarized as follows:


                                       FOR THE THREE         FOR THE NINE
                                  MONTHS ENDED SEPTEMBER  MONTHS ENDED SEPTEMBER
                                  ----------------------  ---------------------
                                      2004       2003       2004       2003
                                  ---------    ---------  --------    ---------

Risk-free Interest Rate               4.26%       n/a        4.18%       n/a

Expected Life of Options Granted   10 years       n/a     10 years       n/a

Expected Volatility                   42.1%       n/a        12.4%       n/a

Expected Dividend Yield                  0        n/a           0        n/a

NOTE 2.  MERGER

         Merger. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 2, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co.") and ProUroCare Inc., a privately held Minnesota corporation ("ProUroCare"), Acquisition Co. merged with and into ProUroCare, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. On April 5, 2004, the Company announced the effectiveness of the Merger through a press release and subsequent Current Report on Form 8-K, filed on April 20, 2004.

         Prior to the Merger, one ProUroCare shareholder, Profile, L.L.C. ("Profile") had dissented from the Merger proposal as the registered holder of securities beneficially owned by certain shareholders holding, in the aggregate, 308,465 shares of ProUroCare's common stock. As described below, Profile and ProUroCare entered into an agreement relative to these dissenting shareholders.

         Concurrent with the consummation of the Merger, ProUroCare delivered definitive documents related, among other things, to the purchase of 300,000 shares of ProUroCare common stock from the dissenting shareholders for $750,000; and shareholders beneficially holding the remaining 8,465 shares of ProUroCare common stock withdrew their dissents from the Merger. These redemption transactions had the result of decreasing the aggregate number of shares of ProUroCare common stock outstanding immediately prior to the Merger, and thereby reduced the anticipated total number of shares of common stock of the Company issued and outstanding immediately after the Merger.

         At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of ProUroCare that were outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of ProUroCare common stock issued to the Company. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger.


         GICI was a non-operating public shell company at the time of the Merger. Accordingly, the Merger transaction was recorded as a recapitalization rather than a business combination. The assets and liabilities resulting from the reverse acquisition were the former ProUroCare assets and liabilities (at historical cost) plus a $13,500 accrued GICI liability (assumed at historical cost). There were no other assets or liabilities on GICI's books at the time of the Merger.


         Upon consummation of the merger, pre-merger GICI shareholders own approximately 18% of the outstanding common stock of the post-merger Global Internet Communications, Inc., and former ProUroCare shareholders own approximately 82% of the outstanding common stock of the post-merger Global Internet Communications, Inc. On a fully-diluted basis, pre-merger GICI shareholders own approximately a 13% equity interest in the post-merger Global Internet Communications, Inc., and former ProUroCare shareholders will own approximately 87%. For purposes of the preceding sentence, fully-diluted means that the number of shares of common stock issuable upon exercise of outstanding stock options and warrants are deemed to be outstanding. The ownership percentages are based on the number of shares of Global Internet Communications, Inc. and ProUroCare common stock, warrants and stock options outstanding on April 5, 2004.

         The following table sets forth the dilution to Global Internet Communications, Inc. shareholders as a result of the merger:

        OWNERSHIP OF COMMON STOCK OF GLOBAL INTERNET COMMUNICATIONS, INC.
                                AFTER THE MERGER


                               Before Merger          After Merger        After Private Placement
                          ---------------------  ---------------------    ----------------------
                          Outstanding    Fully   Outstanding    Fully     Outstanding    Fully
           Holder           Stock       Diluted     Stock      Diluted       Stock      Diluted
                          -----------   -------  -----------   -------    -----------   --------
GICI Shareholders                 100%      100%          18%       13%            15%        11%

ProUroCare Shareholders             0%        0%          82%       87%            70%        78%

Private Placement
Memorandum Shareholders             0%        0%           0%        0%            15%        11%
                          -----------   -------  -----------   -------    -----------   --------
Total                             100%      100%         100%      100%           100%       100%
                          ===========   =======  ===========   =======    ===========   ========



         Settlement of Dispute with Profile L.L.C. Prior to the Merger, ProUroCare was involved in a dispute with a significant shareholder, Profile, which also licenses to ProUroCare certain intellectual property essential to the development of the ProUroCare's main product, the ProUroScan(TM), pursuant to a License Agreement (the "License Agreement"). Profile had alleged that ProUroCare was in default of the License Agreement; and ProUroCare had denied such default. Furthermore, the closing of the Offering was contingent upon ProUroCare's resolving such dispute with Profile.


         On March 23, 2004, ProUroCare and Profile entered into a Letter of Understanding pursuant to which they agreed (effective upon April 5, 2004) to the following, among other things:

         Profile withdrew its default letters and waived all existing defaults under the License Agreement.


         ProUroCare committed to spend at least $1,200,000 in connection with the development of the ProUroScan(TM).


         ProUroCare purchased 300,000 of the 308,465 (pre-conversion) shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000, of which $100,000 was paid on April 5, 2004. The remaining $650,000 is payable in two equal quarterly installments of $325,000 commencing ninety days after April 5, 2004, pursuant to promissory a note. This note is secured by all of the assets of ProUroCare. Dissents for the remaining 8,465 shares were withdrawn, and participated in the Merger.

         Maurice Taylor, Chairman of ProUroCare (and the Company's Chairman), agreed to certain restrictions on the sale of the shares of ProUroCare (and shares of common stock of the Company) owned by him until the above-described promissory note in favor of Profile is paid in full.

           ProUroCare committed to provide Profile (the owner of 3,084,999 shares of the Company's common stock following the Merger) certain registration rights.

         Private Placement of the Company's Common Stock. In connection with the Merger Agreement, the Company commenced a private placement offering of a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. Shares of common stock issued and issuable in the private placement are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing occurred on April 5, 2004, at which time the Company issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. As of the final closing on July 31, 2004, the Company issued an additional 225,000 shares at $2.00 per share, aggregating to additional gross proceeds of $450,000.

         As part of the private placement, a consultant was engaged by the Company to provide financial-advisory services to the Company. Under terms of the consulting arrangement, the consultant was paid a total of $52,000, and issued a warrant for 300,000 shares of common stock. The warrant has a three-year term and is exercisable at $2.00 per share. Costs associated with the private placement were $70,175, including the amounts paid to the consultant noted above.

         Pro Forma Financial Information. The following unaudited pro forma condensed results of operations for the three and nine months ended September 30, 2003 and the nine month period ended September 30, 2003, gives effect to the reverse merger with Global Internet Communications, Inc. and the private placement of the Company's common stock as if such transactions had occurred on January 1, 2003.

         The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations:

THREE MONTH PERIOD ENDED SEPTEMBER 30, 2003:


                                                     Global Internet   Proforma
                                      ProUroCare     Communications   Adjustments   Proforma Results
                                     ------------    ---------------  ------------  ----------------
Sales, net                           $         --    $         --    $         --   $         --

Loss from operations                 $   (342,620)   $     (1,423)   $         --   $   (344,043)

Net loss                                 (409,105)   $     (1,423)   $         --   $   (410,528)

Net loss per share-basic and         $      (0.04)             --              --   $      (0.03)
diluted
Shares outstanding - basic and         10,503,003              --       3,402,000(1)  13,905,003
diluted


THREE MONTH PERIOD ENDED SEPTEMBER 30, 2004:
The entire period was after the merger, therefore there are no proforma adjustments.

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003:


                                                     Global Internet   Proforma
                                      ProUroCare     Communications   Adjustments   Proforma Results
                                     ------------    ---------------  ------------  ----------------
Sales, net                           $         --    $         --    $         --   $         --

Loss from operations                 $ (1,281,588)   $     (7,463)   $         --   $ (1,289,051)

Net loss                               (1,450,597)   $     (6,408)   $         --   $ (1,457,005)

Net loss per share-basic and         $      (0.14)             --              --   $      (0.10)
diluted
Shares outstanding - basic and         10,501,886              --       3,402,000(1)  13,903,886
diluted

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004:



                                                     Global Internet   Proforma
                                      ProUroCare     Communications   Adjustments     Proforma Results
                                     ------------    ---------------  -------------   ----------------
Sales, net                           $         --    $         --    $         --     $         --

Loss from operations                 $ (1,231,372)   $   (199,113)   $    205,028(2)  $ (1,225,457)

Net loss                               (1,688,007)   $   (199,183)   $    205,028(2)  $ (1,682,162)

Net loss per share-basic and         $      (0.13)             --              --     $      (0.12)
diluted
Shares outstanding - basic and         12,672,025              --       1,106,135(3)    13,778,160
diluted

NOTES TO PRO FORMA ADJUSTMENTS

(1) This adjustment restates the number of weighted average shares outstanding as if the Merger and Private Placement had occurred at the beginning of the period. The adjustment consists of 2,097,000 shares of GICI common stock outstanding at the time of the Merger, 2,205,000 shares issued pursuant to the Private Placement, less 900,000 shares redeemed under dissenters' rights.

(2) This adjustment is for non-recurring consulting expenses related to the Merger, paid by GICI.

(3) This adjustment restates the number of weighted average shares outstanding as if the Merger and Private Placement had occurred at the beginning of the period. The adjustment is computed as the difference between the weighted average effect of additional shares issued pursuant to the Merger and Private Placement (2,097,000 shares of GICI common stock outstanding at the time of the Merger, 2,205,000 shares issued pursuant to the Private Placement, less 900,000 shares redeemed under dissenters' rights) and the total of the same transactions as if they had occurred at the beginning of the period.


NOTE 3.  SHAREHOLDERS' EQUITY

         On February 16, 2004 Raymond John Demman was appointed as Chief Executive Officer, Chief Financial Officer, and Director of the Company. Also on that date, the Board of Directors authorized the issuance of 500,000 shares of the Company's common stock to Mr. Demman in exchange for $5,000. Effective with the Merger on April 5, 2004, Mr. Demman resigned from the Company.

         On March 5, 2004 the Company canceled 1,053,000 shares of common stock held by the Company's previous officers and directors.

         On March 26, 2004 the Company issued 650,000 shares of common stock to two consultants pursuant to consulting agreements. The value of these services (approximately $102,000) was expensed in the first quarter of 2004.

         At the effective time of the Merger ProUroCare purchased 300,000 shares with respect to which dissenters rights were exercised. The remaining 3,201,001 shares of common stock of ProUroCare outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of ProUroCare common stock issued to the Company. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger.

         On April 5, 2004, the Company had the first closing on its private placement offering, at which time the Company issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3,960,000. As of the final closing date, July 31, 2004 the Company issued an additional 225,000 shares with additional gross proceeds of $450,000. As part of the private placement, a consultant was engaged by the Company to provide financial-advisory services to the Company. Under terms of the consulting arrangement, the consultant was paid a total of $52,000, and issued a warrant for 300,000 shares of common stock. The warrant has a three-year term and is exercisable at $2.00 per share. Costs associated with the private placement were $72,850, including the amounts paid to the consultant noted above.

         Upon the closing of the Company's private placement and Merger on April 5, 2004, certain exercise-price protections and anti-dilution provisions of warrants issued to guarantors of the Company's bank line of credit became effective. Under the terms of these provisions, holders of warrants to purchase 642,870 shares of the Company's common stock at $2.33 per share became eligible to purchase a total of 1,017,882 shares at $1.67 per share. These warrants, valued at $309,794 using the Black Scholes pricing model, were expensed at the time of issuance.

         Also on April 5, 2004, in connection with the Company's private placement, the Company issued a warrant to purchase 300,000 shares of its common stock at $2.00 per share to a consultant.

         A vendor was issued 38,613 shares of the Company's common stock in May, 2004 as payment for product development work valued at $77,225.

         On July 20, 2004, in connection with an employment agreement as of the same date, the Company issued options to purchase 200,000 shares of its common stock to Richard Thon, its Chief Financial Officer. The options vest ratably over a three year period, have a 10 year life, and an exercise price of $2.50 per share. The options were valued using the Black Scholes pricing model (see
Note 1) and are being expensed over the vesting period as general and administrative expense.

NOTE 4.  NOTE PAYABLE

         Concurrent with the merger and as part of the settlement of the Profile dispute, ProUroCare purchased 300,000 shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000, of which $100,000 was paid on April 5, 2004. The remaining $650,000 was payable in two equal quarterly installments of $325,000 commencing ninety days after April 5, 2004, pursuant to terms of a promissory note issued by the Company. This note is collateralized by all of the assets of ProUroCare and bears interest at a rate of 6.5% per annum. On July 5, 2004 the Company paid the first $325,000 installment, plus accrued interest.

NOTE 5.  LEGAL PROCEEDING

         On April 2, 2004, Todd Leonard, the former President and Chief Operating Officer of ProUroCare Inc., the Company's wholly owned subsidiary as of the date of this report, commenced a lawsuit in Minnesota district court asserting certain claims against ProUroCare Inc. and the Company that relate to Mr. Leonard's separation of employment with ProUroCare Inc prior to the Merger. Mr. Leonard's complaint seeks approximately $228,000 in monetary damages, injunctive relief, punitive damages and fines under Minnesota law and payment of litigation costs and attorneys' fees. The Company disputes Mr. Leonard's claims. The Company does not believe that this litigation, even if finally determined against it, would have a materially adverse effect on the Company or its business. During the three and nine month periods ended September 30, 2004 the Company recorded a reserve provision of $75,000 as a contingent liability related to this lawsuit.

NOTE 6.  SUBSEQUENT EVENTS

         On October 4, 2004 the Company paid the final $325,000 installment (plus accrued interest) to Profile, LLC pursuant to a promissory note (Note 4). Following this payment, all restrictions on the sale of ProUroCare Shares by Maurice Taylor under the Letter of Understanding with Profile (Note 2) were removed.


         On October 12, 2004 the Company reached an agreement with one of its ProUroScan research and development contractors, Minnetronix Inc., regarding payment of amounts due to Minnetronix for past and future work. Under this agreement, the Company paid $80,538 of its outstanding balance due to Minnetronix, and issued an unsecured promissory note for the remaining balance of $241,613. The promissory note is payable in 12 monthly installments beginning November 1, 2004, and bears interest at a 6% annual rate. At the same time, the Company settled $133,323 of accrued finance charges with a $44, 441 cash payment and by issuing 44,441 shares of ProUroCare common stock. In addition, the Company paid $200,000 to Minnetronix as a deposit on future development work, to be applied to the last mutually agreed upon project expenses.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ProUroCare Medical Inc.

         The Company's articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

         Insofar as indemnification for liabilities arising under the Securities Act business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

         SEC registration fee ............................     $    5,000
         Legal fees and expenses .........................         25,000
         Accounting fees and expenses ....................         15,000
         Printing and engraving expenses..................          5,000
         Miscellaneous ...................................          5,000
                                                               ----------
         Total ...........................................     $   55,000
                                                               ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         Note: All shares and share prices in this section have been adjusted to reflect the 3-for-1 exchange ratio of the Company's shares issued for each share of PUC in the Merger.

Stock Transactions:

         On July 6, 2001, PUC issued 3,000,000 shares of PUC common stock to CS in connection with the CS Medical License Agreement. In consideration, PUC received the license rights to microwave treatment technology. The shares were issued in a private placement under Rule 506 and Section 4(2) of the Securities Act.

         On January 14, 2002, PUC issued 3,999,999 shares of PUC common stock to Profile in connection with the Profile License Agreement. In consideration, PUC received the license rights to Profile's prostate-imaging system and related patent technology. All of the shares issued to Profile were issued under Rule 506 and Section 4(2) of the Securities Act.

         Between June 25 and November 22, 2002, PUC sold and issued an aggregate of 453,345 shares of PUC common stock for aggregate proceeds of $1,056,294, solely to accredited investors in a private placement under Rule 506 of the Securities Act.

         On November 22, 2002, PUC sold and issued 44,214 shares of PUC common stock to a consultant and a supplier for services rendered during 2002. The services were valued by the Company at an aggregate of $103,166, and the shares were issued in a private placement under Section 4(2) of the Securities Act.

         On or about March 11, 2002, the Company (f/k/a Global Internet Communications, Inc.) sold and issued 1,000,000 units at a price of $0.10 per unit pursuant to a Regulation A offering to raise an aggregate of $100,000. Each unit consisted of one share of Company common stock and a warrant to purchase an additional share of Company common stock at a per-share price of $0.125. Subsequently, the warrants were cancelled prior to the Merger.

         On February 25, 2003, PUC sold and issued 5,445 shares of PUC common stock to a consultant in lieu of cash for an account payable of $12,705. The shares were issued in a private placement under Section 4(2) of the Securities Act.

         On February 16, 2004 Raymond John Demman was appointed as Chief Executive Officer, Chief Financial Officer, and director of the Company. Also on that date, the board of directors authorized the issuance of 500,000 shares of the Company's common stock to Mr. Demman in exchange for $5,000, in a private placement exempt from the registration requirements of the Securities Act under
Section 4(2) of the Securities Act.

         On March 5, 2004 the Company cancelled 1,053,000 shares of common stock held by the Company's previous officers and directors for no consideration.

         On March 26, 2004 the Company issued 650,000 shares of common stock to two consultants pursuant to consulting agreements. The value of these services (approximately $102,000) was expensed in the first quarter of 2004. The securities were in a private placement exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

         In connection with the Merger, the Company engaged in a private-placement offering of common stock pursuant to an exemption from the registration requirements of the Securities Act (the "Private Placement"). In the Private Placement, the Company offered a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Rule 506 promulgated under the Securities Act and under Section 4(2) of the Securities Act. Shares of common stock issued and issuable in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing of the Private Placement occurred on April 5, 2004 (the same day as the closing of the Merger), at which time the Company had received and accepted subscriptions for 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. Since the date of the initial closing, the Company has received and accepted subscriptions for an additional 220,000 shares of common stock at $2.00 per share. As of the date of the filing of the registration statement of which this prospectus is a part, the Private Placement has ended. In total, the Company has issued and sold 2,205,000 shares of common stock, raising an aggregate of $4.41 million in gross proceeds.

         On April 5, 2004, we closed the Merger pursuant to which Acquisition Co., a wholly owned subsidiary of the Company, merged with and into PUC. Upon the Merger, the legal existence of Acquisition Co. ceased and all 3,501,001 shares of PUC common stock that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. This cancellation and issuance caused PUC to become a wholly owned subsidiary of the Company. In exchange for the cancellation of their PUC common shares, the former PUC shareholders received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger. The exchange of securities pursuant to the Merger was not a public distribution of securities and qualifies as a private placement under Section 4(2) of the Securities Act.

         On May 25, 2004, a vendor was issued 38,613 shares of Company common stock in satisfaction of liabilities related to product development work valued at $77,225. The shares were issued under Section 4(2) of the Securities Act.


         On November 9, 2004, a vendor was issued 44,441 shares of Company common stock in satisfaction of liabilities related to product development work valued at $88,882. The shares were issued under Section 4(2) of the Securities Act.

Warrant Issuances:

         On April 19, 2002, PUC issued a warrant to purchase 30,000 shares of PUC common stock to a director that is exercisable at $1.13 per share. The warrant was issued in connection with the services provided by the director. As a result of the resignation of the director, effective December 31, 2003, only 24,999 shares have vested. The warrant may be exercised through December 31, 2004, and was issued in a private placement under Section 4(2) of the Securities Act.

         In connection with a private placement to accredited investors, PUC issued warrants to purchase 45,348 shares of common stock to two individuals related to services rendered in connection with the private placement. These warrants are exercisable through November 2006 at $2.33 per share. The warrants were issued in a private placement under Section 4(2) of the Securities Act.

         In November 2002, PUC granted a five-year warrant to purchase 1,500 shares of common stock to a consultant for services rendered in connection with a consulting agreement, at an exercise price of $2.33 per share. The warrant was issued a private placement under Section 4(2) of the Securities Act

         Between March and December, 2003, warrants to purchase an aggregate of 642,870 shares of PUC common stock at $2.33 per share were issued to nine individuals, including one PUC director, in exchange for their guarantee of certain bank lines of credit. Upon the closing of the Company's private placement and the Merger on April 4, 2004, certain exercise-price protections and anti-dilution provisions of warrants issued to the guarantors became effective. Under the terms of these provisions, holders of these warrants became eligible to purchase a total of 1,017,882 shares at $1.67 per share. As a result, these warrant holders may exercise these warrants as follows: 339,294 shares through February 2008; 390,189 shares through August, 2008, 101,790 shares through September, 2008, and 186,609 shares through December 31, 2008. The warrants were issued in private placements under Section 4(2) of the Securities Act.


         On June 30, 2003, PUC issued a four-year warrant to a supplier to purchase an aggregate of 92,148 shares of PUC common stock at a per-share exercise price of $0.33. The warrants were issued in a private placement under
Section 4(2) of the Securities Act.

         On July 19, 2004, the Company issued warrants to a supplier to purchase an aggregate of 100,000 shares of its common stock at a per-share exercise price of $2.00. The warrants were issued in a private placement under Section 4(2) of the Securities Act.

         On December 2, 2004, the Company issued warrants to a supplier to purchase an aggregate of 200,000 shares of its common stock at a per-share exercise price of $2.00. The warrant was issued in a private placement under
Section 4(2) of the Securities Act.


Option Issuances:

         On March 20, 2002, PUC granted an aggregate of 900,000 employee stock options to officers and directors that are exercisable at $1.13 per share. The officer's options vest ratably over a 36-month period ending December 2004, while the director's options vested ratably over a 24-month period ended April 2004. Vested options may be exercised up to ten years from the date of issue. The options were granted in partial consideration for services rendered and to be rendered, and were issued in a private placement under Section 4(2) of the Securities Act.

         On March 20, 2002, PUC issued nonqualified stock options to two consultants to acquire 30,000 shares each of PUC common stock at $1.13 per share. These options are fully vested, and may be exercised though April 2012. The options were issued in a private placement under Section 4(2) of the Securities Act.

         On February 1, 2004, PUC issued 450,000 employee stock options to Michael P. Grossman, PUC's Chief Executive Officer. These options are exercisable at $2.00 per share through February 2014. The options were issued in a private placement under Section 4(2) of the Securities Act.

         On February 1, 2004, PUC issued 30,000 nonqualified stock options to a consultant in consideration of services rendered. These options are exercisable at $2.00 per share through February 2014. The options were issued in a private placement under Section 4(2) of the Securities Act.

         On July 21, 2004, the Company issued 200,000 employee stock options to Richard B. Thon, the Company's Chief Financial Officer, in connection with his employment agreement. These options are exercisable at $2.50 per share through July of 2014. The options were issued in a private placement under Section 4(2) of the Securities Act.


ITEM 27.   EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

   EXHIBIT NO. DESCRIPTION

       2.1 Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed April 20, 2004).

       2.2 Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed April 20, 2004).


       3.1 Articles of Incorporation of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.1 to registration statement on Form SB-2 filed August 3, 2004).

       3.2    Bylaws of ProUroCare  Medical Inc.  (incorporated  by reference to
              Exhibit 3.2 to registration statement on Form SB-2 filed August 3,
              2004).

       4.1 Warrant to purchase common stock of ProUroCare Inc., and assumed by ProUroCare Medical Inc. pursuant to the Agreement of Merger and Reorganization referenced in Exhibit 2.1, issued in favor of Cordova Ventures, Inc. on April 19, 2002 (incorporated by reference to Exhibit 4.1 to registration statement on Form SB-2 filed August 3, 2004).

       4.2 Warrant to purchase 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (incorporated by reference to Exhibit 4.2 to registration statement on Form SB-2 filed August 3, 2004).

       4.3 Warrant to purchase 90,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. on July 19, 2004 (incorporated by reference to Exhibit 4.3 to registration statement on Form SB-2 filed August 3, 2004).

       4.4 Warrant to purchase 10,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Vladimir Drits on July 19, 2004 (incorporated by reference to Exhibit 4.4 to registration statement on Form SB-2 filed August 3, 2004).


       4.5 Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (incorporated by reference to Exhibit 4.5 to registration statement on Form SB-2 filed August 3, 2004).

       4.6 Warrant to purchase 90,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc.
              effective as of July 19, 2004, in exchange for the warrant referenced as Exhibit Item 4.3 (incorporated by reference to Exhibit 4.6 to registration statement on Form SB-2 filed October 1, 2004).

       4.7 Warrant to purchase 10,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Vladimir Drits effective as of July 19, 2004, in exchange for the warrant referenced as Exhibit
              Item 4.4 (incorporated by reference to Exhibit 4.7 to registration statement on Form SB-2 filed October 1, 2004).

       4.8 Warrant to purchase 180,000 shares of common stock of ProUroCare Medical Inc. in favor of Artann Laboratories, Inc. effective as of December 2, 2004 (filed herewith).

       4.9 Warrant to purchase 20,000 shares of common stock of ProUroCare Medical Inc. in favor of Vladimir Drits as of December 2, 2004 (filed herewith).



       5.1    Opinion of Maslon Edelman Borman & Brand, LLP (filed herewith).

       10.1 License Agreement with Profile, L.L.C, dated January 14, 2002, as amended on March 22, 2002 (incorporated by reference to Exhibit
              10.1 to Current Report on Form 8-K filed April 20, 2004).

       10.2 Research and Development Agreement by and among ProUroCare Medical Inc., Artann Laboratories, Inc. and Armen Sarvazyan, dated July 15, 2004 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 3, 2004).

       10.3 Development Agreement by and among ProUroCare Medical Inc., Artann Laboratories, Inc. and Armen Sarvazyan, dated July 15, 2004 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 3, 2004).


       10.4 Letter of Understanding by and between Profile LLC and ProUroCare Inc., dated March 23, 2004 (incorporated by reference to Exhibit
              10.4 to registration statement on Form SB-2 filed August 3, 2004).

       10.5 Employment Agreement by and between ProUroCare Inc. and Maurice R. Taylor, II, dated January 1, 2002 (incorporated by reference to
              Exhibit 10.5 to registration statement on Form SB-2 filed August 3, 2004).

       10.6 Employment Agreement by and between ProUroCare Inc. and Michael P. Grossman dated February 1, 2004 (incorporated by reference to
              Exhibit 10.6 to registration statement on Form SB-2 filed August 3, 2004).

       10.7 ProUroCare Medical Inc. 2002 Stock Option Plan (incorporated by reference to Exhibit 10.7 to registration statement on Form SB-2 filed August 3, 2004).

       10.8 ProUroCare Medical Inc. 2004 Stock Option Plan (incorporated by reference to Exhibit 10.8 to registration statement on Form SB-2 filed August 3, 2004).

       10.9 Employment Agreement by and between ProUroCare Inc. and Richard B. Thon, dated July 21, 2004 (incorporated by reference to Exhibit
              10.9 to  registration  statement  on Form SB-2  filed  October  1,
              2004).

       10.10 License Agreement by and between CS Medical Technologies, LLC and ProUroCare Inc., dated July 6, 2001 (incorporated by reference to
              Exhibit 10.10 to registration statement on Form SB-2 filed October 1, 2004).

       10.11 License Agreement by and between Rensselaer Polytechnic Institute and ProUroCare Inc., dated July 13, 2001 (incorporated by reference to Exhibit 10.11 to registration statement on Form SB-2 filed October 1, 2004).

       10.12 License Agreement by and between Profile, LLC and ProUroCare Inc., dated January 14, 2002 (incorporated by reference to Exhibit 10.14 to registration statement on Form SB-2 filed October 1, 2004).

       10.13 First Amendment to License Agreement by and between Profile, LLC and ProUroCare Inc., dated March 22, 2002 (incorporated by reference to Exhibit 10.13 to registration statement on Form SB-2 filed October 1, 2004).

       10.14 Consulting Agreement by and between Dr. Neal Shore and ProUroCare Inc., dated January 1, 2003 (with compensation amendment effective January 1, 2004) (incorporated by reference to Exhibit 10.14 to registration statement on Form SB-2 filed October 1, 2004).

       10.15 Letter of Understanding by and between Profile, LLC and ProUroCare Inc., dated March 23, 2004 (incorporated by reference to Exhibit
              10.15 to  registration  statement  on Form SB-2  filed  October 1,
              2004).

       10.16 Minnetonix Agreement and Promissory Note dated October 12, 2004 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed November 16, 2004).


       16.1   Letter  of  Manning   Elliott   regarding   change  in  certifying
              accountant (incorporated by reference to Exhibit 16.1 to Current Report on Form 8-K/A filed on April 26, 2004).


       21.1 List of Subsidiaries of ProUroCare Medical Inc. (incorporated by reference to Exhibit 21.1 to registration statement on Form SB-2 filed August 3, 2004).


       23.1   Consent of Virchow, Krause & Company, LLP (filed herewith).

       23.2   Consent of Manning Elliott (filed herewith).

       23.3   Consent of Maslon Edelman Borman & Brand, LLP (included as part of
              Exhibit 5.1).


       23.4 Consent of Gerald G. Grey & Associates (incorporated by reference to Exhibit 23.4 to registration statement on Form SB-2 filed October 1, 2004).


       24.1   Power of Attorney (included on signature page hereof).

ITEM 28.  UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee-benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on December 17, 2004.



                                      PROUROCARE MEDICAL, INC.


                                      By: /s/ Michael P. Grossman
                                        ----------------------------------------
                                        Michael P. Grossman
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby constitutes and appoints Michael P. Grossman and Richard Thon as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 17th day of December, 2004, by the following persons in the capacities indicated.



Name                                  Title

         /s/ Michael P. Grossman      President and Chief Executive Officer
-----------------------------------   (Principal Executive Officer)
         Michael P. Grossman

         /s/ Richard Thon             Chief Financial Officer
-----------------------------------   (Principal Financial and Accounting
         Richard Thon                  Officer)

         /s/ Maurice R. Taylor, II    Director
-----------------------------------
         Maurice R. Taylor, II

         /s/ David Koenig             Director and Secretary
-----------------------------------
         David Koenig

         /s/ Alex Nazarenko           Director
-----------------------------------
         Alex Nazarenko